                                                                     EXHIBIT 2.3

                         UNITED STATES BANKRUPTCY COURT

                         EASTERN DISTRICT OF LOUISIANA

In re:                                $
                                      $
FORCENERGY INC,                       $          Case No. 99-11391 "A"
    Debtor.                           $          Chapter 11
                                      $
Jointly Administered with             $
                                      $
In re:                                $
                                      $
FORCENERGY RESOURCES, INC.            $          Chapter 99-11392 "A"
    Debtor                            $          Chapter 11



                         DEBTORS JOINT PLAN SUPPLEMENT

Hugh M. Ray, Tx. Bar No. 16611000          Jan M. Hayden, La. Bar No. 6672
James Donnell, Tx. Bar No. 05981300        Bernard H. Berins, Bar No. 3302
Douglass G. Walter, N.Y. Bar No. Dw5817    Tristan Manthey, La. Bar No. 24539
ANDREWS & KURTH, LLP                       HELLER, DRAPER, HAYDEN & HORN, L.L.C.
600 Travis, Suite 4200                     650 Poydras Street, Suite 2500
Houston, Texas 77002                       New Orleans, Louisiana 70130-6103
Telephone: 713-220-4200                    Telephone: 504-568-1888
Fax: 713-220-4285                          Fax: 504-522-0949

Co-Counsel for Debtors


             New Orleans, Louisiana, this 8th day of November 1999

                               TABLE OF CONTENTS

EXHIBIT                        DOCUMENT DESCRIPTION
1             the Amended Forcenergy Certificate of Incorporation;

2             the Amended Forcenergy Bylaws;

3             the Amended Resources Certificate of Incorporation;

4             the Amended Resources Bylaws;

5             the New Senior Credit Facility;

6             the Cramdown Note, as necessary;

7             the Cramdown Security Agreement, as necessary;

8             the Subscription Preferred Stock Designation;

9 the Subscription Warrant Agreement, including the form of Subscription Warrant;

10            the Commitment Agreement;

11            the form of certificate for the Subscription Preferred Stock;

12            the New Stock Option Plan;

13            the New Employee Stock Purchase Agreement;

14            the form of Employee Option;

15            the form of Employment Agreement;

16 the investment guidelines for Cash held in Reserve under the Plan in respect of Disputed Claims;

17            the Warrant Agreements, including the form of Warrant;

18            the Registration Rights Agreement; and

19            the form of certificate for the New Forcenergy Common Stock.

                                                                       EXHIBIT 1
                                                               DRAFT OF 10/22/99
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FORCENERGY INC

     Forcenergy Inc, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies that:

     1. The United States Bankruptcy Court for the Eastern District of Louisiana (the "Court"), in Case Nos. 99-11391"A" and 99-11392"A" pursuant to Chapter 11 of Title 11 of the United States Code, has confirmed a plan of reorganization (the "Plan") for the Corporation, pursuant to Chapter 11 of Title 11 of the United States Code;

     2. In accordance with Section 303(c) of the General Corporation Law of the State of Delaware, a certified copy of the Plan is being filed with the Secretary of State of the State of Delaware (the "Secretary") together with this Certificate;

     3. The provision for the making of this Certificate is contained in the Plan; and

     4. Pursuant to the Plan and the filing of a certified copy of the Plan with the Secretary, the Corporation's Certificate of Incorporation are amended and restated to read as follows:

                                    ARTICLE I
                                      NAME

     The name of the corporation is Forcenergy Inc (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware and the name of its registered office at such address are:

            The Prentice-Hall Corporation System, Inc.
            1013 Centre Road,
            Wilmington, Delaware 19805

                                   ARTICLE III
                                CORPORATE PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

     The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which stock One Hundred Million (100,000,000) shares of the par value of $.01 per share shall be designated Common Stock ("Common Stock") and Ten Million (10,000,000) shares of the par value of $.01 per share shall be designated Preferred Stock ("Preferred Stock"). Each share of Common Stock shall be entitled to one vote.

     No stockholder shall have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

     The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution". The Board of Directors is hereby authorized to fix and determine such variations in the designations, preferences and relative, participating, optional or other special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into Common Stock or other securities, redemption provisions or sinking fund provisions) as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions of such rights, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution.

                                    ARTICLE V
                                     BYLAWS

       The Bylaws may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but the Bylaws adopted by the Board of Directors of the Corporation may be amended or repealed by the affirmative vote of the holders of a majority of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article V as a single class.

                                   ARTICLE VI
                                    DIRECTORS

     Section 1. Powers. Except as otherwise expressly provided in this Certificate of Incorporation or the Bylaws, all of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, shall be exercised exclusively by or at the direction of the Board of Directors of the Corporation.

     Section 2. Number and Terms of Directors. The number of directors of the Board of Directors of the Corporation shall be as specified in the Bylaws. Each director will serve for a term ending on the next annual stockholders' meeting following the annual meeting at which the director was elected. Each director will serve until his successor shall have been duly elected and qualified, or until his earlier resignation or removal.

     Newly created directorships resulting from any increase in the number of directors between annual meetings of the stockholders and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though constituting less than a quorum of the Board of Directors. The foregoing shall not apply to new directors elected by holders of any preferred stock pursuant to a Certificate of Designations established by the Board of Directors or in order to comply with the requirements of any national securities exchange on which the stock of the Corporation is then listed, in which case such directors shall serve terms as set forth in a separate Certificate of Designations established by the Board of Directors to govern the terms, rights, preferences and limitations of such preferred stock. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   ARTICLE VII
                   ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meetings. Annual meetings of the stockholders of the Corporation for the election of directors shall be held on a date and at a time and place designated by or in the manner provided in the Bylaws. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a registered stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

         (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

         (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business;

         (c) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder; and

         (d) any material interest of the stockholder in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Article VII, Section 1. The Chairman of the annual meeting, or such other person as may be designated by a majority of the Board of Directors, shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article VII, Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2. Special Meetings. Special meetings of the stockholders may be called by the President and shall be called by the Secretary (1) at the request of a majority of the Board of Directors or (2) at the written request of stockholders holding together at least a majority of the shares of the Corporation entitled to vote at the meeting. Special meetings of the stockholders may not be called by any other person. Notice of special meetings shall be given by the President, or the Secretary at the direction of the President, a majority of the Board of Directors or stockholders holding together at least a majority of the shares of the Corporation entitled to vote at the meeting; provided that the direction for such notice shall comply with applicable securities and other law; and provided further, in connection with a notice pursuant to a request by stockholders, the Board of Directors shall be entitled to include such other information or disclosure accompanying the notice as the Board of Directors shall deem desirable. Only business that has been stated in the notice of a special meeting of stockholders may be transacted at the special meeting.

     Section 3. Written Consents of Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE VIII
                                     RIGHTS

     The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from shares of capital stock or other securities of the Corporation. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

         (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

         (b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.

         (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

         (d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

         (e) Provisions that permit the Corporation to redeem the Rights.

         (f) The appointment of one or more agents to take specified actions on behalf of the Corporation with respect to the Rights.


                                   ARTICLE IX
                              REMOVAL OF DIRECTORS

     A director of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the stock entitled to vote upon his election.

                                    ARTICLE X
                      RIGHT TO AMEND OR REPEAL CERTIFICATE

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE XI
                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                      AND OTHER AUTHORIZED REPRESENTATIVES

     Section 1. Directors. The Corporation shall indemnify its present and former directors against liabilities, damages, settlements, and expenses (including attorneys' fees) incurred in connection with the Corporation's affairs and by reason of the fact that he is or was a director or is serving at the request of the Corporation as a director of other corporations, partnerships, joint ventures, trusts or other enterprises, to the fullest extent permitted by the law, and as more particularly set forth in the Corporation's Bylaws. Such indemnification provisions of the Corporation's Bylaws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

     Section 2. Officers, Employees and Agents. The Corporation shall indemnify its present or former officers, and may indemnify its present or former employees and agents, and persons presently or formerly serving at the request of the Corporation as officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, to the fullest extent permitted by law and as more particularly set forth in the Corporation's Bylaws. Such indemnification provisions of the Corporation's Bylaws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

     Section 3. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article XI.

     Section 4. Indemnification Agreements. The Corporation shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Corporation, or with any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such agreements may contain, in addition to any other lawful terms, any provisions intended to protect such person in the event of any actual or threatened change of control of the Corporation, including, but not limited to, provisions requiring the Corporation to deposit into an irrevocable trust funds sufficient to cover actual or potential future obligations of the Corporation to indemnify or advance expenses (including attorneys' fees) to such person.

     Section 5. No Rights of Subrogation. Indemnification hereunder and under the Bylaws shall be a personal right and the Corporation shall have no liability under this Article XI to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment, or succession by any other means to the claim of any person to indemnification hereunder or under the Corporation's Bylaws.

     Section 6. Effect of Modification. Any repeal or modification of any provision of this Article XI by the stockholders of the Corporation shall not adversely affect any right to protection of a director, officer, employee or agent of the Corporation existing immediately prior to the time of such repeal or modification.

                                   ARTICLE XII
                        LIMITATION OF DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                  ARTICLE XIII

     Pursuant to Section 203(b)(3), and in accordance with Sections 203(b)(3) and 303, of the Delaware General Corporation Law, the Corporation hereby elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                   ARTICLE XIV

     No voting equity securities of the Corporation may be issued; provided, this provision, included in this Certificate of Incorporation in compliance with
Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, shall have no force and effect except to the extent required by said Section 1123 so long as said Section 1123 is in effect and applicable to the Corporation.

     The undersigned has made and executed this Amended and Restated Certificate of Incorporation of the Corporation under the seal of the Corporation this ___th date of ______ 1999, and affirms under the penalties of perjury that it is true and it is the act and deed of the Corporation.

                                 FORCENERGY INC


                                 By:
                                   ---------------------------
                                   Stig Wennerstrom
                                   President

                                                                       EXHIBIT 2




                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                 FORCENERGY INC

                             A DELAWARE CORPORATION
















DATED:              , 1999
       -------------

                                      INDEX


                                                                                                                 PAGE
                                                                                                                 ----
                                                     ARTICLE I
                                              OFFICES AND FISCAL YEAR

         Section  1.01   Registered Office........................................................................1
         Section  1.02   Other Offices............................................................................1
         Section  1.03   Fiscal Year..............................................................................1

                                                    ARTICLE II
                                              MEETING OF STOCKHOLDERS

         Section  2.01   Place of Meeting.........................................................................1
         Section  2.02   Annual Meeting...........................................................................1
         Section  2.03   Special Meetings.........................................................................1
         Section  2.04   Notice of Meetings.......................................................................1
         Section  2.05   Quorum, Manner of Acting and Adjournment.................................................1
         Section  2.06   Organization.............................................................................2
         Section  2.07   Voting and Proxies.......................................................................2
         Section  2.08   Consent of Stockholders in Lieu of Meeting...............................................3
         Section  2.09   Voting Lists.............................................................................3
         Section  2.10   Judges of Election.......................................................................3

                                                    ARTICLE III
                                                BOARD OF DIRECTORS

         Section  3.01   Powers...................................................................................4
         Section  3.02   Number and Term of Office................................................................4
         Section  3.03   Newly Created Directorships and Vacancies................................................4
         Section  3.04   Resignations.............................................................................5
         Section  3.05   Organization.............................................................................5
         Section  3.06   Place of Meeting.........................................................................5
         Section  3.07   Organization Meeting.....................................................................5
         Section  3.08   Regular Meetings.........................................................................5
         Section  3.09   Special Meetings.........................................................................5
         Section  3.10   Quorum, Manner of Acting and Adjournment.................................................6
         Section  3.11   Action by Written Consent Without Meeting................................................6
         Section  3.12   Executive, Stock Option and Other Committees.............................................6

         Section  3.13   Compensation of Directors................................................................7
         Section  3.14   Notification of Nominations..............................................................7

                                                    ARTICLE IV
                                              NOTICE-WAIVERS-MEETINGS

         Section  4.01   Notice, What Constitutes.................................................................7
         Section  4.02   Waivers of Notice........................................................................7
         Section  4.03   Conference Telephone Meetings............................................................8

                                                     ARTICLE V
                                                     OFFICERS

         Section  5.01   Number, Qualifications and Designation...................................................8
         Section  5.02   Election and Term of Office..............................................................8
         Section  5.03   Subordinate Officers, Committees and Agents..............................................8
         Section  5.04   The Chairman and Vice Chairman of the Board..............................................8
         Section  5.05   The Chief Executive Officer..............................................................9
         Section  5.06   The President............................................................................9
         Section  5.07   The Vice Presidents......................................................................9
         Section  5.08   The Secretary............................................................................9
         Section  5.09   The Treasurer............................................................................9
         Section  5.10   Officers' Bonds.........................................................................10
         Section  5.11   Salaries and Compensation...............................................................10

                                                    ARTICLE VI
                                       CERTIFICATES OF STOCK, TRANSFER, ETC.

         Section  6.01   Issuance................................................................................10
         Section  6.02   Transfer................................................................................10
         Section  6.03   Stock Certificates......................................................................10
         Section  6.04   Lost, Stolen, Destroyed or Mutilated Certificates.......................................10
         Section  6.05   Record Holder of Shares.................................................................11
         Section  6.06   Determination of Stockholders of Record.................................................11

                                                    ARTICLE VII
                                    INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                                         OTHER AUTHORIZED REPRESENTATIVES

         Section  7.01   Indemnification of Authorized Representatives in
                         Third Party Proceedings.................................................................12

         Section  7.02   Indemnification of Authorized Representatives in
                         Corporate Proceedings...................................................................12
         Section  7.03   Mandatory Indemnification of Authorized Representatives.................................13
         Section  7.04   Determination of Entitlement to Indemnification.........................................13
         Section  7.05   Advancing Expenses......................................................................13
         Section  7.06   Certain Terms Defined...................................................................14
         Section  7.07   Scope of Article........................................................................14
         Section  7.08   Scope of Indemnification Rights; Insurance..............................................14
         Section  7.09   Reliance on Provisions..................................................................15
         Section  7.10   Indemnification for Past Authorized Representatives.....................................15

                                                   ARTICLE VIII
                                                GENERAL PROVISIONS

         Section  8.01   Dividends...............................................................................16
         Section  8.02   Annual Statements.......................................................................16
         Section  8.03   Contracts...............................................................................16
         Section  8.04   Checks..................................................................................16
         Section  8.05   Corporate Seal..........................................................................16
         Section  8.06   Deposits................................................................................16
         Section  8.07   Amendment of Bylaws.....................................................................17
         Section  8.08   Conflicts Between Bylaws and Certificate of Incorporation...............................17

                                    ARTICLE I
                             OFFICES AND FISCAL YEAR

         Section 1.01 Registered Office. The registered office of the Corporation shall be at the office of its registered agent in the State of Delaware until otherwise changed by the Board of Directors, and a statement of such change is filed in the manner provided by statute.

         Section 1.02 Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

         Section 1.03 Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December in each year.

                                   ARTICLE II
                             MEETING OF STOCKHOLDERS

         Section 2.01 Place of Meeting. All meetings of the Corporation shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

         Section 2.02 Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the board, the meeting for any calendar year shall be held on the 15th day of June in such year, if not a legal holiday, and if a legal holiday then on the next succeeding business day at 10:00 o'clock A.M., and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

         Section 2.03 Special Meetings. Special meetings of the stockholders of the Corporation may be called only by the persons empowered to do so in the Corporation's Certificate of Incorporation.

         Section 2.04 Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

         Section 2.05 Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Corporation's Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of an applicable statute, the Corporation's Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

         Section 2.06 Organization. At every meeting of the stockholders, the Chairman of the Board, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one; the president; the vice presidents in their order of rank and then seniority; a chairman designated by the Board of Directors, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman; and the secretary, or, in his absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary.

         Section 2.07 Voting and Proxies. Except as otherwise provided in the Corporation's Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock (held of record on the record date with respect to such meeting) having voting power with respect to the matter being voted upon. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable proxy. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the Corporation.

         Section 2.08 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Corporation's Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest date consent is delivered in the manner required above to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 2.09 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.10 Judges of Election. All elections of directors shall be by written ballot, unless otherwise provided in the Corporation's Certificate of Incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and, upon the demand of any stockholder or his proxy at the meeting and before voting begins, shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

         If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         On request of the chairman of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.01 Powers. The Board of Directors shall have full power to manage the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the stockholders by statute, the Corporation's Certificate of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

         Section 3.02 Number and Term of Office. The initial Board of Directors shall consist of nine (9) directors. Thereafter, the number of directors may be increased or decreased from time to time by resolution of the Board of Directors. All directors of the Corporation shall be natural persons, but need not be residents of Delaware or stockholders of the Corporation. Except as otherwise set forth in the Certificate of Incorporation, each director will serve for a term ending on the annual stockholders' meeting following the annual meeting at which the director was elected. Unless otherwise specified in the Corporation's Certificate of Incorporation, each director shall serve until his successor shall have been elected and qualified, except in the event of his death, resignation, or removal.

         Section 3.03 Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors between annual meetings of the stockholders, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office even though constituting less than a quorum of the entire Board of Directors or at a special meeting of the stockholders by the holders of shares entitled to vote for the election of directors.

         Section 3.04 Resignations and Removal. Any director of the Corporation may resign at any time by giving written notice to the president or the secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director of the Corporation may be removed with or without cause by the affirmative vote of the holders of a majority of the stock entitled to vote upon his election.

         Section 3.05 Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one; the president; the vice presidents in their order of rank and then seniority; or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting shall act as secretary.

         Section 3.06 Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time designate, or as may be designated in the notice calling the meeting.

         Section 3.07 Organization Meeting. The first meeting of each newly-elected Board of Directors shall be held at such time and place as shall be fixed for the annual meeting of stockholders of the Corporation, and no notice of such meeting to the newly-elected directors shall be necessary in order to legally convene the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place so fixed, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3.08 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

         Section 3.09 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the president or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, e-mail, telegram or telecopy), two days (in the case of notice by nationally recognized overnight courier) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

         Section 3.10 Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Corporation's Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.11 Action by Written Consent Without Meeting. Unless otherwise restricted by the Corporation's Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

         Section 3.12 Executive, Stock Option and Other Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee, a stock option committee, and one or more other committees, each committee to consist of one or more directors who shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members of any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power or authority to declare a dividend or to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Corporation's Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation law ("DGCL"), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power of authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 3.13 Compensation of Directors. Unless otherwise restricted by the Corporation's Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special standing committees may be allowed like compensation for attending committee meetings.

         Section 3.14 Notification of Nominations. Nominations for the election of directors may be made by the Board of Directors or by any stockholder in the manner provided in the Corporation's Certificate of Incorporation or as provided by law.

                                   ARTICLE IV
                             NOTICE-WAIVERS-MEETINGS

         Section 4.01 Notice, What Constitutes. Whenever, under the provisions of the statutes of Delaware or the Corporation's Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.09 of Article III thereof.

         Section 4.02 Waivers of Notice. Whenever any written notice is required to be given under the provisions of the Corporation's Certificate of Incorporation, these Bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

         Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 4.03 Conference Telephone Meetings. One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                    ARTICLE V
                                    OFFICERS

         Section 5.01 Number, Qualifications and Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall fill such offices as may be determined by the Board of Directors from time to time. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the Corporation. The Board of Directors may elect from among the members of the Board a Chairman of the Board and a Vice Chairman of the Board who may be, but need not be, officers or stockholders of the Corporation.

         Section 5.02 Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section
5.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal. The Board of Directors may remove any officer by its resolution to that effect. Any officer may resign at any time upon written notice to the Corporation. Any such resignation shall be effective upon its receipt by the Corporation, unless a later effective date is specified therein, and unless otherwise specified therein, the acceptance of resignation shall not be necessary to make it effective.

         Section 5.03 Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as its deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 5.04 The Chairman and Vice Chairman of the Board. The Chairman of the Board or in his absence, the Vice Chairman of the Board, shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to them by the Board of Directors. The Chairman of the Board and any Vice Chairman shall be elected annually by the Board of Directors, and shall remain in such position until his successor shall have been elected and qualified or until his earlier resignation or removal.

         Section 5.05 The Chief Executive Officer. The Chief Executive Officer shall have overall management responsibility for the Corporation, shall set and carry out corporate policies and see to the execution of the Corporation's long-term objectives. The Chief Executive Officer shall have authority to sign for and bind the Corporation to any contract, mortgage, and other agreements unless the Board directs another officer to sign such document; and, in general, shall have such authority and responsibilities as are incident to the office of Chief Executive Officer or are delegated to him by the Board of Directors.

         Section 5.06 The President. The president shall have general supervision over the business and operations of the Corporation, in the ordinary course of business, subject, however, to the policy decisions of the Chief Executive Officer and the overall control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of the president, and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 5.07 The Vice Presidents. The vice presidents shall perform the duties of the president in his absence and such other duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the president.

         Section 5.08 The Secretary. The secretary, or one or more assistant secretaries, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the Corporation as required by law; be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the president.

         Section 5.09 The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the Corporation and shall keep a separate book account of the same to his credit as treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; deposit all funds in his custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, render an account showing his transactions as treasurer and the financial condition of the Corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the president.

         Section 5.10 Officers' Bonds. No officer of the Corporation need provide a bond to guarantee the faithful discharge of his duties.

         Section 5.11 Salaries and Compensation. The salaries and compensation of the Chief Executive Officer of the Corporation shall be determined by the Board of Directors from time to time. Subject to the guidelines or limitations set by the Board or a compensation committee of the Board, if any, the compensation of the other officers, employees and agents of the Corporation shall be determined by the Corporation's Chief Executive Officer.

                                   ARTICLE VI
                      CERTIFICATES OF STOCK, TRANSFER, ETC.

         Section 6.01 Issuance. Each stockholder shall be entitled to a certificate or certificates of shares of stock of the Corporation owned by him upon his request therefor. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. They shall be signed by the president or vice president and by the secretary or an assistant secretary or the treasurer or assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

         Section 6.02 Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

         Section 6.03 Stock Certificates. Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the Board of Directors for that purpose.

         Section 6.04 Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.05 Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 6.06 Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         If no record date is fixed:

                  (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII
                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES

         Section 7.01 Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for the purposes of this Article a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

         Section 7.02 Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 7.03 Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

         Section 7.04 Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

                  (a) By the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

                  (b) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or

                  (c) By the stockholders.

         Section 7.05 Advancing Expenses.

                  (a) Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a director or officer by the Corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.

                  (b) Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative other than a director or officer by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such authorized representative to repay if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article.

                  (c) The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.

         Section 7.06 Certain Terms Defined. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         Section 7.07 Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity.

         Section 7.08 Scope of Indemnification Rights; Insurance.

                  (a) Notwithstanding any contrary provisions of this Article; it shall be the obligation of the Corporation to indemnify and advance expenses to authorized representatives to the full extent permitted by law, including any changes, amendments or supplements thereto. The Corporation hereby adopts any changes, amendments and supplements under Delaware law that expand its rights to indemnify and/or advance expenses to authorized representatives, and shall be authorized to effect the same whether or not these Bylaws have been further amended to reflect such change, amendment or supplement.

                  (b) The rights of authorized representatives to indemnity and advancement of expenses shall:

                           (i) apply to amounts paid or payable to the
                  Corporation in satisfaction of a judgment or settlement of a claim against an authorized representative;

                           (ii) apply to authorized representatives serving as
                  such at the time whether prior or subsequent to the adoption of these Bylaws or any amendment or restatement thereof; and

                           (iii) inure to the benefit of (and be enforceable
                  against the Corporation by) any executor, personal representative or heir of an authorized representative.

                  (c) Each authorized representative requesting indemnity or advance of expenses from the Corporation shall be presumed to have satisfied the required standard of conduct and any and all other conditions precedent to such indemnity and/or advancement, unless and until the contrary is established.

                  (d) If the Corporation refuses a request for indemnity or advancement of expenses as requested by an authorized representative (or declines to respond to a request within 15 days after it is made), and such authorized representative engages counsel to prosecute any suit, action or proceeding against the Corporation seeking to enforce his rights to indemnity or advancement of expenses, such authorized representative shall be entitled to receive (in addition to such indemnity and/or advancement of expenses to which he may be entitled) an award of the reasonable attorneys' fees and disbursements incurred (whether before or at trial or on one or more appeals) by such authorized representative in connection with such suit, action or proceeding.

                  (e) The rights of authorized representatives to indemnification and advancement of expenses by the Corporation shall be deemed to be a contract right. The Corporation shall be authorized to enter into and perform indemnification agreements in favor of any one or more authorized representatives in furtherance of this provision; however, the rights of authorized representative(s) under any such agreement shall be cumulative (and not alternative) to the rights granted under this Article VII or otherwise available under law.

                  (f) The Corporation shall be authorized to procure and maintain at its sole expense insurance for the benefit of authorized representatives, providing coverage against any and all claims, demands, losses, fines, settlements, damages or expenses (including attorneys' fees and disbursements) asserted against or incurred by an authorized representative in his capacity as such, or arising out of his status as such, and such insurance policies may provide coverage whether or not the Corporation is authorized to provide indemnification or advancement of expenses in the circumstances under which a claim' is made under the policy. The rights of authorized representatives under such policy shall be cumulative, and not alternative, to their rights under this Article or otherwise available by contract or applicable law, and the maintenance of such insurance coverage shall not satisfy or affect the Corporation's obligations to indemnify authorized representatives except to the extent of payments actually received by an authorized representative under the policy.

         Section 7.09 Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification and advance of expenses provided by this Article.

         Section 7.10 Indemnification for Past Authorized Representatives. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or authorized representative and shall inure to the benefit of heirs, executors and administrators of such a person.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 8.01 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation's Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Corporation's Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or such other purposes as the directors shall think appropriate to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 8.02 Annual Statements. The Board of Directors shall cause to be presented at each annual meeting a statement of the business and condition of the Corporation.

         Section 8.03 Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, or the Chairman and Vice Chairman of the board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

         Section 8.04 Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

         Section 8.05 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 8.06 Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

         Section 8.07 Amendment of Bylaws. These Bylaws may be altered or repealed or new bylaws may be adopted only in the manner set forth in the Corporation's Certificate of Incorporation.

         Section 8.08 Conflicts Between Bylaws and Certificate of Incorporation. If any provision of these Bylaws shall conflict or be inconsistent with the provisions of the Corporation's Certificate of Incorporation, the provisions of the Certificate of Incorporation shall supersede, govern and control over such conflicting or inconsistent provisions of these Bylaws. If these Bylaws are amended to delete herefrom any provisions hereof which provision is also then included in the Corporation's Certificate Incorporation, such provision shall continue to remain in effect by virtue of and pursuant to the Certificate of Incorporation notwithstanding its removal from the Bylaws.

                                  CERTIFICATION

         The undersigned duly elected Secretary of the corporation does hereby certify the foregoing Bylaws were adopted by the filing with the Secretary of State of the State of Delaware on ___________________, 1999, pursuant to Section 303(c) of the General Corporation Law of the State of Delaware of a certified copy of the Plan of Reorganization for the corporation, as confirmed by the United States Bankruptcy Court for the Eastern District of Louisiana in Case Nos. 99-11391"A" and 99-11392"A" pursuant to Chapter 11 of Title 11 of the United States Code, which Plan provides for the adoption of these Bylaws.




                                                           , Secretary
                                             --------------

                                                                       EXHIBIT 3




                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            FORCENERGY RESOURCES INC.

         Forcenergy Resources Inc., a corporation organized and existing under the laws of the State of Texas (the "Corporation") hereby certifies that:

         1. The name of the corporation is Forcenergy Resources Inc.

         2. The United States Bankruptcy Court for the Eastern District of Louisiana (the "Court"), in Case Nos. 99-11391"A" and 99-11392"A" pursuant to Chapter 11 of Title 11 of the United States Code, has confirmed a plan of reorganization (the "Plan") for the Corporation, pursuant to Chapter 11 of Title 11 of the United States Code. Pursuant to the Plan, the Corporation's Articles of Incorporation are restated to read as follows:

                                  "ARTICLE ONE

         The name of the corporation (the "Corporation") is Forcenergy Resources Inc.

                                   ARTICLE TWO

         The period of the corporation's duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the laws of the State of Texas.

                                  ARTICLE FOUR

         The corporation shall have authority to issue One Thousand (1,000) shares of capital stock consisting of One Thousand (1,000) shares of Common Stock, $.01 par value per share.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE SIX

         No shareholder shall be entitled as a matter of right to any preemptive or preferential right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the corporation, whether now or later authorized, or any notes, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares. Such additional shares, notes, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.

                                  ARTICLE SEVEN

         At each election for directors of the corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.

                                  ARTICLE EIGHT

         The address of the registered office of the corporation is 800 Brazos, Austin, Texas 78701 and the name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE NINE

         The number of directors constituting the Board of Directors is one (1), and the name and address of the person who is to serve as a director until the next annual meeting of the shareholders or until his successor is elected and qualified are:

         NAME                               ADDRESS
         Stig Wennerstrom                   2730 SW 3rd Avenue
                                            Miami, Florida 33129-2237

         The number of directors of the corporation set forth above shall constitute the authorized number of directors until changed by amendment to the bylaws of the corporation or by resolution of the Board of Directors.

                                   ARTICLE TEN

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.

                                 ARTICLE ELEVEN

         Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

         3. The Court approved the foregoing Restated Articles of Incorporation of the Corporation pursuant to the Plan on ______________, 1999.

         4. The Court had jurisdiction of the case under Chapter 11 of Title 11 of the United States Code.

         The undersigned has made and executed these Restated Articles of Incorporation of the Corporation under the seal of the Corporation this ___th day of ______________ 1999, and affirms under the penalties of perjury that it is true and it is the act and deed of the Corporation.

                                            FORCENERGY RESOURCES INC.


                                            By:
                                                --------------------------------
                                                Stig Wennerstrom
                                                President

                                                                       EXHIBIT 4

                                                                Draft of 9/15/99


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            FORCENERGY RESOURCES INC.

                               A TEXAS CORPORATION
















DATED:   ______________, 1999

                                   I N D E X


                                                                                                              PAGE
         ARTICLE I                  OFFICES
                  Section           1.1     Principal Office...................................................1
                  Section           1.2     Registered Office..................................................1
                  Section           1.3     Other Offices......................................................1


         ARTICLE II                 MEETINGS OF SHAREHOLDERS
                  Section           2.1     Place of Meetings..................................................1
                  Section           2.2     Annual Meeting.....................................................2
                  Section           2.3     Special Meetings...................................................2
                  Section           2.4     Notice of Meetings.................................................2
                  Section           2.5     Voting Lists.......................................................3
                  Section           2.6     Quorum.............................................................3
                  Section           2.7     Organization.......................................................4
                  Section           2.8     Proxies............................................................4
                  Section           2.9     Voting of Shares...................................................5
                  Section           2.10    Voting of Shares by Certain Holders................................6
                  Section           2.11    Election of Directors..............................................6
                  Section           2.12    Telephone Meetings.................................................7
                  Section           2.13    Action Without Meeting.............................................7


         ARTICLE III                DIRECTORS
                  Section           3.1     Number and Qualification...........................................8
                  Section           3.2     Election and Term of Office........................................8
                  Section           3.3     Resignation........................................................8
                  Section           3.4     Removal............................................................8
                  Section           3.5     Vacancies..........................................................9
                  Section           3.6     General Powers.....................................................9
                  Section           3.7     Compensation.......................................................9


         ARTICLE IV                 MEETINGS OF THE BOARD
                  Section           4.1     Place of Meetings..................................................10
                  Section           4.2     Annual Meeting.....................................................10
                  Section           4.3     Regular Meetings...................................................10
                  Section           4.4     Special Meetings...................................................10
                  Section           4.5     Quorum and Action..................................................11
                  Section           4.6     Presumption of Assent to Action....................................11
                  Section           4.7     Telephone Meetings.................................................11
                  Section           4.8     Action Without Meeting.............................................11



                                                                                                               PAGE

         ARTICLE V                  COMMITTEES OF THE BOARD
                  Section           5.1     Membership and Authorities.........................................12
                  Section           5.2     Minutes and Rules of Procedure.....................................12
                  Section           5.3     Vacancies..........................................................12
                  Section           5.4     Telephone Meetings.................................................12
                  Section           5.5     Action Without Meeting.............................................12


         ARTICLE VI                 OFFICERS
                  Section           6.1     Number.............................................................13
                  Section           6.2     Election, Term of Office and Qualification.........................13
                  Section           6.3     Subordinate Officers...............................................13
                  Section           6.4     Resignation........................................................13
                  Section           6.5     Removal............................................................14
                  Section           6.6     Vacancies..........................................................14
                  Section           6.7     The Chairman of the Board..........................................14
                  Section           6.8     The President......................................................14
                  Section           6.9     The Vice Presidents................................................15
                  Section           6.10    The Secretary......................................................15
                  Section           6.11    Assistant Secretaries..............................................16
                  Section           6.12    The Treasurer......................................................16
                  Section           6.13    Assistant Treasurers...............................................16
                  Section           6.14    Treasurer's Bond...................................................16
                  Section           6.15    Salaries...........................................................17


         ARTICLE VII                CORPORATE SHARES
                  Section           7.1     Share Certificates.................................................17
                  Section           7.2     Lost Certificates, etc.............................................18
                  Section           7.3     Transfer of Shares.................................................18
                  Section           7.4     Share Transfer Records; Ownership of Shares........................19
                  Section           7.5     Closing of Share Transfer Records and Record Dates.................19
                  Section           7.6     Distributions......................................................21
                  Section           7.7     Restrictions on Transfer...........................................21


         ARTICLE VIII               INDEMNIFICATION
                  Section           8.1     Definitions........................................................23
                  Section           8.2     Indemnification....................................................23
                  Section           8.3     Successful Defense.................................................25
                  Section           8.4     Determinations.....................................................25
                  Section           8.5     Advancement of Expenses............................................26
                  Section           8.6     Employee Benefit Plans.............................................26
                  Section           8.7     Other Indemnification and Insurance................................26



                                                                                                              PAGE

                  Section           8.8     Notice............................................................27
                  Section           8.9     Construction......................................................27
                  Section           8.10    Continuing Offer, Reliance, etc...................................27
                  Section           8.11    Effect of Amendment...............................................28


         ARTICLE IX                 GENERAL PROVISIONS
                  Section           9.1     Waiver of Notice..................................................28
                  Section           9.2     Seal..............................................................28
                  Section           9.3     Fiscal Year.......................................................28
                  Section           9.4     Checks, Notes, etc................................................29
                  Section           9.5     Examination of Books and Records..................................29
                  Section           9.6     Voting Upon Shares Held by the Corporation........................29


         ARTICLE X                  AMENDMENTS
                  Section           10.1    Amendment by Board................................................30


         ARTICLE XI                 SUBJECT  TO  ARTICLES OF INCORPORATION AND ALL  LAWS
                  Section           11.1    Subject to All Laws...............................................30

                            FORCENERGY RESOURCES INC.


                                   B Y L A W S


                                    ARTICLE I


                                     OFFICES


         SECTION 1.1 PRINCIPAL OFFICE. The principal office of the Corporation shall be in the City of Miami, Florida.

         SECTION 1.2 REGISTERED OFFICE. The registered office of the Corporation required by the Texas Business Corporation Act, as amended from time to time (the "TBCA"), to be maintained in the State of Texas, may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors of the Corporation (the "Board").

         SECTION 1.3 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1 PLACE OF MEETINGS. The Board may designate any place, either within or without the State of Texas, as the place of meeting for any annual or special meeting of the shareholders called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, meetings shall be held at the principal office of the Corporation.

         SECTION 2.2 ANNUAL MEETING. The annual meeting of shareholders shall be held at such time, on such day and at such place as may be designated by the Board, at which time the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting.

         SECTION 2.3 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation of the Corporation, as amended from time to time (the "Articles"), may be called by (a) the Chairman of the Board, if one shall be elected, (b) the President, (c) the Board or (d) the holders of at least ten percent (10%) of all of the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.


         SECTION 2.4 NOTICE OF MEETINGS. (a) Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, the notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

         (b) Any notice required to be given to any shareholder, under any provision of the TBCA or the Articles or Bylaws of the Corporation, need not be given to the shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions of interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State of the State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         SECTION 2.5 VOTING LISTS. The officer or agent having charge of the share transfer records of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders. Failure to comply with this Section 2.5 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

         SECTION 2.6 QUORUM. A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided by the Articles. Unless otherwise provided in the Articles or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

         SECTION 2.7 ORGANIZATION. (a) The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board or should one not be elected, the President or, in his absence, a Vice President shall preside. In the absence of all of these officers, any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present.

         (b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In his absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

         SECTION 2.8 PROXIES. (a) At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. Proxies shall be filed with the Secretary immediately after the meeting has been called to order.

         (b) No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

         (c) Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (i) a pledgee,
(ii) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (iii) a creditor of the Corporation who extended it credit under terms requiring the appointment, (iv) an employee of the Corporation whose employment contract requires the appointment or

(v) a party to a voting agreement created under the TBCA. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be recognized as against the holder of the shares or any successor or transferee of the shares. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

         (d)     In the event that any instrument in writing shall designate two
(2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

         SECTION 2.9 VOTING OF SHARES. Except as otherwise provided by the TBCA, the Articles and subject to Section 7.5 of these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the share transfer records of the Corporation. When a quorum is present at any meeting of shareholders (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) and except as otherwise provided in the TBCA or the Articles, (a) with respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the act of shareholders shall be the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present and (b) with respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter rather than the affirmative vote of a specified portion of shares as otherwise required by the TBCA.

         SECTION 2.10 VOTING OF SHARES BY CERTAIN HOLDERS. (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

         (b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

         (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         (e) Shares of the Corporation's stock (i) owned by the Corporation itself, (ii) owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, or (iii) held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 2.11 ELECTION OF DIRECTORS. At each election for Directors, each shareholder entitled to vote at such election shall, unless otherwise provided by the Articles or by the TBCA, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Articles, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

         SECTION 2.12 TELEPHONE MEETINGS. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 2.13 ACTION WITHOUT MEETING. (a) Any action required by the TBCA or the Articles to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent unless otherwise provided in the Articles.

         (b) Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation.

         (c) A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section.

         (d) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1 NUMBER AND QUALIFICATION. The Board shall be composed of not less than one (1) nor more than nine (9) members who shall be elected annually by the shareholders. Subject to any limitations specified by the TBCA or in the Articles, the number of Directors may be increased or decreased by resolution adopted by a majority of the Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas or shareholders of the Corporation.

         SECTION 3.2 ELECTION AND TERM OF OFFICE. The Directors shall be elected at the annual meeting of the shareholders (except as provided in Sections 3.3 and 3.4) by the holders of shares entitled to vote in the election of Directors. Unless otherwise provided in the Articles, each Director elected shall hold office until his successor shall have been elected and qualified, or until his death, resignation or removal in the manner hereinafter provided.

         SECTION 3.3 RESIGNATION. Any Director may resign at any time by giving written notice to the President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.4 REMOVAL. At any special meeting of the shareholders called expressly for that purpose, any Director or Directors, including the entire Board, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of the holders of a majority of all shares outstanding and entitled to vote at an election of Directors. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Directors as provided in Section 3.5.

           SECTION 3.5 VACANCIES. (a) Any vacancy occurring in the Board (except by reason of an increase in the number of Directors) may be filled in accordance with subsection (c) of this Section 3.5 or may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         (b) A directorship to be filled by reason of an increase in the number of Directors may be filled in accordance with subsection (c) of this
Section 3.5 or may be filled by the Board for a term of office continuing only until the next election of one (1) or more Directors by the shareholders; provided, however, that subsequent to the first annual meeting of shareholders the Board may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.

         (c) Any vacancy occurring in the Board or any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

         SECTION 3.6 GENERAL POWERS. The powers of the Corporation shall be exercised by or under the authority of, and the property, business and affairs of the Corporation shall be managed under the direction of, the Board. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles or by these Bylaws directed or required to be exercised or done by the shareholders.

         SECTION 3.7 COMPENSATION. Directors as such shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum for expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

         SECTION 4.1 PLACE OF MEETINGS. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

         SECTION 4.2 ANNUAL MEETING. The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

         SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Board, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Board.
         SECTION 4.4 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, if one shall be elected, or by the President, if a Chairman of the Board is not elected, on one (1) day's notice (oral or written) to each Director. Special meetings shall be called by the President or the Secretary on like notice on the written request of the number of Directors constituting 33 1/3% or more of the total number of Directors. Neither the purpose of, nor the business to be transacted at, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         SECTION 4.5 QUORUM AND ACTION. At all meetings of the Board, the presence of a majority of the number of Directors fixed in accordance with
Section 3.1 shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board unless the act of a greater number is required by law, the Articles or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

         SECTION 4.6 PRESUMPTION OF ASSENT TO ACTION. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         SECTION 4.7 TELEPHONE MEETINGS. Directors may participate in and hold a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 4.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board, or committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                    ARTICLE V

                             COMMITTEES OF THE BOARD

         SECTION 5.1 MEMBERSHIP AND AUTHORITIES. The Board, by resolution adopted by a majority of the full Board, may designate from among its members
(a) one (1) or more committees, each of which shall have and may exercise all of the authority of the Board in the business and affairs of the Corporation, except in those cases where the authority of the Board is specifically denied to such committee or committees by the TBCA, the Articles or these Bylaws and (b) one (1) or more Directors as alternate members of any such committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board.

         SECTION 5.2 MINUTES AND RULES OF PROCEDURE. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee's own rules of procedure.

         SECTION 5.3 VACANCIES. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

         SECTION 5.4 TELEPHONE MEETINGS. Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         SECTION 5.5 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.1 NUMBER. The officers of the Corporation shall be a President and a Secretary. The Board may also elect a Chairman of the Board, one
(1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. One (1) person may hold any two (2) or more of these offices.

         SECTION 6.2 ELECTION, TERM OF OFFICE AND QUALIFICATION. The Board shall elect officers, none of whom need be a member of the Board, except for the Chairman of the Board, if one shall be elected, at its first meeting after each annual meeting of shareholders. Each officer so elected shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided.

         SECTION 6.3 SUBORDINATE OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered as an officer of the Corporation, the officers of the Corporation being limited to the officers elected or appointed as such by the Board as a whole.

         SECTION 6.4 RESIGNATION. Any officer may resign at any time by giving written notice thereof to the Board or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6.5 REMOVAL. Any officer elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the full Board. Any other officer may be removed at any time with or without cause by the Board or by any committee or superior officer in whom such power of removal may be conferred by the Board. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

         SECTION 6.6 VACANCIES. A vacancy in any office shall be filled for the unexpired portion of the term by the Board, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

         SECTION 6.7 THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall be elected, shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and Directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation, shall have the general supervision and direction of all other officers of the Corporation with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Board are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board.

         SECTION 6.8 THE PRESIDENT. If no Chairman of the Board shall be elected, the President shall be the chief executive officer of the Corporation and shall have the powers and duties of the Chairman of the Board as set forth in Section 6.7. In the absence of the Chairman of the Board, if one shall be elected, the

President shall preside at all meetings of the shareholders and Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation. In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the Board or by the Chairman of the Board, if one shall be elected.

         SECTION 6.9 THE VICE PRESIDENTS. The Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board, by the Chairman of the Board, if one shall be elected, or by the President and may sign, with any other proper officer, certificates for shares of the Corporation. At the request of the President or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the senior Vice President) shall perform the duties and exercise the powers of the President.

         SECTION 6.10 THE SECRETARY. The Secretary, when available, shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board as required by law or these Bylaws, be custodian of the corporate records and have general charge of the share transfer records of the Corporation and shall perform such other duties as may be prescribed by the Board, by the Chairman of the Board, if one shall be elected, or by the President under whose supervision he shall be. He may sign, with any other proper officer, certificates for shares of the Corporation and shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         SECTION 6.11 ASSISTANT SECRETARIES. The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.

         SECTION 6.12 THE TREASURER. The Treasurer shall have the custody and be responsible for all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and records of account belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if one shall be elected, the President and the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may sign, with any other proper officer, certificates for shares of the Corporation.

         SECTION 6.13 ASSISTANT TREASURERS. The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board or by the Treasurer. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.

         SECTION 6.14 TREASURER'S BOND. If required by the Board, the Treasurer and any Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books and records of account, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 6.15 SALARIES. The salary or other compensation of officers shall be fixed from time to time by the Board. The Board may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 6.3.

                                   ARTICLE VII

                                CORPORATE SHARES

         SECTION 7.1 SHARE CERTIFICATES. (a) The certificates representing shares of the Corporation shall be in such form, not inconsistent with the provisions of the TBCA and the Articles, as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board, if one shall be elected, the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Board, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officer or officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

         (b) If the Corporation is authorized to issue shares of more than one (1) class or more than one (1) series of any class, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements as may be required by applicable law or the Articles or as may be approved by the Board.

         (c) In the event the Corporation has, by its Articles, limited or denied the preemptive right of shareholders of any class or series of stock, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements regarding such denial as shall be required by the TBCA or the Articles.

         (d) All certificates for each class or series of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's share transfer records.

         (e) All certificates surrendered to the Corporation shall be cancelled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and cancelled.

         SECTION 7.2 LOST CERTIFICATES, ETC. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or indemnify the Corporation as the Board may prescribe.

         SECTION 7.3 TRANSFER OF SHARES. Subject to any restrictions upon transfer, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Corporation that the requested transfer complies with the provisions of applicable state and federal laws and regulations and any agreements to which the Corporation is a party, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its share transfer records.

         SECTION 7.4 SHARE TRANSFER RECORDS; OWNERSHIP OF SHARES. (a) The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

         (b) The Corporation shall be entitled to treat and recognize the person in whose name shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 7.5) as the owner of those shares at that time for the purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, giving proxies with respect to those shares or otherwise exercising rights, entering into agreements or taking action in respect of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

         SECTION 7.5 CLOSING OF SHARE TRANSFER RECORDS AND RECORD DATES. (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days.

If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the records of the Corporation after such record date. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         (b) Unless a record date shall have previously been fixed or determined pursuant to this Section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and the prior action of the Board is not required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board and prior action of the Board is required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

         (c) Distributions made by the Corporation, including those that were payable but not paid to a holder of shares, or to his heirs, successors or assigns, and have been held in suspense by the Corporation or were paid and delivered by it unto an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for that distribution as provided in subsection (a) of this Section, or to his heirs, successors and assigns.

         SECTION 7.6 DISTRIBUTIONS. The Board may, from time to time, declare, and the Corporation may make, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Articles and by the TBCA.
         SECTION 7.7 RESTRICTIONS ON TRANSFER. Shares of the Corporation shall not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of by the holder thereof (1) unless such offer, sale, assignment, pledge or other disposition is in accordance with the Shareholder's Agreement between the holder of the certificate, the Corporation and the other shareholders and (2) unless they have been duly registered under the applicable securities laws or the Corporation has received advice of counsel for the Corporation to the effect that the proposed disposition would not be in violation of said laws. A restrictive legend substantially as follows shall be placed conspicuously on the certificates for such shares, to wit:

                              [BACK OF CERTIFICATE]

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF (I) UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN APPROVED BY THE BOARD OF DIRECTORS OF THE CORPORATION AND (II) UNLESS REGISTERED UNDER APPLICABLE SECURITIES LAWS OR UNTIL THE CORPORATION HAS RECEIVED ADVICE OF COUNSEL (WHICH MAY BE COUNSEL FOR THE CORPORATION) REASONABLY SATISFACTORY TO THE CORPORATION THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.

         ARTICLE SEVEN OF THE ARTICLES OF INCORPORATION, WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF STATE, PROVIDES THAT NO SHAREHOLDER OF THE CORPORATION SHALL HAVE THE RIGHT OF CUMULATIVE VOTING AT ANY ELECTION OF DIRECTORS.

         ARTICLE SIX OF THE ARTICLES OF INCORPORATION PROVIDES OWNERSHIP OF SHARES OF ANY CLASS OF THE CAPITAL STOCK OF THE CORPORATION SHALL NOT ENTITLE THE HOLDERS THEREOF TO ANY PREEMPTIVE RIGHT TO SUBSCRIBE OR PURCHASE OR HAVE OFFERED TO THEM FOR SUBSCRIPTION OR PURCHASE ANY ADDITIONAL SHARES OF CAPITAL STOCK OF ANY CLASS OF THE CORPORATION OR ANY SECURITIES CONVERTIBLE INTO ANY CLASS OF CAPITAL STOCK OF THE CORPORATION.

         THE CORPORATION WILL FURNISH A COPY OF THE ARTICLES OF INCORPORATION TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1   DEFINITIONS.  In this Article:

         (a) "Indemnitee" means (i) any present or former Director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

         (b) "Official Capacity" means (i) when used with respect to a Director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

         (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         SECTION 8.2 INDEMNIFICATION. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in
Section 8.1, if it is determined in accordance with Section 8.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 8.2, no indemnification shall be made under this Section 8.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or
(y) found liable to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

         SECTION 8.3 SUCCESSFUL DEFENSE. Without limitation of Section 8.2 and in addition to the indemnification provided for in Section 8.2, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 8.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

         SECTION 8.4 DETERMINATIONS. Any indemnification under Section 8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this
Section 8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

         SECTION 8.5 ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making the determination specified in Section 8.4, after receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.


         SECTION 8.6 EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         SECTION 8.7 OTHER INDEMNIFICATION AND INSURANCE. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Articles, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8.8 NOTICE. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

         SECTION 8.9 CONSTRUCTION. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the TBCA, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

         SECTION 8.10 CONTINUING OFFER, RELIANCE, ETC. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 8.1(a) of this Article, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and
(z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

         SECTION 8.11 EFFECT OF AMENDMENT. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 WAIVER OF NOTICE. (a) Whenever, under the provisions of applicable law or of the Articles or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         (b) Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         SECTION 9.2 SEAL. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board. Said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

         SECTION 9.3 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board.

         SECTION 9.4 CHECKS, NOTES, ETC. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate. The Board may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 9.5 EXAMINATION OF BOOKS AND RECORDS. Any person who shall have been a shareholder for at least six (6) months immediately preceding his demand, or shall be the holder of at least five percent (5%) of all of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and share transfer records, and to make extracts therefrom. Subject to the preceding sentence, the Board shall determine from time to time whether, and if allowed, when and under what conditions and regulations the books and records of account, the minutes and share transfer records of the Corporation or any of them shall be open to inspection by the shareholders, and the shareholders rights in this respect are and shall be restricted and limited accordingly.

         SECTION 9.6 VOTING UPON SHARES HELD BY THE CORPORATION. Unless otherwise ordered by the Board, the Chairman of the Board, if one shall be elected, or the President, if a Chairman of the Board shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which the Corporation may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

                                    ARTICLE X

                                   AMENDMENTS

         SECTION 10.1 AMENDMENT BY BOARD. The Board shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, subject to amendment, repeal or adoption of new Bylaws by action of the shareholders and unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board may not amend or repeal that Bylaw. The Board may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the Directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice or waiver of notice of such meeting. Unless the Corporation's Articles or a Bylaw adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the Corporation's shareholders may amend, repeal or adopt new Bylaws even though the Bylaws may also be amended by the Board.

                                   ARTICLE XI

                SUBJECT TO ARTICLES OF INCORPORATION AND ALL LAWS

         SECTION 11.1 SUBJECT TO ALL LAWS. The provisions of these Bylaws shall be subject to the Articles of Incorporation and all valid and applicable laws, including, without limitation, the TBCA as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to the Articles of Incorporation or any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

                                  CERTIFICATION

         The undersigned duly elected Secretary of the corporation does hereby certify the foregoing Bylaws were adopted by the Plan of Reorganization for the corporation, as confirmed by the United States Bankruptcy Court for the Eastern District of Louisiana in Case Nos. 99-11391 "A" and 99-11392 "A" pursuant to Chapter 11 of Title 11 of the United States Code, which Plan provides for the adoption of these Bylaws.




                                             __________________, Secretary

                                                                       EXHIBIT 5
================================================================================

                                CREDIT AGREEMENT



             -------------------------------------------------------



                                 FORCENERGY INC,

                                   as Borrower


                                       and


                             ING (U.S.) CAPITAL LLC,

                                    as Agent


                       and CERTAIN FINANCIAL INSTITUTIONS

                                   as Lenders



             -------------------------------------------------------


                      $[250,000,000] Revolving Credit Loans
                         $70,000,000 Series A Term Loans
                         $[_______] Series B Term Loans

                              [December ___, 1999]

================================================================================

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
CREDIT AGREEMENT..........................................................................................1

ARTICLE I - Definitions and References....................................................................1
         Section 1.1.      Defined Terms..................................................................1
         Section 1.2.      Exhibits and Schedules; Additional Definitions................................18
         Section 1.3.      Amendment of Defined Instruments..............................................18
         Section 1.4.      References and Titles.........................................................18
         Section 1.5.      Calculations and Determinations...............................................19

ARTICLE II - The Loans...................................................................................19
         Section 2.1.      Revolving Credit Loans........................................................19
         Section 2.2.      Term Loans....................................................................19
         Section 2.3.      Requests for Revolving Credit Loans...........................................21
         Section 2.4.      Continuations and Conversions of Existing Loans...............................22
         Section 2.5.      Use of Proceeds...............................................................23
         Section 2.6.      Interest Rates and Fees.......................................................23
         Section 2.7.      Optional Prepayments and Commitment Reductions................................24
         Section 2.8.      Mandatory Prepayments.........................................................25
         Section 2.9.      Initial Borrowing Base........................................................26
         Section 2.10.     Subsequent Determinations of Borrowing Base and Conforming
                           Borrowing Base................................................................26
         Section 2.11.     Borrowing Base Reductions.....................................................29
         Section 2.12.     Letters of Credit.............................................................29
         Section 2.13.     Requesting Letters of Credit..................................................30
         Section 2.14.     Reimbursement and Participations..............................................30
         Section 2.15.     Letter of Credit Fees.........................................................32
         Section 2.16.     No Duty to Inquire............................................................32
         Section 2.17.     LC Collateral.................................................................33

ARTICLE III - Payments to Lenders........................................................................34
         Section 3.1.      General Procedures............................................................34
         Section 3.2.      Capital Reimbursement.........................................................35
         Section 3.3.      Increased Cost of Eurodollar Loans or Letters of Credit.......................35
         Section 3.4.      Availability..................................................................36
         Section 3.5.      Funding Losses................................................................36
         Section 3.6.      Reimbursable Taxes............................................................37
         Section 3.7.      Change of Applicable Lending Office...........................................38
         Section 3.8.      Replacement of Lenders........................................................38

ARTICLE IV - Conditions Precedent to Lending.............................................................39
         Section 4.1.      Documents to be Delivered.....................................................39


         Section 4.2.      Approval and Closing of Reorganization and Additional Conditions
                           Precedent to Effectiveness.....................................................40
         Section 4.3.      Additional Conditions Precedent................................................41

ARTICLE V - Representations and Warranties................................................................42
         Section 5.1.      No Default.....................................................................42
         Section 5.2.      Organization and Good Standing.................................................42
         Section 5.3.      Authorization..................................................................42
         Section 5.4.      No Conflicts or Consents.......................................................42
         Section 5.5.      Enforceable Obligations........................................................42
         Section 5.6.      Initial Financial Statements...................................................43
         Section 5.7.      Other Obligations and Restrictions.............................................43
         Section 5.8.      Full Disclosure................................................................43
         Section 5.9.      Litigation.....................................................................43
         Section 5.10.     Labor Disputes and Acts of God.................................................44
         Section 5.11.     ERISA Plans and Liabilities....................................................44
         Section 5.12.     Environmental and Other Laws...................................................44
         Section 5.13.     Names and Places of Business...................................................46
         Section 5.14.     Borrower's Subsidiaries........................................................46
         Section 5.15.     Title to Properties, Licenses..................................................47
         Section 5.16.     Government Regulation..........................................................47
         Section 5.17.     Insider........................................................................47
         Section 5.18.     Solvency.......................................................................48
         Section 5.19.     Officers, Directors and Shareholders...........................................48

ARTICLE VI - Affirmative Covenants of Borrower............................................................48
         Section 6.1.      Payment and Performance........................................................48
         Section 6.2.      Books, Financial Statements and Reports........................................48
         Section 6.3.      Other Information and Inspections..............................................51
         Section 6.4.      Notice of Material Events and Change of Address................................51
         Section 6.5.      Maintenance of Properties......................................................52
         Section 6.6.      Maintenance of Existence and Qualifications....................................52
         Section 6.7.      Payment of Trade Liabilities, Taxes, etc.......................................52
         Section 6.8.      Insurance......................................................................53
         Section 6.9.      Performance on Borrower's Behalf...............................................53
         Section 6.10.     Interest.......................................................................53
         Section 6.11.     Compliance with Agreements and Law.............................................54
         Section 6.12.     Environmental Matters; Environmental Reviews...................................54
         Section 6.13.     Evidence of Compliance.........................................................54
         Section 6.14.     Agreement to Deliver Security Documents........................................54
         Section 6.15.     Perfection and Protection of Security Interests and Liens......................55
         Section 6.16.     Bank Accounts; Offset..........................................................55
         Section 6.17.     Guaranties of Borrower's Subsidiaries..........................................56
         Section 6.18.     Production Proceeds............................................................56

                                       ii

ARTICLE VII - Negative Covenants of Borrower..............................................................56
         Section 7.1.      Indebtedness...................................................................56
         Section 7.2.      Limitation on Liens............................................................57
         Section 7.3.      Hedging Contracts..............................................................57
         Section 7.4.      Limitation on Mergers, Issuances of Securities.................................58
         Section 7.5.      Limitation on Sales of Property................................................58
         Section 7.6.      Limitation on Dividends and Redemptions and Debt...............................59
         Section 7.7.      Limitation on Investments and New Businesses...................................59
         Section 7.8.      Limitation on Credit Extensions................................................59
         Section 7.9.      Transactions with Affiliates...................................................60
         Section 7.10.     Prohibited Contracts;..........................................................60
         Section 7.11.     Current Ratio..................................................................60
         Section 7.12.     Fixed Charge Coverage Ratio....................................................60
         Section 7.13.     Interest Coverage..............................................................60
         Section 7.14.     Tangible Net Worth.............................................................60
         Section 7.15.     Capital Expenditures...........................................................61

ARTICLE VIII - Events of Default and Remedies.............................................................61
         Section 8.1.      Events of Default..............................................................61
         Section 8.2.      Remedies.......................................................................64

ARTICLE IX - Agent........................................................................................65
         Section 9.1.      Appointment and Authority......................................................65
         Section 9.2.      Exculpation, Agent's Reliance, Etc.............................................65
         Section 9.3.      Credit Decisions...............................................................65
         Section 9.4.      Indemnification................................................................65
         Section 9.5.      Rights as Lender...............................................................66
         Section 9.6.      Sharing of Set-Offs and Other Payments.........................................66
         Section 9.7.      Investments....................................................................67
         Section 9.8.      Benefit of Article IX..........................................................67
         Section 9.9.      Resignation....................................................................67

ARTICLE X - Miscellaneous.................................................................................68
         Section 10.1.     Waivers and Amendments; Acknowledgments........................................68
         Section 10.2.     Survival of Agreements; Cumulative Nature......................................69
         Section 10.3.     Notices........................................................................70
         Section 10.4.     Payment of Expenses; Indemnity.................................................70
         Section 10.5.     Joint and Several Liability; Parties in Interest; Assignments..................72
         Section 10.6.     Confidentiality................................................................74
         Section 10.7.     Governing Law; Submission to Process...........................................74
         Section 10.8.     Limitation on Interest.........................................................75
         Section 10.9.     Termination; Limited Survival..................................................75
         Section 10.10.    Severability...................................................................75
         Section 10.11.    Counterparts; Fax..............................................................75

                                       iii

         Section 10.12.    Waiver of Jury Trial, Punitive Damages, etc....................................76

Schedules and Exhibits:

Schedule 1      -   Disclosure Schedule
Schedule 2      -   Security Schedule
Schedule 3      -   Insurance Schedule
Schedule 4      -   Reorganization Documents
Schedule 5      -   Series B Term Lender Schedule

Exhibit A-1     -   Revolving Credit Promissory Note
Exhibit A-2     -   Series A Term Note
Exhibit A-3     -   Series B Term Note
Exhibit B       -   Borrowing Notice
Exhibit C       -   Continuation/Conversion Notice
Exhibit D       -   Certificate Accompanying Financial Statements
Exhibit E       -   Opinion of Counsel for Restricted Persons
Exhibit F       -   Assignment and Assumption Agreement
Exhibit G       -   Environmental Compliance Certificate
Exhibit H       -   Letter of Credit Application and Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of December, 1999, by and among Forcenergy Inc, a Delaware corporation (herein called "Borrower"), ING (U.S.) Capital LLC, individually and as agent (herein called "Agent"), and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                            [Recitals to be provided]


                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

         "Adjusted Base Rate" means the sum of the Base Rate plus the Applicable Base Rate Margin, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the per annum rate equal to the sum of (a) the Applicable Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Applicable Eurodollar Margin or the Reserve Requirement changes. No Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

         (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

         (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" means ING (U.S.) Capital LLC, as Agent hereunder, and its successors in such capacity.

         "Agreement" means this Credit Agreement.

         "Applicable Base Rate Margin" means, on each day, (i) one percent (1.0%) per annum in respect of Revolving Credit Loans and Series B Term Loans and (ii) two and one-half percent (2.5%) per annum in respect of Series A Term Loans.

         "Applicable Eurodollar Margin" means, on each day, (i) two percent (2.0%) per annum in respect of Revolving Credit Loans and Series B Term Loans and (ii) three and one-half percent (3.5%) per annum in respect of Series A Term Loans.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

         "Approved Debt" means the Indebtedness listed on Schedule ___. [Schedule of Approved Debt showing payee, time of payment and amount of payment]

         "Base Rate" means the higher of (a) the Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. For purposes of this definition, "Reference Rate" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's 'base' or other rate determined by Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Reference Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

         "Base Rate Loan" means a Loan which does not bear interest at the Eurodollar Rate.

         "Borrower" means Forcenergy Inc, a Delaware corporation.

         "Borrowing" means a borrowing of new Revolving Credit Loans of a single Type pursuant to Section 2.3 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.4.

         "Borrowing Base" means, at the particular time in question, either the amount as provided for in Section 2.9 or the amount determined by Lenders in accordance with the provisions of Section 2.10 as reduced from time to time pursuant to the other provisions of this Agreement.

         "Borrowing Base Deficiency" has the meaning given to such term in
Section 2.11.

         "Borrowing Notice" means a written notice, or telephonic request, or a written confirmation made by Borrower which meets the requirements of Section 2.3.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Cash Equivalents" means Investments in:

         (a) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of any Lender *[or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa2 by Moody's or AA by S&P;

         (c) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S&P; and

         (d) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (c) above.

         "Change of Control" means the occurrence of any of the following events: (a) any Person or two or more Persons acting as a group (other than Anshutz Investment Company, Oaktree Capital Management, LLC, Lehman Brothers or Moore Capital or any partnership or other fund entity for which any of them has exclusive authority over investment decisions whether as manager, general partner or otherwise (the "Initial Major Shareholders")) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 35% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) (b) one-third or more of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements), or
(c) a majority of the directors of Borrower shall consist of Persons not nominated by one or more of the Initial Major Shareholders.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Conforming Borrowing Base" has the meaning given to such term in
Section 2.10.

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, net income, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Consolidated Cash Flow" means for any Fiscal Quarter, the sum of Consolidated Net Income of Borrower for such Fiscal Quarter calculated in accordance with GAAP plus depreciation, depletion, amortization and interest expense deducted in determining such Consolidated Net Income.

         "Consolidated Fixed Charges" means for any Fiscal Quarter the sum of
(i) lease payments pursuant to leases which are capitalized in accordance with GAAP, (ii) the aggregate principal payments made with respect to Funded Debt of Borrower and its Subsidiaries (other than voluntary prepayments) or due and payable during such Fiscal Quarter plus (ii) Interest Expense of Borrower and its Subsidiaries during such Fiscal Quarter.

         "Consolidated Net Income" means net profit (or loss) after taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, as of any date of determination, the remainder of (i) all Consolidated assets of Borrower, other than intangible assets (including, without limitation, as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets, and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus (ii) all Indebtedness of Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of preparation of Consolidated financial statements of Borrower in accordance with GAAP.

         "Continuation" shall refer to the continuation pursuant to Section 2.4 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Continuation/Conversion Notice" means a written request made by Borrower which meets the requirements of Section 2.4, substantially in the form attached hereto as Exhibit C.

         "Conversion" shall refer to a conversion pursuant to Section 2.4 or
Article III of one Type of Loan into another Type of Loan.

         "Current Assets" means the sum of (i) current assets of Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP plus
(ii) the excess, if any, of the Borrowing Base over the Facility Usage plus the aggregate principal amount of Series B Term Loans.

         "Current Liabilities" means the current liabilities of Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means, at the time in question (a) with respect to any Base Rate Loan, the rate two percent (2%) above the Adjusted Base Rate then in effect and (b) with respect to any Eurodollar Loan, the rate two percent (2%) above the Adjusted Eurodollar Rate then in effect for such Loan. No Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

         "Determination Date" has the meaning given to such term in Section
2.10.

         "Disclosure Report" means a notice given by Borrower under Section 6.4.

         "Disclosure Schedule" means Schedule 1 hereto.

       "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on its signature page hereto, or such other office as such Lender may from time to time specify to Borrower and Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "Eligible Transferee" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld.

         "Effective Date" means the "effective date" under the Reorganization Plan.

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Plan" means any employee benefit plan as defined in Section 3(3) of ERISA with respect to which any Restricted Person or ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

         "Eurodollar Loan" means a Loan that bears interest at the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

         "Evaluation Date" means each of the following which shall be limited to three (3) dates in any 12-month period:

         (a) March 1 and September 1 of each year, beginning March 1, 2001; and

         (b) Each other date which Majority Lenders or Agent at the instruction of Majority Lenders specify, by notice to Borrower as a date on which the information is to be delivered to Lenders for purposes of redetermining the Borrowing Base; provided that each such date must be the first or last date of a calendar month not sooner than 60 days after such notice and that no such Evaluation Date under this clause (b) may be prior to March 1, 2001.

         "Event of Default" has the meaning given to such term in Section 8.1, provided that the requirement, if any, for the giving of notice, the lapse of time, or both, has been satisfied.

         "Existing Agreement" means that certain Fifth Restatement of Credit Agreement dated as of April 13, 1998 among Borrower, Agent and Lenders, together with the promissory notes made by Borrower thereunder.

         "Existing Obligations" means the obligations of Borrower under the Existing Agreement.

[        "FAB Transaction" means a sale of the equity interests of
Forcenergy FAB (a wholly owned Subsidiary of Borrower) and the related repurchase by Borrower of the common stock of Borrower which is owned by Forcenergy FAB as of the date of this Agreement, the terms and conditions of which have been approved by Majority Lenders.]

         "Facility Usage" means, at the time in question, the aggregate amount of outstanding Revolving Credit Loans and existing LC Obligations at such time.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         ["Final Disclosure Statement" has the meaning given in the recitals hereto.]

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Funded Debt" means, as to any Person, at any date, without duplication, (a) all Liabilities of such Person for borrowed money, (b) all Liabilities of such Person evidenced by bonds, debentures, notes or similar investments, (c) all Liabilities of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable on ordinary trade terms (d) all Liabilities of such Person under leases capitalized in accordance with GAAP, and
(e) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person of the type listed in any of the foregoing clauses (a) through (d).

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change. All calculations and determinations to be made hereunder which are affected in any material respect by such change may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects such calculations and determinations.

         "Guarantor" means each Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.17.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

         "Indebtedness" of any Person means Liabilities in any of the following categories:

         (a) Liabilities for borrowed money,

         (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

         (c) Liabilities evidenced by a bond (other than bonds securing contingent plugging and abandonment obligations), debenture, note or similar instrument,

         (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Liabilities arising under Hedging Contracts,

         (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

         (g) Liabilities arising under conditional sales or other title retention agreements,

         (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property,

         (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

         (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days after the incurrence thereof.

         "Independent Petroleum Engineers" means Netherland, Sewell & Associates, Inc. and Collarini Incorporated, or other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders.

         "Initial Engineering Report" means the engineering reports concerning oil and gas properties of Restricted Persons dated September 1, 1999, prepared by the Borrower and audited by the Independent Petroleum Engineers as of September 1, 1999.

         "Initial Financial Statements" means the Consolidated financial statements of Borrower as of the Effective Date reflecting the effect of the Reorganization and the effect of [fresh start accounting rules] as such financial statements were presented and approved by Lenders prior to the date hereof, with such adjustments made after the Effective Date to reflect actual condition and results of operation on such date to the extent such adjustments are not material.

         "Insurance Schedule" means Schedule 3 attached hereto.

         "Interest Expense" means for any Fiscal Quarter the sum of (i) interest payable on the Obligations for such Fiscal Quarter, (ii) plus interest payable (excluding any accrued but unpaid interest) on any other Funded Debt for such Fiscal Quarter, (iii) plus amounts payable for such Fiscal Quarter or minus amounts receivable for such Fiscal Quarter, in either case as a periodic payment under Hedging Contracts relating to interest rates.

         "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last Business Day of each calendar month and (b) with respect to each Eurodollar Loan the last Business Day of each calendar month and the last day of the Interest Period that is applicable thereto.

         "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two or three months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Interest Period which would otherwise end after the Maturity Date shall end on the last day of the Commitment Period (or, if the Maturity Date is not a Business Day, on the next preceding Business Day).

         "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes.

         "Investment" means any investment made directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

         "LC Collateral" has the meaning given to such term in Section 2.17(a).

         "LC Issuer" means ING (U.S.) Capital LLC in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to ING (U.S.) Capital LLC.

         "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Lender Parties" means Agent, LC Issuer, and all Lenders.

         "Lenders" means each signatory hereto (other than Borrower and any Restricted Person that is a party hereto), including LC Issuer, ING (U.S.) Capital LLC in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

         "Lenders' Independent Engineer" means a firm of independent petroleum engineers chosen by Majority Lenders.

         "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement (other than protective filings for operating leases), any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

         "Loans" means the Revolving Credit Loans and the Term Loans, collectively.

         "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or
(d) the enforceability of the material terms of any Loan Documents.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

         "Maturity Date" means [Three and one-half years after the Effective Date].

         "Maximum Credit Amount" means the amount of $320,000,000.

         "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit which are then outstanding.

         "Maximum Series A Term Loan Amount" means $70,000,000. Each Series A Term Lender's Maximum Series A Term Loan Amount shall be the amount as set forth opposite such Series A Term Lender's name on its signature page.

         "Maximum Series B Term Loan Amount" means $_________. Each Series B Term Lender's Maximum Series B Term Loan Amount shall be the amount as set forth opposite such Series B Term Lender's name on the Series B Term Lender Schedule.

         "Moody's" means Moody's Investor Service, Inc., or its successor.

         "Notes" means the Revolving Credit Notes and the Term Notes, collectively.

         "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations.
"Obligation" means any part of the Obligations.

         "Percentage Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Term Loans at the time in question plus such Lender's Revolving Credit Commitment, by (ii) the sum of the aggregate unpaid principal balance of all Term Loans at such time plus the total Revolving Credit Commitment.

         "Permitted Investments" means (a) Cash Equivalents, (b) Investments existing on the date of this Agreement by a Restricted Person in a wholly owned Subsidiary of such Restricted Person as reflected on the Disclosure Schedule,
(c) Investments in the form of loans made by Borrower or any Restricted Person to Borrower or to any of its direct or indirect wholly owned domestic Subsidiaries which is a Guarantor, (d) any Investment in the form of loans made by a Restricted Person to any direct or indirect wholly owned Subsidiary of Borrower that is not a domestic Subsidiary not to exceed $10,000,000 in the aggregate during any Fiscal Year and (e) Hedging Contracts permitted under
Section 7.3.

         "Permitted Liens" means

                  (a) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith in compliance with Section 6.7;

                  (b) landlords', operators', carriers', warehousemen's, repairmen's, mechanics', materialmen's, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith in compliance with Section 6.7;

                  (c) zoning restrictions, easements, rights-of-way, restrictions on use, minor defects and irregularities in title to any property, so long as matters neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

                  (d) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds and deposits for borrowed money) incurred in the ordinary course of business;

                  (e) Liens created pursuant to the Existing Agreement;

                  (f) Liens set forth in the Disclosure Schedule;

                  (g) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (h) Liens which arise pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar agreement evidencing the interest of the relevant Person in any oil and gas producing property, provided that such Lien is not securing any Indebtedness other than Indebtedness incurred in connection with the specific terms of any such license, joint operating agreement, unitization agreement or other similar agreement; and

                  (i) Liens which arise pursuant to leases of equipment entered into in the ordinary course of business, provided that such Lien is not securing any Indebtedness other than Indebtedness incurred in connection with the specific terms of such equipment lease.

         "Permitted Stock Acquisitions" means the acquisition by Borrower of equity of a Person, provided that: (i) such acquisition constitutes 100% of the outstanding equity of such Person (including the purchase or the termination of any outstanding warrants or similar rights with respect to the equity of such Person), (ii) such Person's business, operation and type of assets are the same as that of the Borrower, (iii) immediately prior to such acquisition, each Restricted Person is, and immediately after giving effect to such acquisition, each Restricted Person, including such Person being acquired, will be, in compliance with each of the covenants under the Loan Documents, and each of the representations and warranties are and will be true as if made immediately prior to and immediately following consummation of such acquisition, (iv) the acquisition shall have been approved by a resolution of the Board of Directors with the finding that the acquisition is on fair market terms to the Borrower and will not result in a Material Adverse Effect on Borrower nor interfere with Borrower's proposed business plan as theretofore submitted to the Lenders, (v) contemporaneously with the consummation of such acquisition, such Person shall have the power to comply with, and shall have provided a guarantee and Security Documents on its properties in the manner contemplated by, the provisions of
Section 6.14, 6.15 and 6.17 hereof, (vi) no Default or Event of Default shall exist immediately prior to and after giving effect to such acquisition and (vii) the Borrower shall have submitted a certificate of its president and chief financial officer to the effect that each of the foregoing conditions has been satisfied contemporaneously with the consummation of such acquisition.

         "Permitted Subordinated Indebtedness" means Indebtedness of Borrower, provided that: (i) such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to Agent, (ii) such Indebtedness matures no sooner than one year following the Maturity Date as in effect at the time of incurrence of such subordinated Indebtedness, (iii) such Indebtedness is not secured by a Lien on any revenues, assets or property of Borrower or any other Restricted Person,
(iv) such Indebtedness, in the aggregate with all other such subordinated Indebtedness incurred from and after the date of this Agreement, does not exceed $150,000,000, (v) at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred nor would result after giving effect the incurrence of such subordinated Indebtedness, (vi) the incurrence of such Indebtedness has been approved by resolutions of the Board of Directors of Borrower, provided that such resolutions shall have a finding that the interest rate and terms are no less than favorable than the rates and terms generally available in the market for placement of high yield subordinated notes with institutional investors, (vii) after giving effect to the incurrence of such Indebtedness, for each of the four Fiscal Quarters which has most recently ended prior to the date on which such subordinated Indebtedness is incurred, the ratio of Borrower's Consolidated Cash Flow to Borrower's Consolidated Fixed Charges would not have been less than 1.5 to 1, and the ratio of Borrower's Consolidated Cash Flow to Borrower's Consolidated Interest Expense would not have been less than 2.5 to 1, in each case computed on a pro forma basis by adjusting "Consolidated Interest Expense" to reflect the interest expense which would have been incurred if, on the first day of the first of such four Fiscal Quarters, such subordinated Indebtedness had been incurred and 100% of the net proceeds thereof had been applied on such date to reduce the Loans in the manner provided in this Agreement; provided, however, to the extent up to (but not more than) 50% of such proceeds are to be applied to make an acquisition contemporaneously with the incurrence of such subordinated Indebtedness, such pro forma adjustments shall instead properly reflect on a pro forma basis, such acquisition to the extent funded with such proceeds as if acquired and paid for on the first day of the first of such four Fiscal Quarters , (viii) the covenants benefitting such subordinated Indebtedness shall at no time require the maintaining of any balance sheet or income statement ratios other than ratios used solely for the purpose of limiting the incurrence of additional Indebtedness or additional Liens; provided any such limitation on the incurrence of additional Indebtedness and Liens shall provide for the incurrence of the Obligations and the granting of Liens to secure the Obligations on terms satisfactory to Agent, (ix) any guaranty of subsidiaries for such subordinated Indebtedness shall contain terms, and be subordinate to the Obligations on terms reasonably satisfactory to Agent, (x) contemporaneously with the incurrence of such Indebtedness, Borrower shall make the prepayments of 50% net cash proceeds as required under Section 2.8(a), (xi) no Default or Event of Default shall exist immediately prior to and after giving effect to the incurrence of such Indebtedness, and (xii) one Business Day prior to the incurrence of such Indebtedness, Borrower shall have submitted a certificate of its president and chief financial officer to the effect that each of the foregoing conditions has been or will be satisfied contemporaneously with the incurrence of such subordinated Indebtedness.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Preferred Stock" means capital stock other than common stock of Borrower.

         "Rating Agency" means either S & P or Moody's, or their respective successors.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Reorganization" means the consummation of all of the transactions contemplated by the Reorganization Documents, including but not limited to the transactions listed on Schedule 4A.


         "Reorganization Documents" means the Reorganization Plan, the confirmation order, and those documents listed on Schedule 4B and all documents and agreements entered into between the parties to such documents in connection with such documents.

         "Reorganization Plan" means the Joint Plan of Reorganization of Forcenergy Inc and Forcenergy Resources Inc. as confirmed in the [confirmation order].

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Restricted Person" means any of Borrower and each Subsidiary of Borrower.

         "Revolving Credit Commitment" means initially $____________, [$250,000,000 minus the Maximum Series B Term Loan Amount] as such amount is reduced from time to time in accordance with the provisions of this Agreement. Each Revolving Credit Lender's Revolving Credit Commitment shall be the amount obtained by multiplying (i) the total Revolving Credit Commitment by (ii) the such Revolving Credit Lender's Revolving Credit Percentage Share.

         "Revolving Credit Commitment Period" means the period from and including the Effective Date until and including Maturity Date, unless extended by Agent pursuant to Section 2.12 (or, if earlier, the day on which the Revolving Credit Notes first become due and payable in full).

         "Revolving Credit Lender" means each holder of a Revolving Credit Note.

         "Revolving Credit Loan" and "Revolving Credit Note" have the meanings given in Section 2.1.

         "Revolving Credit Percentage Share" means, with respect to any Revolving Credit Lender, the Revolving Credit Percentage Share set forth below such Revolving Credit Lender's name on its signature page hereto as modified from time to time as a result of assignments pursuant to Section 10.5.

         "S & P" means Standard & Poor's Ratings Services (a division of McGraw Hill Companies, Inc.), or its successor.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Series A Term Lender" means a holder of a Series A Term Note.

         "Series B Term Lender" means a holder of a Series B Term Note.

         "Series B Term Lender Schedule" means Schedule 5 hereto.

         "Series A Term Loan" has the meaning given in Section 2.2(a).

         "Series B Term Loan" has the meaning given in Section 2.2(b).

         "Series A Term Note" has the meaning given in Section 2.2(a).

         "Series B Term Note" has the meaning given in Section 2.2(b).

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit

Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Term Lenders" means the holders of Series A Term Note and Series B Term Notes, collectively.

         "Term Loans" means the Series A Term Loans and the Series B Term Loans, collectively.

         "Term Notes" means the Series A Term Notes and the Series B Term Notes, collectively.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                  ARTICLE II - The Loans and Letters of Credit

         Section 2.1. Revolving Credit Loans. Subject to the terms and conditions hereof, each Revolving Credit Lender agrees to make loans to Borrower (herein called such Revolving Credit Lender's "Revolving Credit Loans") upon Borrower's request from time to time during the Revolving Credit Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Revolving Credit Lenders are requested to make Revolving Credit Loans of the same Type in accordance with their respective Revolving Credit Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Revolving Credit Loans, (i) the Facility Usage does not exceed the Revolving Credit Commitment determined as of the date on which the requested Revolving Credit Loans are to be made, (ii) the sum of the Revolving Credit Loans of each Revolving Credit Lender plus the existing LC Obligations of such Revolving Credit Lender does not exceed such Revolving Credit Lender's Revolving Credit Commitment and (iii) the sum of the Facility Usage plus the outstanding principal amount of the Series B Term Loans does not exceed the Borrowing Base. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $1,000,000 or higher integral multiple of $100,000 or must equal the remaining availability under the Revolving Credit Commitment. Portions of each Revolving Credit Lender's Revolving Credit Loans may be from time to time designated as Base Rate Loans or Eurodollar Loans as provided herein. Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Revolving Credit Lender the aggregate amount of all Revolving Credit Loans made by such Revolving Credit Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Revolving Credit Lender's "Revolving Credit Note") made by Borrower payable to the order of such Revolving Credit Lender in the form of Exhibit A-1 with appropriate insertions. The amount of principal owing on any Revolving Credit Lender's Revolving Credit Note at any given time shall be the aggregate amount of all Revolving Credit Loans theretofore made by such Revolving Credit Lender minus all payments of principal theretofore received by such Revolving Credit Lender on such Revolving Credit Note. Interest on each Revolving Credit Note shall accrue and be due and payable as provided herein and therein. Each Revolving Credit Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2. Term Loans.

         (a) Series A Term Loans. Subject to the terms and conditions hereof, each Series A Term Lender agrees to make a single loan to Borrower on the date hereof, provided that (a) such Series A Term Lender's Series A Term Loan (herein called such Series A Term Lender's "Series A Term Loan") shall equal such Series A Term Lender's Maximum Series A Term Loan Amount and (b) the aggregate amount of all Series A Term Loans does not exceed the total Maximum Series A Term Loan Amount. Portions of each Series A Term Lender's Series A Term Loan may from time to time be designated as a Base Rate Loan or Eurodollar Loan as provided herein. Borrower's obligation to repay to each Series A Term Lender the amount of such Series A Term Loan made by such Series A Term Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Series A Term Lender's "Series A Term Note") made by Borrower payable to the order of such Series A Term Lender in the form of Exhibit A-2 with appropriate insertions. The amount of principal owing on any Series A Term Lender's Series A Term Note shall be the amount of such Series A Term Lender's Series A Term Loan minus all payments of principal theretofore received by such Series A Term Lender on such Series A Term Note. Interest on each Series A Term Note shall accrue and be due and payable as provided herein and therein. Each Series A Term Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. No portion of any Series A Term Loan which has been repaid may be reborrowed.

         Borrower will, in addition to paying any interest then due on the Series A Term Loans make principal payments, with each such payment applied ratably to each Series A Term Note, in accordance with the following schedule:

        Payment Date                                Amount of Payment
        ------------                                -----------------
     [March 31, 2001]                                    $2,500,000
     [June 30, 2001]                                     $2,500,000
     [September 30, 2001]                                $2,500,000
     [December 31, 2001]                                 $2,500,000
     [March 31, 2002]                                    $2,500,000
     [June 30, 2002]                                     $2,500,000
     [September 30, 2002]                                $2,500,000
     [December 31, 2002]                                 $2,500,000
     [March 31, 2003]                                    $2,500,000
     [June 30, 2003]                                    $47,500,000

         (b) Series B Term Loans. Subject to the terms and conditions hereof, each Series B Term Lender shall be deemed to have made a single Loan to Borrower (herein called such Series B Term Lender's "Series B Term Loan") equal to such Series B Term Lender's Maximum Series B Term Loan Amount, which amount is the principal amount of its loans under the Existing Agreement less the amount of such Series B Term Lender's Series A Term Loans. Portions of each Series B Term Lender's Series B Term Loan may from time to time be designated as a Base Rate Loan or Eurodollar Loan as provided herein. Borrower's obligation to repay to each Series B Term Lender the amount of such Series B Term Loan, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Series B Term Lender's "Series B Term Note") made by Borrower payable to the order of such Series B Term Lender in the form of Exhibit A-3 with appropriate insertions. The amount of principal owing on any Series B Term Lender's Series B Term Note shall be the amount of such Series B Term Lender's Series B Term Loan minus all payments of principal theretofore received by such Series B Term Lender on such Series B Term Note. Interest on each Series B Term Note shall accrue and be due and payable as provided herein and therein. Each Series B Term Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. No portion of any Series B Term Loan which has been repaid may be reborrowed.

         Section 2.3. Requests for Revolving Credit Loans. Borrower must give to Agent a written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Revolving Credit Loans to be advanced by Revolving Credit Lenders. Each such notice must:

         (a) specify (i) the aggregate amount of the Revolving Credit Loans and the date on which the Revolving Credit Loans are to be advanced and (ii) the applicable Interest Period for any Revolving Credit Loans which are Eurodollar Loans; and

         (b) be received by Agent not later than (i) 10:00 a.m., New York, New York time, on the day on which the Revolving Credit Loans which are Base Rate Loans are to be made, or (ii) 1:00 p.m., New York, New York time on the third Business Day preceding the day on which any Revolving Credit Loans which are Eurodollar Loans are to be made.

Each such Borrowing Notice must be made in the form and substance form attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Revolving Credit Lender prompt notice of the terms thereof. If all conditions precedent to such new Revolving Credit Loans have been met, each Revolving Credit Lender will on the date requested promptly remit to Agent at Agent's office in New York, New York the amount of such Revolving Credit Lender's new Revolving Credit Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Revolving Credit Loans have been neither met nor waived as provided herein, Agent shall promptly make such Revolving Credit Loans available to Borrower. Unless Agent shall have received prompt notice from a Revolving Credit Lender that such Revolving Credit Lender will not make available to Agent such Revolving Credit Lender's new Revolving Credit Loan, Agent may in its discretion assume that such Revolving Credit Lender has made such Revolving Credit Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Revolving Credit Loan available to Borrower. If and to the extent such Revolving Credit Lender shall not so make its new Revolving Credit Loan available to Agent, such Revolving Credit Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Revolving Credit Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Revolving Credit Lender is making such payment and (ii) the interest rate applicable at the time to the other new Revolving Credit Loans made on such date, if Borrower is making such repayment. If neither such Revolving Credit Lender nor Borrower pays or repays to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Revolving Credit Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Revolving Credit Lender to make any new Revolving Credit Loan to be made by it hereunder shall not relieve any other Revolving Credit Lender of its obligation hereunder, if any, to make its new Revolving Credit Loan, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make any new Revolving Credit Loan to be made by such other Revolving Credit Lender.

         Section 2.4. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Revolving Credit Loans or Term Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that (i) Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time and (ii) no combinations may be made between Borrowings constituting Revolving Credit Loans on the one hand and Borrowings constituting Term Loans on the other hand. To make any such election, Borrower must give to Agent a Continuation/Conversion Notice with respect to any such Conversion or Continuation of existing Loans, with a separate Continuation/Conversion Notice given for each new Borrowing. Each such Conversion Notice must:

         (a) specify the existing Loans which are to be Continued or Converted;

         (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

         (c) be received by Agent not later than (i) 10:00 a.m., New York, New York time, on the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) 1:00 p.m., New York, New York time on the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such Continuation/Conversion Notice must be made in the form and substance of the form attached hereto as Exhibit C, duly completed. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.5. Use of Proceeds. Borrower shall use the initial Loans to refinance Existing Obligations. Borrower shall use Loans (other than the initial Loans) to refinance Matured LC Obligations and fund oil and gas property (and related assets) acquisitions, exploration, development and production activities of Borrower and to provide working capital for its operations. Borrower shall use all Letters of Credit for the purpose of securing bonding obligations, workmen's compensation obligations, plugging and abandonment liabilities and for other general business purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

         Section 2.6. Interest Rates and Fees.

         (a) Interest Rates. Each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. Each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. Anything to the contrary herein notwithstanding, if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default

Rate. Past due payments of principal and interest shall bear interest at the rates and in the manner set forth in the Notes.

         (b) Commitment Fees. In consideration of each Revolving Credit Lender's commitment to make Revolving Credit Loans, Borrower will pay to Agent for the account of each Revolving Credit Lender a commitment fee determined on a daily basis by applying a rate of one-half percent (0.5%) per annum to such Revolving Credit Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Revolving Credit Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the Facility Usage. In addition, Borrower will pay to Agent for the account of each Revolving Credit Lender an excess commitment fee determined on a daily basis by applying a rate of three-eighths of one percent (0.375%) per annum to such Revolving Credit Lender's Percentage Share of the excess, if any, of the Revolving Credit Commitment over the Borrowing Base on each day during the Revolving Credit Commitment Period determined for each such day by deducting from the Revolving Credit Commitment the Borrowing Base in effect at the end of such day. Such commitment fee and excess commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Revolving Credit Commitment Period.

         (c) Facility Fees. In consideration of each Revolving Credit Lender's commitment to make Revolving Credit Loans, each Series A Term Lender's commitment to make Series A Term Loans, and each Series B Term Lender's commitment to make Series B Term Loans, Borrower will pay to Agent for the account of each Revolving Credit Lender, Series A Term Lender and Series B Term Lender in the amount of one-quarter of one percent (.25%) of such Revolving Credit Lender's Revolving Credit Commitment, one-quarter of one percent (.25%) of such Series A Term Lender's Maximum Series A Term Loan Amount and one-quarter of one percent (.25%) of such Series B Term Lender's Maximum Series B Term Loan Amount, respectively, due and payable on the date hereof.

         (d) Agent's Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

         (e) Excess Borrowing Base Fees. On each day in which the Facility Usage plus the Series B Term Loans exceeds the Conforming Borrowing Base, a fee shall accrue calculated at two percent (2.0%) per annum multiplied by such excess, which fee shall be due and payable by Borrower on the next Interest Payment Date and shall be paid to Agent to be paid ratably to each Revolving Credit Lender and Series B Term Lender based upon a fraction the numerator of which is such Lender's weighted average outstanding Revolving Credit Loans and LC Obligations or Series B Term Loans, as applicable, and the denominator of which is the weighted average total Facility Usage and Series B Term Loans for such period.

         Section 2.7. Optional Prepayments and Commitment Reductions.

         (a) Borrower may, upon two Business Days' notice to Agent (and Agent will promptly give notice to the other Lenders) from time to time and without premium or penalty prepay the Revolving Credit Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Revolving Credit Loans equals $500,000 or any higher integral multiple of $100,000, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Revolving Credit Loans to less than $100,000 without first either (i) terminating this Agreement or (ii) providing assurance satisfactory to Agent in its discretion that Revolving Credit Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Upon receipt of any such notice, Agent shall give each Revolving Credit Lender prompt notice of the terms thereof.

         (b) Borrower may, upon two Business Days' notice to each Term Lender from time to time and without premium or penalty prepay the Term Loans, in whole or in part, so long as the aggregate of amounts of all partial prepayments of principal on the Term Loans equals $500,000 or any higher integral multiple of $100,000.

         (c) Each prepayment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         (d) Borrower may, upon two Business Days notice to Agent (and Agent will promptly give notice to the other Lenders) from time to time decrease the Revolving Credit Commitment in whole or in part so long as the aggregate amount of such reduction equals $500,000 or any higher integral multiple of $100,000.

         (e) Each prepayment of a Term Loan pursuant to this Section shall be made pro-rata with respect to all Term Loans, shall be accompanied by a pro-rata reduction in the Revolving Credit Commitment, and if the Revolving Credit Commitment after such reduction is less than the Facility Usage, Borrower shall immediately prepay the Revolving Credit Loans in the amount of such excess.

         Section 2.8. Mandatory Prepayments.

         (a) Upon the incurrence or creation of any Indebtedness for borrowed money (to the extent permitted in this Agreement), an amount equal to 50% of the net cash proceeds received by Borrower in connection with such issuance shall be applied as follows (and the other 50% may be retained by the Borrower) (i) first as a mandatory prepayment of the outstanding principal balance of the Series A Term Loans until the Series A Term Loans have been paid in full, and (ii) then as a mandatory prepayment of the Series B Term Loans and a permanent reduction in the Revolving Credit Commitments in the amount of such prepayment (and a mandatory prepayment of the outstanding Revolving Credit Loans in the amount, if any, that the Facility Usage exceeds the Revolving Credit Commitment after such reduction).

         (b) Upon the issuance of any common stock, preferred stock or other equity of the Borrower or Restricted Person (to the extent permitted in this Agreement), an amount equal to 50% of the net cash proceeds received by Borrower in connection with such issuance shall be applied as follows (and the other 50% may be retained by the Borrower) (i) first as a mandatory prepayment of the outstanding principal balance of the Series A Term Loans until the Series A Term Loans have been paid in full, and (ii) then as a mandatory prepayment of the Series B Term Loans and a permanent reduction in the Revolving Credit Commitments in the amount of such prepayment (and a mandatory prepayment of the outstanding Revolving Credit Loans in the amount, if any, that the Facility Usage exceeds the Revolving Credit Commitment after such reduction).

         (c) Upon the sale, transfer, conveyance or assignments of any assets (to the extent permitted in this Agreement) of Borrower or Restricted Person (excluding however, the sale of properties to Hilcorp Energy I, L.P., covering the same properties as were presented in the motion to the Bankruptcy Court dated on or about September 13, 1999 or the sale of such properties to another buyer approved by the Bankruptcy Court), an amount equal to 100% of the net cash proceeds received by Borrower in connection with such sale, transfer, conveyance or assignments shall be applied as follows: (i) one-third as a mandatory prepayment of the outstanding principal balance of the Series A Term Loans and
(ii) two-thirds as a mandatory prepayment of the Revolving Credit Loans (and a permanent reduction in the Revolving Credit Commitments and a reduction in the Borrowing Base and Conforming Borrowing Base in the amount of such prepayment) and the Series B Term Loans; provided, however, if the Series A Term Loans have been paid in full (A) provided no Default shall have occurred which is continuing, no mandatory prepayment of the Revolving Credit Loans and Series B Term Loans shall be required in respect of any proceeds of a sale pursuant to
Section 7.5(d) and (B) in the case of any other proceeds, such proceeds shall be applied to the Revolving Credit Loans, Revolving Credit Commitments, Borrowing Base, Conforming Borrowing Base and Series B Term Loans (as provided above in this subsection (c)) in an amount which shall be the greater of (i) two-thirds (2/3) of the net cash proceeds so received by Borrower or (ii) the amount which was attributable to such sold properties in connection with the most recent Borrowing Base.

         (d) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. Each prepayment of the Series A Term Loans shall be applied to the principal installments thereof in inverse order of maturity. Each permanent reduction of the Revolving Credit Commitments and the prepayment of Series B Term Loans shall be applied ratably to such Revolving Credit Commitments and Series B Term Loans of each Lender based upon the fraction, the numerator of which is the Revolving Credit Commitment or Series B Term Loan of such Lender and the denominator of which is the sum of the total Revolving Credit Commitments and Series B Term Loans.

         Section 2.9. Initial Borrowing Base. During the period from the date hereof to the first Determination Date, the Borrowing Base and Conforming Borrowing Base shall be $250,000,000.

         Section 2.10. Subsequent Determinations of Borrowing Base and Conforming Borrowing Base. On or before each Evaluation Date, Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2(h) or (i), as applicable. Within 60 days after receiving such information, reports and data, or as promptly after receiving such information, reports and data as practicable, Majority Lenders shall determine an amount for the Borrowing Base and Conforming Borrowing Base and Agent shall by notice to Borrower designate such amount as the new Borrowing Base and Conforming Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base and Conforming Borrowing Base are redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base and Conforming Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base and Conforming Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base and new Conforming Borrowing Base as described above. Majority Lenders shall determine the amount of the Borrowing Base and Conforming Borrowing Base as follows:

                  (a) Projected future production volumes, lease operating expenses and capital costs for Borrower's interest in oil and gas properties located in or offshore the United States which have attributable to them proved oil or gas reserves ("Borrower's Oil and Gas Properties") shall be based upon the amounts reflected in the Engineering Report prepared for the most recent Evaluation Date (or most recently delivered in the event such report is not timely delivered by such Evaluation Date, adjusted to reflect production since the date of such report); provided, that production volumes and lease operating expenses shall be adjusted by (i) multiplying such production volumes by the Applicable Volume Risk Percentage (as defined herein) and (ii) multiplying such lease operating expenses by the Applicable LOE Risk Percentage (as defined herein). Capital costs shall be included at 100% of such capital costs reflected in such Engineering Report. For purposes of this Section 2.10, the term "Applicable Volume Risk Percentage" shall mean that percentage determined by the Lenders' Independent Engineer in the exercise of its good faith discretion for the Borrower's Oil and Gas Properties (which may be different percentages for properties of the same developed, developed non-producing or undeveloped category); provided that such percentage determined by the Lenders' Independent Engineer shall be:

                           (A) not less than 90% nor greater than 100% of the
                  production volumes, in the case of reserves which are proved developed producing reserves on the Evaluation Date,

                           (B) not less than 70% nor greater than 90% of the
                  production volumes, in the case of reserves which are proved developed non-producing reserves on the Evaluation Date, and

                           (C) not less than 50% nor greater than 65% of the
                  production volumes, in the case of reserves which are proved undeveloped reserves on the Evaluation Date.

         For purposes of this Section 2.10, the term "Applicable LOE Risk Percentage" shall mean that percentage determined by the Lenders' Independent Engineer in its discretion; provided that such percentage determined shall be not less than 100% nor greater than 110% of the Applicable Volume Risk Percentage for the corresponding production volumes.

                  (b) Projected production volumes and cash flow for the first three months following the date specified in the Engineering Report (the "as of" date used for evaluation) shall be excluded in determining the Borrowing Base or the Conforming Borrowing Base.

                  (c) The assumptions regarding future prices of production shall be (i) the price assumptions as published in the most recent Madison Energy Advisors survey of price assumptions of major energy lenders adjusted by the differential for each of Borrower's major geographic operating regions between (A) the New York Mercantile Exchange weighted average spot price for oil and natural gas over the four Fiscal Quarters then most recently ended and (B) the weighted average market price for oil and natural gas received by Borrower in each of Borrower's major geographic operating regions for the same period or (ii) if such survey is no longer published by Madison Energy Advisors or a corporate successor, the amount determined by the Lenders' Independent Engineer or the Agent as the arithmetic average of the price assumptions and price escalation assumptions generally used by each of the Lenders in their oil and gas reserve based loans, adjusted for the location and quality of the production and, in the case of clause (i) or (ii), adjusted for Borrower's oil and gas price hedging contracts in a manner acceptable to Majority Lenders. Future lease operating expenses and capital costs shall be escalated by the same factors as are utilized in future price escalations.

                  (d) The net present value of the projected future net revenues attributable to production from Borrower's Oil and Gas Properties ("NPV") shall be determined after deducting all projected future royalties and other burdens on production, taxes (other than income taxes), lease operating expenses (including without limitation field level general and administrative expenses customarily included in lease operating expenses) and capital costs and utilizing a 10% discount factor to determine present value.

                  (e) The Borrowing Base and Conforming Borrowing Base shall exclude the NPV of Borrower's Oil and Gas Properties which are not subject to a perfected first priority Lien securing the Obligations (unless such Oil and Gas Properties are available for such a perfected first priority Lien (and remain unencumbered) and Majority Lenders have elected not to take such a Lien) or for which Borrower does not have a record title or for which title is subject to defects or limitations which are not acceptable to Majority Lenders.

                  (f) The "Borrowing Base" shall equal 60% of such NPV; provided, however, that the percentage of the Borrowing Base that is derived from proved developed non-producing reserves and proved undeveloped reserves shall not exceed (i) 45% in respect to a Borrowing Base in respect of an Evaluation Date on or prior to September 1, 2001 or (ii) 40% in respect to a Borrowing Base thereafter. The "Conforming Borrowing Base" shall equal 60% of such NPV; provided, however, that the percentage of the Conforming Borrowing Base that is derived from proved developed non-producing reserves and proved undeveloped reserves shall not exceed (i) 40% in respect to a Conforming Borrowing Base in respect of an Evaluation Date on or prior to September 1, 2001 or (ii) 35% in respect to a Conforming Borrowing Base thereafter.

                  (g) On or within __ days after each Evaluation Date, on a date set by Agent and Borrower, Borrower shall cause its internal engineers and representatives of the Independent Petroleum Engineers to meet with representatives of Lenders' Independent Engineer and other petroleum engineers for any Lender and provide information and review the Engineering Report and data supporting the Engineering Report for such Evaluation Date.

                  (h) The audit by the Independent Petroleum Engineer must include an evaluation of not less than 80% of reserves (by value) using the same procedures and criteria that the Independent Petroleum Engineer would apply had it independently prepared the report and an examination of the remaining 20% of reserves (by value) for accuracy.

As used above, proved reserves, proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves shall be determined in accordance with the standards established by the Society of Petroleum Engineers.

         Section 2.11. Borrowing Base Reductions. If the sum of the Facility Usage plus the outstanding principal amount of the Series B Term Loans exceeds the Borrowing Base (such excess being called a "Borrowing Base Deficiency") the Borrower shall, within 60 days after notice of the Borrowing Base Deficiency has been given to Borrower, prepay the Revolving Credit Loans or reduce the LC Obligations in the amount of the Borrowing Base Deficiency. Each prepayment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.12. Letters of Credit. Subject to the terms and conditions hereof, Borrower may during the Revolving Credit Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

                  (a) the Facility Usage does not exceed the Revolving Credit Commitment at such time; and

                  (b) the amount of each Letter of Credit shall not exceed $5,000,000 (unless consented to be Majority Lenders) and the aggregate amount of all LC Obligations at any time does not exceed $20,000,000; and

                  (c) the expiration date of such Letter of Credit is prior to the Maturity Date;

and further provided that:

                  (d) such Letter of Credit is to be used for the purposes set forth in Section 2.5;

                  (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Funded Debt of any Person;

                  (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

                  (g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion; and

                  (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.13 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit.

         Section 2.13. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit not later than 10:00 a.m. New York, New York time at least two Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.12 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit H, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.12, LC Issuer will issue such Letter of Credit at LC Issuer's office in New York, New York. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

         Section 2.14. Reimbursement and Participations.

         (a) Reimbursement by Borrower. Borrower promises to pay to LC Issuer, the full amount of each Matured LC Obligation on the date that LC Issuer honors any draft or other demand for payment under or purported to be under any Letter of Credit. Interest shall accrue on each Matured LC Obligation at the Default Rate from and after the date each Matured LC Obligation becomes due and payable until such Matured LC Obligation is paid in full.

         (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1, the amount of such Loans shall be considered, but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

         (c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk, an undivided interest equal to such Lender's Revolving Credit Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Revolving Credit Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate.

         (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Revolving Credit Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Revolving Credit Percentage Share), LC Issuer will distribute to such Lender its Revolving Credit Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

         (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

         Section 2.15. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders in accordance with their respective Revolving Credit Percentage Shares, a letter of credit issuance fee at a rate equal to two percent (2.0%) per annum, and (b) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-quarter of one percent (.25%) per annum. Each such fee will be calculated based on the face amount of all Letters of Credit outstanding on each day at the above applicable rate and will be payable quarterly in arrears. In addition, Borrower will pay to LC Issuer administrative, issuance, amendment or extension fees for each Letter of Credit and an administrative drawing fee upon any drawing under a Letter of Credit in accordance with such LC Issuer's standard schedule of fees in effect from time to time.

         Section 2.16. No Duty to Inquire.

         (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. BORROWER RELEASES EACH LENDER PARTY FROM, AND AGREES TO HOLD EACH LENDER PARTY HARMLESS AND INDEMNIFIED AGAINST, ANY LIABILITY OR CLAIM IN CONNECTION WITH OR ARISING OUT OF THE SUBJECT MATTER OF THIS SECTION, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.

         (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and BORROWER RELEASES EACH LENDER PARTY FROM, AND AGREES TO HOLD EACH LENDER PARTY HARMLESS AND INDEMNIFIED AGAINST, ANY LIABILITY OR CLAIM IN CONNECTION WITH OR ARISING OUT OF THE FOREGOING, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         Section 2.17. LC Collateral.

         (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.8 or 2.11, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") and the other Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

         (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and

Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding.

         (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such Cash Equivalents as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral, Investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

         (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

                        ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Agent not later than 12:00 noon, New York, New York time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

         (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

         (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

         (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

         (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal and interest on any Note shall be applied first to fees and expenses then due and payable, then to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.7 and 2.8. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.14(c) or to Agent under Section 9.9, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or Agent, respectively, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

         Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, upon demand by such Lender Party, Borrower will pay to Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans, Letters of Credit, participations in Letters of Credit or commitments under this Agreement.

         Section 3.3. Increased Cost of Eurodollar Loans or Letters of Credit. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

         (a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or Letter of Credit or otherwise due under this Agreement in respect of any Eurodollar Loan or Letter of Credit (other than taxes imposed on the overall net income of such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

         (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or any Letter of Credit (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

         (c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan or Letter of Credit, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan or Letter of Credit by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans.

         Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or
(b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such Lender Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Lender Party (or, if applicable, to obtain Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration.

         Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends including, but not limited to Conversion pursuant to Section 2.4.

         Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

         (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any additional such Reimbursable Taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, each Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid,

Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

         (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (y) the Internal Revenue Code, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

         Section 3.7. Change of Applicable Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in Sections 3.2 through 3.6.

         Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (a) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (b) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party at a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under Section 3.2 through 3.6 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.


                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit, unless Agent shall have received all of the following, at Agent's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Agent:

         (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

         (b) Each Note.

         (c) Each Security Document listed in the Security Schedule or required by Agent pursuant to 6.14.

         (d) Certain certificates of Borrower including:

                  (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

                  (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan or such Letter of

         Credit, in which such officers certify to the satisfaction of the conditions set out in Subsections (a), (b), (c) and (d) of Section 4.3.

         (e) certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

         (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

         (g) A favorable opinion of Messrs. Andrews & Kurth, L.L.P., counsel for Restricted Persons, substantially in the form set forth in Exhibit E [opinions of local counsel to be determined].

         (h) The Initial Financial Statements.

         (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

         (j) Initial Engineering Reports.

         (k) Evidence of the commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

         (l) Revolving Credit Lenders shall have received their pro-rata share of a cash payment in the aggregate amount of $40,000,000 in partial payment of the Existing Obligations.

         (m) The Lenders shall have received (a) interest (at the non-default rate) and fees which are due and owing to them, including, without limitation, interest and fees which have accrued since the date of filing of the bankruptcy petition by the Borrower and (b) payment of all costs, expenses, or disbursements incurred by each Lender since such date in connection with the outstanding Existing Obligations, the bankruptcy of Borrower, and the Reorganization Plan, including, without limitation, reasonable fees of attorneys, accountants, experts and advisors.

         (n) Evidence showing that the use of the proceeds is as described under
Section 2.5, which evidence shall be, in form and substance satisfactory to the Lenders.

         Section 4.2. Approval and Closing of Reorganization and Additional Conditions Precedent to Effectiveness. This Agreement shall not become effective until Borrower shall have consummated each transaction contemplated as a condition to effectiveness of the Reorganization Plan, in form and substance satisfactory to Agent and each Reorganization Document has been approved by Agent. Borrower, for itself and on behalf of any other

Restricted Person, hereby acknowledges and agrees that (i) the consummation of the transactions contemplated under this Agreement and the Reorganization Documents are intended to be simultaneous for all intents and purposes, and (ii) each Restricted Person shall be deemed to have executed and delivered each Loan Document as set forth in Section 4.1 above, including without limitation each Security Document, immediately prior to or simultaneously with the making of the Loans hereunder.

         Section 4.3. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied unless waived by each Revolving Credit Lender ( or all Lenders in the case of the first Loan):

         (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

         (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

         (c) No Material Adverse Change shall have occurred since the date of the Initial Financial Statements.

         (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

         (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

         (f) Agent shall have received all documents and instruments which Agent has then reasonably requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be reasonably satisfactory to Agent in form, substance and date.

         (g) In the case of any Loan advanced in connection with any acquisition involving an amount in excess of $10,000,000, Borrower shall have complied with the provisions of Section 6.14 with respect to such acquisition contemporaneously with the funding of such Loan.


                   ARTICLE V - Representations and Warranties

         To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

         Section 5.1. No Default. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to do so could not cause a Material Adverse Change. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable, except where the failure to do so could not cause a Material Adverse Change.

         Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to Agent for distribution to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof after giving effect to the Reorganization and the other adjustments which are fully reflected in the footnotes to the Initial Financial Statements. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP (except to the extent that such matters not properly contained in footnotes to the Initial Financial Statements are adequately disclosed in the Disclosure Schedule or otherwise disclosed in writing to Lenders).

         Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

         Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed in the [Final Disclosure Statement] which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading materially information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Agent for distribution to each Lender true, correct and complete copies of the Initial Engineering Report.

         Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. Environmental and Other Laws. As used in this section:
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. Section 9601(22). Except as set forth in the Disclosure Schedule or a Disclosure Report:

         (a) Restricted Persons are conducting their businesses in compliance with all applicable Laws, including Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses, except to the extent failure to have any such permit, license or authorization could not cause a Material Adverse Change. Each Restricted Person is in compliance in all material respects with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental

Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not cause a Material Adverse Change.

         (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and to the best of Borrower's knowledge no investigation or review is pending or threatened by any Tribunal or any other Person with respect to (i) any alleged material generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Restricted Person or on any property owned by any Restricted Person, (ii) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (iii) any alleged material failure by any Restricted Person to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

         (c) No Restricted Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

         (d) To the best of Restricted Persons' knowledge after reasonably prudent inquiry, no Restricted Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Restricted Person to an extent that such handling has caused, or could cause, a Material Adverse Change; and to the best of Restricted Persons' knowledge after reasonably prudent inquiry:

                  (i) no PCBs are or have been present at any properties now or previously owned or leased by any Restricted Person to an extent that such presence has caused, or could cause, a Material Adverse Change;

                  (ii) no asbestos is or has been present at any properties now or previously owned or leased by any Restricted Person to an extent that such presence has caused, or could cause, a Material Adverse Change;

                  (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Restricted Person;

                  (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by any Restricted Person to an extent that such presence has caused, or could cause, a Material Adverse Change;

                  (v) no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by any Restricted Person to an extent that such release has caused, or could cause, a Material Adverse Change.

         (e) No Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA to an extent that such transportation or arrangement has caused, or could cause, a Material Adverse Change.

         (f) No Hazardous Material generated by any Restricted Person has been recycled, treated, stored, disposed of or released by any Restricted Person at any location other than those listed in Disclosure Schedule to an extent that such recycling treatment, storage, disposal or release has caused, or could cause, a Material Adverse Change.

         (g) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Restricted Person (and to the best knowledge of Borrower, no such notification has been filed with respect to any Restricted Person by any other Person), and no property now or previously owned or leased by any Restricted Person is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up to an extent that such filing or listing has caused, or could cause, a Material Adverse Change.

         (h) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Restricted Person, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Restricted Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties to an extent that such Liens, actions, notices, or restrictions have caused, or could cause, a Material Adverse Change.

         (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Restricted Person in relation to any properties or facility now or previously owned or leased by any Restricted Person which have not been made available to Agent to an extent that such investigations, studies, audits, tests, reviews or other analyses have caused, or could cause, a Material Adverse Change.

         Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of

Borrower set out on the signature pages hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.14. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report and associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.15. Title to Properties, Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Other than Permitted Liens, each Restricted Person will respectively own in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Reserve Reports. The ownership of such Properties shall not in the aggregate in any material respect obligate such Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Reports. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Engineering Report furnished to Lenders pursuant to Section 6.2(h), the statements made in the preceding sentences of this section shall be true with respect to such Engineering Reports. All information contained in the Initial Engineering Reports is true and correct in all material respects as of the date thereof and as of the date of the first Loan hereunder. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property, except where the failure to do so would not cause a Material Adverse Change.

         Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.17. Insider. No Restricted Person, nor, to its knowledge, any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

         Section 5.18. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, and the Reorganization Plan becoming effective, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

         Section 5.19. Officers, Directors and Shareholders. The officers and directors of Borrower are those persons disclosed in the [Final Disclosure Statement].


                 ARTICLE VI - Affirmative Covenants of Borrower

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

         Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Borrower's expense:

         (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and reasonably acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections
7.11 through 7.14, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

         (b) As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 through 7.14 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) As soon as available, and in any event within forty-five (45) days after the end of each calendar month, Borrower's Consolidated and consolidating balance sheet as of the end of such calendar month and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such calendar month, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments with management discussion and analysis. Borrower will furnish a monthly reconciliation of actual drilling costs and results compared against projected drilling costs and results and a year-to-date reconciliation of actual drilling costs and results compared against projected drilling costs and results with the financial statements furnished under this section. Borrower will also furnish a monthly reconciliation of the information contained in the financial statements furnished under this section compared against the monthly projections and budgets furnished pursuant to Section 6.2(e) and a year-to-date reconciliation of information contained in the financial statements furnished under this section compared against year-to-date projections and budgets furnished pursuant to Section

6.2(e). In addition, Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal quarter-end and year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such calendar month with the requirements of Sections 7.11 through 7.14 and stating that no Default exists at the end of such calendar month or at the time of such certificate or specifying the nature and period of existence of any such Default. All of the foregoing information shall be in form and scope reasonably satisfactory to Majority Lenders.

         (d) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         (e) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Year, a business and financial plan for Borrower (in form reasonably satisfactory to Agent), prepared by a senior financial officer thereof, setting forth for the next fiscal year, monthly financial projections and budgets for Borrower, and thereafter annual financial projections and budgets during the Revolving Credit Commitment Period. In addition Borrower will, together with such business and financial plan furnish a drilling program plan setting forth for the next Fiscal Year monthly drilling projections, in form, scope and detail satisfactory to Agent.

         (f) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, Borrower shall deliver to Agent an environmental compliance certificate signed by the president or chief executive officer of Borrower in the form attached hereto as Exhibit G. Further, if requested by Agent, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's oil and gas properties one time during each Fiscal Year beginning with the Fiscal Year 1999, by Pilko & Associates, Inc. or other consultants selected by Agent which review shall, if requested by Agent, be arranged and supervised by advisors to Agent, all at Borrower's cost and expense. The consultant shall render a verbal or written report, as specified by Agent, based upon such review at Borrower's cost and expense with such report rendered by September 30, 2000.

         (g) Concurrently with the annual renewal of Borrower's insurance policies, Borrower shall, if requested by Agent in writing, cause a certificate or report to be issued by Agent's professional insurance consultants or other insurance consultants satisfactory to Agent certifying that Borrower's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

         (h) By each Evaluation Date (other than the regular September 1 Evaluation Date) an Engineering Report prepared by petroleum engineers who are employees of Borrower and audited by the Independent Petroleum Engineers, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall reflect reserve information as of a date no earlier than 60 days prior to the date of such report. This report shall be satisfactory to Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

         (i) By the September 1 Evaluation Date, an Engineering Report prepared as of the preceding July 1 by petroleum engineers who are employees of Borrower together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (h) above.

         (j) By January [15] and July [15] of each year, all production data, well logs, core samples and other data that the Lenders' Independent Engineer may request regarding any oil and gas property which will be evaluated in the Engineering Report for the next Evaluation Date but which was not evaluated in the Engineering Report for the immediately preceding Evaluation Date.

         (k) As soon as available, and in any event within thirty (30) days after the end of each month, a report describing by region the gross volume of production and sales attributable to production during such month from the properties described in subsections (h) and (i) above and describing the related severance taxes, other taxes, and leasehold operating expenses and capital costs attributable thereto and incurred during such month.

         (l) As soon as available, and in any event within forty-five days after the end of each June and December, a list, by name and address, of those Persons who have purchased production during such 6-month period from the Mortgaged Properties, giving each such purchaser's owner number for Borrower and each other grantor of a Lien on Mortgaged Properties and each such purchaser's property number for each such Mortgaged Property.

         Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to each Lender any information which Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a) occurrence of any Material Adverse Change,

         (b) the occurrence of any Default of which Borrower has knowledge,

         (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

         (d) the occurrence of any Termination Event,

         (e) any claim of $1,000,000 or more (in the aggregate with other claims pending), any notice of potential liability under any Environmental Laws which might exceed such amount, or any other claim of $1,000,000 or more (in the aggregate with other such liabilities and claims pending) asserted against any Restricted Person or with respect to any Restricted Person's properties, and

         (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance in all material respects with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within one hundred twenty (120) days after the incurrence thereof same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, provided that such contest does not induce any danger of sale, forfeiture, or loss, and has set aside on its books adequate reserves in accordance with GAAP.

         Section 6.8. Insurance. Each Restricted Person shall at all times maintain insurance for its property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without 30 days prior notice to Agent, (c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with Insurance Schedule.

         Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may upon five (5) days prior written notice to Borrower pay the same; provided, however, that if Borrower is contesting any such amount in accordance with the terms of the Loan Documents and gives Agent written notice thereof at least one (1) day prior to the date contained in Agent's notice to Borrower on which Agent intends to pay such amount, Agent will refrain from making such payment for so long as Borrower is contesting such amount in accordance with the terms of the Loan Documents. If any Restricted Person fails to pay any insurance premiums it is required to pay under any Loan Document, Agent may pay the same. Notwithstanding the foregoing, Agent may pay any taxes, expenses, attorneys' fees, premiums or other amounts required to be paid by any Restricted Person under any Loan Document to prevent the attachment of any lien on any of such Restricted Person's assets. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 6.10. Interest. Borrower hereby promises to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due or within the applicable period of grace, if any. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance in all material respects with all Laws applicable thereto.

         Section 6.12. Environmental Matters; Environmental Reviews.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect except to an extent that the failure to do so would not cause a Material Adverse Change.

         (b) will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice which involve or could reasonably be expected to involve asserted damages in excess of $1,000,000 (in the aggregate with other such notices regarding matters pending), pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         (d) Borrower will comply with any recommendations made to Borrower pursuant to the report rendered pursuant to Section 6.2(f) in a manner consistent with a reasonable and prudent operator.

         Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Lender at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person. Without limiting the foregoing, each Restricted Person shall deliver such Security Documents (i) immediately upon consummation of an acquisition of assets involving an amount in excess of $10,000,000 by such Restricted Person, covering such assets, (ii) within 30 days after consummation of any other acquisition of assets by such Restricted Person, covering such assets and (iii) within 30 days after the end of any Fiscal Quarter in which such Restricted Person has completed any wells, covering the properties related thereto (to the extent not theretofore covered by Security Documents). Borrower also agrees to deliver, upon the request by Agent, whenever Agent reasonably determines that a question exists with respect to the ownership of or title to such properties or interests favorable title opinions from legal counsel acceptable to Agent with respect to any Restricted Person's properties and interests designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Agent may request. Agent is hereby authorized to release any and all Liens pursuant to the Security Documents upon an asset which is sold by Borrower as permitted under Section 7.5 or otherwise consented to by Majority Lenders; provided, that Borrower shall have made any required payments pursuant to Section 2.8 of this Agreement.

         Section 6.15. Perfection and Protection of Security Interests and Liens. Within 30 days of a written request by Agent, Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.16. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower whether or not with any Lender, and (c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.17. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of such Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.18. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Restricted Persons are and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred Restricted Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.


                  ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a) the Obligations;

         (b) any guaranty by a Restricted Person of Indebtedness of Borrower or Indebtedness on which Borrower is the primary obligor;

         (c) obligations under operating leases entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects;

         (d) unsecured Indebtedness among Borrower and the Guarantors arising in the ordinary course of business;

         (e) Indebtedness arising under Hedging Contracts permitted under 7.3;

         (f) Approved Debt (excluding any renewals or extensions thereof); and

         (g) Permitted Subordinated Indebtedness.

         Section 7.2. Limitation on Liens. Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

         Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except:

         (a) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons, provided that at all times: (i) no such contract fixes a price for a term of more than twenty-four (24) months; (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (iii) no such contract requires any Restricted Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder other than deposits made by Borrower to satisfy minimum margin requirements in an aggregate amount not to exceed $10,000,000 outstanding at any time, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency, and (v) promptly after entering into such contract, if requested by Agent, but in any event on a monthly basis, Borrower gives notice of such fact to Agent and all Lenders. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(h) or (i), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such
Section 6.2(h) or (i) above and otherwise are satisfactory to Agent. Notwithstanding the foregoing, in the event that the aggregate monthly production covered by all contracts entered into with the purpose and effect of fixing prices on oil and/or gas expected to be produced by Restricted Persons (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for a period of six consecutive months equals, in the aggregate for such six month period, seventy-five percent (75%) of the Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses during such six month period, Borrower will notify agent and each Lender in writing of such fact at least fifteen (15) days prior to the beginning of such six month period; and

         (b) upon prior written notice to Agent and Lenders, contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the Indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency.

         Section 7.4. Limitation on Mergers, Issuances of Securities. No Restricted Person will merge or consolidate with or into any other Person except that any Subsidiary of Borrower may be merged into or consolidated with (a) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (b) Borrower, so long as Borrower is the surviving business entity. No Restricted Person will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities other than common stock of Borrower or Preferred Stock. Such Preferred Stock will pay no dividends in cash or property and not be subject to redemption under any event or circumstance, in either event for a period extending 6 months following the Maturity Date. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

         (c) capital stock of any of Borrower's Subsidiaries which is transferred to Borrower;

         (d) oil and gas properties which are sold for cash for fair consideration during the term of this Agreement not in excess of $3,000,000 in the case of any individual sale nor in excess of $15,000,000 in the aggregate with respect to all such sales after Effective Date;

         (e) as contemplated by the FAB Transaction.

         Section 7.6. Limitation on Dividends and Redemptions and Debt. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, except that (i) as contemplated by the FAB Transaction or (ii) Restricted Person may make dividends in the form of Preferred Stock. In no event shall a Restricted Person make a cash dividend payment in respect of the Preferred Stock. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by Borrower and Guarantors (a) without limitation to Borrower; and (b) to Guarantors which are Subsidiaries of Borrower, to the extent permitted under the investment restrictions of Section 7.7. No Restricted Person shall make a prepayment of any Indebtedness except for prepayments of Approved Debt.

         Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (c) make any acquisitions of or capital contributions to or other Investments in any Person, other than Permitted Investments or Permitted Stock Acquisitions, or (d) make any significant acquisitions or Investments in any properties other than oil and gas properties.

         Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to Borrower or to any Guarantor.

         Section 7.9. Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries nor any Guarantor will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's length dealings with Persons other than such Affiliates except for material transactions among Restricted Persons.

         Section 7.10. Prohibited Contracts;. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA. No Restricted Person will create or allow to exist any ERISA Plan other than those existing on the date hereof.

         Section 7.11. Current Ratio. The ratio of Borrower's Consolidated Current Assets to Borrower's Consolidated Current Liabilities will never be less than 1.0 to 1.0.

         Section 7.12. Fixed Charge Coverage Ratio. The ratio of Borrower's Consolidated Cash Flow for any Fiscal Quarter to Borrower's Consolidated Fixed Charges for such Fiscal Quarter will never be less than 1.5 to 1.0.

         Section 7.13. Interest Coverage. The ratio of Borrower's Consolidated Cash Flow for any Fiscal Quarter to Borrower's Consolidated Interest Expense for such Fiscal Quarter will never be less than 2.5 to 1.0.

         Section 7.14. Tangible Net Worth. The sum of (a) Borrower's Consolidated Tangible Net Worth plus (b) all non-cash charges attributable to any full cost accounting writedown of assets from and after the date of the Initial Financial Statements will never be less than the sum of (i) 90% of Consolidated Tangible Net Worth as reflected in the Initial Financial Statements plus (ii) 50% of Consolidated Net Income (if positive) for each Fiscal Quarter since the date of the Initial Financial Statements plus (iii) an amount equal to 50% of the net worth of any Person that becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of Borrower or substantially all of the assets of which are acquired by the Borrower or any Subsidiary of the Borrower to the extent the purchase price paid therefor is paid in equity securities of the Borrower or any Subsidiary of the Borrower plus
(iv) 50% of the net cash proceeds (but without duplication) of any offerings of capital stock or other equity interests of the Borrower or any of its Subsidiaries or pursuant to the conversion or exchange of any redeemable Preferred Stock into capital stock or other equity interests of the Borrower or any of its Subsidiaries since the date of the Initial Financial Statements.

         Section 7.15. Capital Expenditures. Borrower shall not, and shall not permit any Restricted Person to incur any Capital Expenditures in any of the six month periods beginning with March 1 or September 1 of each year (an "Incurrence Period") in excess of the Capital Expenditure Limit for the Applicable Measurement Period. The "Applicable Measurement Period" means the six month period beginning January 1 or July 1 immediately prior to the Incurrence Period. "Capital Expenditure Limit" means the sum of (but without duplication), with respect to a period, (i) eighty percent (80%) of Projected Excess Cash Flow for the Applicable Measurement Period, plus (ii) the amount by which Current Assets exceed Current Liabilities (or minus the amount by which Current Liabilities exceed Current Assets) on the first day of the Applicable Measurement Period, plus (iii) the 50% of the net cash proceeds received from the incurrence of Indebtedness or issuance of equity after the first day of such Applicable Measurement Period which is not required to be applied to the Loans pursuant to
Section 2.8(a) or (b), plus (iv) the net cash proceeds from the sale, transfer, conveyance or assignment of properties that, pursuant to Section 7.5(d) and
Section 2.8(c), are not required to be applied to the Loans minus (v) any uninvoiced Capital Expenditures incurred prior to the first day of the Applicable Measurement Period (to the extent not reflected in Current Liabilities). "Projected Excess Cash Flow" means for the Applicable Measurement Period, projected Consolidated Cash Flow minus projected Fixed Charges for such period, with such projections for revenue, taxes, lease operating expenses ad other burdens to be based on the amounts reflected in the Engineering Report delivered for the preceding January 1 or July 1 Evaluation Date in respect of properties which are shown as proved developed producing properties in such report. Notwithstanding the foregoing, the Capital Expenditure Limit for the first Incurrence Period after the Effective Date will be established in a manner reasonably acceptable to Agent and Borrower, including, without limitation (i) using a different starting date for the Applicable Measurement Period to fall after the Effective Date, if appropriate, (ii) taking into account the sources and uses of cash and the payments of claims in connection with the Reorganization, and

(iii) not treating payments of claims which arose prior to the Effective Date (whether arising as operating expenses or as capital expenditures) as capital expenditures, whether paid on the Effective Date or from time to time thereafter; provided, however if such claims are to be paid from time to time after the Effective Date, such payments shall be treated as projected Fixed Charges in the period payable.


                  ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Article VI, and such failure is neither remedied by such Restricted Person nor waived by Majority Lenders within 15 days after its occurrence or within such longer period which Majority Lenders may in their sole and absolute discretion provide to such Restricted Person;

         (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document and such failure is not remedied within the applicable grace period, if any;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a

Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $500,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

         (j)      Any Restricted Person:

                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty days after the entry or levy thereof or after any stay is vacated or set aside;

         (k) Any Change of Control occurs; and

         (l) Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender and any obligation of LC Issuer to issue Letters of Credit hereunder to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and any obligation of LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                               ARTICLE IX - Agent


         Section 9.1. Appointment and Authority. Each Lender Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Note nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender to Agent of any Default or Event of Default, Agent shall promptly notify each other Lender thereof.

         Section 9.2. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         SECTION 9.4. INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER WITHIN TEN (10) DAYS AFTER DEMAND) FROM AND AGAINST SUCH LENDER'S PERCENTAGE SHARE OF ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT AND OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under
Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section
1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lender Parties, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lender Parties (other than to the Person who is Agent in its separate capacity as a Lender Party) shall be held by Agent pending such distribution solely as Agent for such Lender Parties, and Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 9.9. Resignation. Agent may resign at any time by giving 30 days prior written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Majority Lenders shall have the right to appoint a successor Agent subject, so long as no Default shall have occurred and be continuing, to the approval of Borrower, which approval shall not be unreasonably withheld or delayed. A successor must be appointed for any retiring Agent, and such Agent's resignation shall only become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a financial institution organized or licensed to conduct a lending or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                            ARTICLE X - Miscellaneous

         Section 10.1. Waivers and Amendments; Acknowledgments.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.3(f)) in connection with initial Loans, (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest

(including mandatory prepayments pursuant to Section 2.8), (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment, (7) release all or substantially all of the Collateral or (8) amend this Section 10.1(a). Notwithstanding the foregoing, Agent, in such capacity, may execute and deliver (i) any waiver or amendment waiving any of the conditions specified in Article IV subsequent to the initial Loans having been made only upon the prior consent of each Revolving Credit Lender and (ii) a release of Liens upon the sale of assets as provided in Section 6.14 without the consent of any of the Lenders.

         (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

         Section 10.4. Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation reasonable attorneys' fees, consultants' fees, engineering fees, accounting fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents or (2) the defense or enforcement of any of the Loan Documents (including this Section) or the defense of such Lender Party's exercise of its rights thereunder and (iii) all reasonable costs and expenses incurred by or on behalf of Agent, in such capacity, (including without limitation reasonable attorneys' fees, consultants' fees, engineering fees, accounting fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of any and all consents, waivers or other documents or instruments relating to the Loan Documents, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) the monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document or (5) the defense of the amount, extent, validity or priority of the Liens benefiting or securing the Existing Agreement and the obligations thereunder or of the Liens securing the Obligations. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (b) INDEMNITY. BORROWER AGREES TO INDEMNIFY EACH LENDER PARTY, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN
PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH LENDER PARTY GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY LENDER PARTY OR ANY OTHER PERSON OR ANY LIABILITIES OR DUTIES OF ANY LENDER PARTY OR ANY OTHER PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.


         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments.

         (a) All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections
3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and
(iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1(a). No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

         (c) Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to a Person that is a Lender or an Affiliate of a Lender or that has consented to by Agent, which consent will not be unreasonably withheld, and then only if such assignment is made in accordance with the following requirements:

                  (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Maximum Credit Amount of both the assignor and assignee shall equal or exceed $5,000,000.

                  (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance Agreement in the form of Exhibit F, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $5,000. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (1) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (2) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

                  (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
         Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

                  (iv) Any Lender who determines to sell any Loan must sell such Lender's Revolving Credit Loan or Series B Term Loan and such Lender's Series A Term Loan in equal proportions.

                  (v) No such assignee shall be an oil and gas industry competitor or a Person buying directly for the account of an oil and gas industry competitor [other limitations to be discussed].

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.

         (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. Confidentiality. Each Lender Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (c) is disclosed to any Lender Party's Affiliates, auditors, attorneys, or agents, (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (e) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND FURTHER AGREES TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF NEW YORK TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY MAJORITY LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST LENDER PARTIES AND ANY QUESTIONS RELATING TO USURY. BORROWER AGREES THAT SECTIONS 5-1401

AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK, 10014 AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO LENDER PARTIES A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

         Section 10.8. Limitation on Interest. Lender Parties, Restricted Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

         Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.11. Counterparts; Fax. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

         Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. TO THE EXTENT PERMITTED BY LAW, LENDER PARTIES AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER PARTIES' ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND EACH LENDER PARTY HEREBY FURTHER (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.



         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                       FORCENERGY INC, as Borrower


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Address:
                                       2730 S.W. 3rd Avenue, Suite 800
                                       Miami, Florida 33192
                                       Attention:

                                       Telephone: (305) 856-8500
                                       Fax: (305) 856-4300

                                       ING (U.S.) CAPITAL LLC,
                                       Agent, [LC Issuer] and Lender


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Address:

                                       55 E. 52nd Street
                                       New York, New York  10055
                                       Attention:
                                                 ----------------------------

                                       Telephone: (212)
                                                        ---------------------
                                       Fax: (212) 832-3616

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------


                                       DEN NORSKE BANK ASA


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------

                                       MEESPIERSON CAPITAL CORP.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------


                                       BANK OF SCOTLAND


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------

                                       CREDIT AGRICOLE INDOSUEZ


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------


                                       NATEXIS BANQUE BFCE


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------


                                       SOCIETE GENERALE, SOUTHWEST AGENCY


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------

                                       GENERAL ELECTRIC CAPITAL CORP.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------


                                       BANK OF AMERICA


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------


                                       AVENUE MANAGEMENT LLC


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       Maximum Series A Term Loan Amount:

                                       --------------------------------------
                                       Revolving Credit Percentage Share:

                                       --------------------------------------
                                       Domestic Lending Office:

                                       --------------------------------------
                                       Eurodollar Lending Office:

                                       --------------------------------------

                                                                      SCHEDULE 1


                               DISCLOSURE SCHEDULE

         To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:

1. Initial Financial Statements:




2. Other Obligations:




3. Litigation:




4. ERISA Liabilities:




5. Names and Places of Business:




6. Borrower's Subsidiaries and Stockholdings:




7. Initial Engineering Reports

                                                                      SCHEDULE 2

                                SECURITY SCHEDULE


         [The following direct and indirect Subsidiaries of Borrower - Forcenergy Resources, Inc., Forcenergy Onshore Inc., Forcenergy Ltd., Forcenergy Drilling Inc., Forcenergy GOM Inc., Forcenergy International Inc., Forcenergy Phenix Marin Corp., Forcenergy Gryphon B.V., Forcenergy Australia Pty Ltd., Edisto Energy Inc., Edisto Energy Canada, Inc., Forcenergy Invest AM, FAB Holding Co. LLC, Forcenergy AB, and Mint Holding Co. - shall unconditionally and absolutely guaranty payment of Borrower's obligations hereunder and Borrower and such Subsidiaries shall grant Lenders security interests and liens, with priority over all existing and future security interests, liens, claims, and encumbrances, in and on all real and personal property, whether now existing or hereafter acquired, and all proceeds, products, rents, revenues, and profits of the same, of such Persons.]

         [Borrower will assign deposit accounts and agree not to move bank accounts.]

                                                                     EXHIBIT A-1


                                 PROMISSORY NOTE
                             [Revolving Credit Note]

$_________________              New York, New York                ________, 1999

         FOR VALUE RECEIVED, the undersigned, Forcenergy Inc, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of ING (U.S.) Capital LLC, (herein called "Lender"), the principal sum of _______________________________________ Dollars ($ __________), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Agent under the Credit Agreement, ____________________ or at such other place within ____________ County, ____________, as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, ING (U.S.) Capital LLC, as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on ____________, 19__.

         So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Interest Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                       FORCENERGY INC


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT A-2


                                 PROMISSORY NOTE
                              [Series A Term Note]

$_________________              New York, New York                ________, 1999

         FOR VALUE RECEIVED, the undersigned, Forcenergy Inc, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of ING (U.S.) Capital LLC, (herein called "Lender"), the principal sum of _______________________________________ Dollars ($ __________), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Agent under the Credit Agreement, ____________________ or at such other place within ____________ County, ____________, as from time to time may be designated by the holder of this Note.

         This Note (b) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, ING (U.S.) Capital LLC, as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on ____________, 19__.

         So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Interest Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                       FORCENERGY INC


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT A-3


                                 PROMISSORY NOTE
                              [Series B Term Note]

$_________________              New York, New York                ________, 1999

         FOR VALUE RECEIVED, the undersigned, Forcenergy Inc, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of ING (U.S.) Capital LLC, (herein called "Lender"), the principal sum of _______________________________________ Dollars ($ __________), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Agent under the Credit Agreement, ____________________ or at such other place within ____________ County, ____________, as from time to time may be designated by the holder of this Note.

         This Note (c) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, ING (U.S.) Capital LLC, as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on ____________, 19__.

         So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Interest Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                       FORCENERGY INC


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT B


                                BORROWING NOTICE


         Reference is made to that certain Credit Agreement dated as of ______, 1999 (as from time to time amended, the "Agreement"), by and among Forcenergy Inc ("Borrower"), ING (U.S.) Capital LLC, as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.3(a) of the Agreement as follows:

Aggregate amount of Borrowing:                              $__________________

Type of Loans in Borrowing:                                  __________________

Date on which Loans are to
be advanced:                                                 __________________

Length of Interest Period for
Eurodollar Loans (1, 2 or 3 months):                         ___________ months

If combined with existing Loans
see attached Continuation/Conversion Notice.

         To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

         (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

         (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

         (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in
Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advances requested hereby. Borrower will use the Advances hereby requested in compliance with Section 2.5 of the Agreement.

         (d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

         (e) The Facility Usage, after the making of the Advances requested hereby, will not be in excess of the Revolving Credit Commitment on the date requested for the making of such Advances.

         (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.


                                       FORCENERGY INC


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT C


                         CONTINUATION/CONVERSION NOTICE

         Reference is made to that certain Credit Agreement dated as of _______, 1999 (as from time to time amended, the "Agreement"), by and among Forcenergy Inc ("Borrower"), ING (U.S.) Capital LLC, as Agent, and the lenders referred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Borrower hereby requests a Conversion or Continuation of existing Loans into a new Borrowing pursuant to Section 2.4 of the Agreement as follows:

         Existing Borrowing(s) to be continued or converted:

         $____________ of Eurodollar Loans with Interest Period ending _________

         $____________ of Base Rate Loans

         If being combined with new Loans, $____________ of new Loans to be advanced on __________

         Aggregate amount of new Borrowing:                  $__________________

         Type of Loans in new Borrowing:                      __________________

         Date of Continuation or Conversion:                  __________________

         Length of Interest Period for Eurodollar Loans
         (1, 2 or 3 months):                                  ___________ months

         To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

         (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

         (b) here does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in
Section 10.1(a) of the Agreement.

         (c) he Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF this instrument is executed as of _________________.


                                       FORCENERGY INC


                                       By:
                                          ------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT D


                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS

         Reference is made to that certain Credit Agreement dated as of ________, 1999 (as from time to time amended, the "Agreement"), by and among Forcenergy Inc ("Borrower"), ING (U.S.) Capital LLC, as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 6.1(b) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

         (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

         (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

         (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections 7.12 through 7.15 of the Agreement and Borrower's non-compliance as of such date with the requirements of Section(s) ____________ of the Agreement;

         (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section [6.4] 5.1(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

         (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

         The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of __________, 19__.


                                       FORCENERGY INC


                                       By:
                                          -------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT G


                      ENVIRONMENTAL COMPLIANCE CERTIFICATE

         Reference is made to that certain Credit Agreement dated as of _______, 1999 (as from time to time amended, the "Agreement"), by and among Forcenergy Inc ("Borrower"), ING (U.S.) Capital LLC, as Agent, and certain financial institutions. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. The undersigned, being the *[President/Chief Executive Officer] of Borrower, hereby certifies to Agent and Lenders as follows:

         1. For the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and is complying with Section [____] of the Credit Agreement *[except as set forth in Schedule I attached hereto];

         2. To the best knowledge of the undersigned after due inquiry, Borrower is on the date hereof in compliance with all applicable Environmental Laws, noncompliance with which could cause a Material Adverse Change;

         3. Borrower has taken (and continues to take) steps to minimize the generation of potentially harmful effluents;

         4. Borrower has established an ongoing program of conducting an internal audit of each operating facility of Borrower to identify actual or potential environmental liabilities which could cause a Material Adverse Change; and

         5. Borrower has established an ongoing program of training its employees in issues of environmental, health and safety compliance, and Borrower presently has one or more individuals in charge of implementing such training program.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry and consultation with the operating officers of Borrower, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of __________, 19__.

                                       FORCENERGY INC


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT F


                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of ______, 1999 (the "Credit Agreement") among Forcenergy Inc, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and ING (U.S.) Capital LLC, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section [____] thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section [____].

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Agent, unless otherwise specified on Schedule 1.

         5. Upon such acceptance and recording by Agent, as of the Effective Date, (vii) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (viii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

         Percentage interest assigned:      ________%

         Assignee's Commitment:             $_______

         Aggregate outstanding principal amount of Loans assigned:     $_______

         Principal amount of Note payable to Assignee:                 $_______

         Principal amount of Note payable to Assignor:                 $_______

         Effective Date (if other than date of acceptance by Agent): *____, 19__



                                       [NAME OF ASSIGNOR], as Assignor


                                       By:
                                          --------------------------------------
                                          Title:

                                       Dated:________________, 19__




                                       [NAME OF ASSIGNEE], as Assignee


                                       By:
                                          --------------------------------------
                                          Title:

                                       Domestic Lending Office:

                                       Eurodollar Lending Office:


         * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Agent.

Accepted [and Approved] **
this ___ day of ___________, 19 _


*[NAME OF AGENT]


By:
   ----------------------------
   Title:


[Approved this ____ day
of ____________, 19__

[NAME OF BORROWER]


By: ______________________________]**
    Title:







         ** Required if the Assignee is an Eligible Assignee solely by reason of subsection (iii) of the definition of "Eligible Assignee".

                                                                       EXHIBIT 6

                                SECURED CRAMDOWN
                                 PROMISSORY NOTE

$                               New York, New York            September __, 1999
  ---------------------


         FOR VALUE RECEIVED, the undersigned, Forcenergy Inc, a Delaware corporation (formerly known as Forcenergy Gas Exploration, Inc. and herein called "Borrower"), hereby promises to pay to the order of ______, a ______ and (herein called "Lender"), the principal sum of ______ and No/100 Dollars ($______), together with interest on the unpaid principal balance thereof at the rate of eight percent (8%) per annum, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Lender, ______, or at such other place as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code in In re: Forcenergy, Inc and In re: Forcenergy Resources Inc., Jointly Administered Cases Nos. 99-11391 and 99-11392 filed in the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Proceeding"), which Plan was confirmed on ______, 1999 (the "Plan of Reorganization"), and (b) is secured by and entitled to the benefits of that certain (i) Renewal Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Borrower to ______, Trustee and ING (U.S.) Capital LLC, as Collateral Agent for the Lender and others (the "Agent"), (ii) Stock Pledge Agreement from Borrower in favor of Agent and (iii) Guarantor Stock Pledge Agreement from Forcenergy Resources, Inc. in favor of Agent (the "Security Documents"). Reference is hereby made to the Security Documents for a description of the nature and extent of the security thereby provided (the "Collateral") and the rights of the parties thereto.

         This Note is given in replacement of and substitution for, but does not extinguish the debt evidenced by, the Note(s) issued to Lender (as identified and defined in that certain Fifth Restatement of Credit Agreement dated April 13, 1998, among Borrower, ING (U.S.) Capital Corporation as Agent, and the Lenders referred to therein).

         The amounts owing under this Note shall be due and payable as follows:
(i) On the first day of the first calendar month following the Effective Date (hereafter defined), and on the first day of each succeeding calendar month thereafter, accrued interest shall be due and payable; and (ii) all accrued, but unpaid interest, and all unpaid principal owing under this Note, shall be due and payable on the fifth anniversary of the Effective Date. All payments received shall be applied first to the costs of collection, second to accrued, but unpaid interest and finally to principal.

         Borrower may prepay this Note or any portion hereof at any time and from time to time prior to maturity without penalty. All such prepayments received shall be applied first to accrued, but unpaid interest, and secondly to principal.

         In the event the ratio of (i) the value of the Collateral securing all notes issued under the Plan of Reorganization to (ii) the principal amount outstanding under all notes issued to Class 3 claimants under the Plan or Reorganization, is at any fiscal quarter less than 4:3, Borrower shall be required to prepay this Note in the amount necessary to achieve a 4:3 ratio. The Collateral shall be valued on a quarterly basis by the Borrower using an SEC PV-10 valuation, except substituting the average NYMEX price for oil and gas during the prior quarter. Borrower shall provide the valuation to the Lender within forty-five (45) days after the end of each fiscal quarter. To the extent a prepayment is required, such payment shall be due within (30) days following delivery of the valuation to the Lender.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         It is agreed that: (a) if default shall be made in the timely payment of principal on this Note which default has not been cured by Borrower within five (5) days; (b) if default shall be made in the timely payment of interest on this Note, which default has not been cured by Borrower within thirty (30) days;
(c) if default is made in the observance of any covenant of the Borrower under the Security Documents, which default has not been cured by the Borrower within sixty (60) days after the date of receipt by Borrower of written notice of such default from Lender; or (d) should Borrower or any endorser, surety or guarantor hereof make an assignment for the benefit of creditors, file a petition under any bankruptcy law or any insolvency law or any other law for the relief or aid of debtors, including, without limitation, the Federal Bankruptcy Code of 1986 or any amendment thereto (any such law or code being herein referred to as a "Bankruptcy Law") or file a petition or answer seeking for itself, or consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Bankruptcy Law or failure of any such petition filed against it to be dismissed within sixty (60) days from the date when filed or should a receiver, custodian, liquidator, fiscal agent or trustee of any of them or of the whole or any substantial part of their properties or assets be appointed or should a court enter an order, judgment or decree approving a petition filed against any one of them seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Bankruptcy Law or should an order of relief be entered pursuant to any such Bankruptcy Law with respect to any one of them, then such event shall be deemed to be, and is hereinafter referred to as a "Default".

         It is agreed that in the event of a Default hereunder, the Lender or any other holder hereof, at its option, may declare the entirety of this Note, together with all accrued but unpaid interest thereon and hereon, immediately due and payable without notice, demand or presentment to the

Borrower or any other person or party, all of which are hereby waived, and failure to exercise said option shall not constitute a waiver on the part of Lender or any other holder hereof of the right to exercise said option at any other time.

         If this Note is not paid at maturity, howsoever said maturity may be brought about, and the same is placed in the hands of an attorney for collection or if collection by suit or by any other legal proceedings is sought, the undersigned agrees to pay Lender all costs and expenses incurred by Lender in connection therewith, including, but not limited to, reasonable attorneys' fees, all of which shall become a part of the principal hereof.

         Borrower and all other parties hereafter assuming or otherwise becoming liable for the payment of any sum of money payable under this Note jointly and severally waive notice of acceleration and notice of intent to accelerate, grace, presentment and demand for payment, notice of protest, and/or dishonor.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

         It is the intention of Borrower and Lender to conform strictly to the interest laws applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, the aggregate of all interest and any other charges or consideration constituting interest under applicable interest law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum legal rate of interest allowed by the applicable law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note, then in such event (a) neither the Borrower hereof nor Borrower's heirs, legal representatives, successors or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the interest laws applicable to this loan transaction, and (b) any excess shall be deemed a mistake and canceled automatically and, if therefore paid, shall be credited on this Note by the holder hereof (or if this Note shall have been paid in full, refunded to Borrower), and (c) the effective rate of interest shall be automatically subject to reduction to the maximum legal rate of interest allowed under such interest laws as now or hereafter construed by courts of appropriate jurisdiction. All sums paid or agreed to be paid the holder or holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by the interest laws applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of this Note.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

         EXECUTED to be effective on the _________ day of _________________, 1999 (the "Effective Date").


                                       FORCENERGY INC, formerly known as
                                       Forcenergy Gas Exploration, Inc.


                                       By:
                                           -------------------------------------

                                                                       EXHIBIT 7

        RENEWAL DEED OF TRUST, MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT,
                     FIXTURE FILING AND FINANCING STATEMENT
                                      FROM
                                 FORCENERGY INC
                         (Taxpayer I.D. No. 65-0429338)
                                       TO
                             FRANK FERRARA, TRUSTEE,

                                       AND
                          ING (U.S.) CAPITAL LLC, AGENT
                         (Taxpayer I.D. No. 13-4038440)

                            Dated September ___, 1999
                             (The "Effective Date")

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS ON COLLATERAL.

THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS), AND THE ACCOUNTS RELATED THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OR MINEHEADS OF THE WELLS OR MINES LOCATED ON THE PROPERTIES DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT. THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE COUNTIES AND/OR PARISHES REFERENCED IN EXHIBIT A HERETO AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING. THE GRANTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT.

MISSISSIPPI INDEXING INSTRUCTION: THE PROPERTY SUBJECT TO THIS MORTGAGE IS LOCATED OFFSHORE. THIS INSTRUMENT SHOULD BE INDEXED IN THE GENERAL INDEX AND THE RECORDS OF OFFSHORE MATTERS.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW AGENT (AS HEREINAFTER DEFINED) OR THE TRUSTEE (AS HEREINAFTER DEFINED) TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR (AS HEREINAFTER DEFINED) UNDER THIS MORTGAGE.

THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY INCREASE OR DECREASE FROM TIME TO TIME.

WHEN RECORDED OR FILED RETURN TO:        THIS DOCUMENT PREPARED BY:

Thompson & Knight, P.C.                  James Donnell
1700 Pacific Avenue                      Andrews & Kurth L.L.P.
Suite 3300                               600 Travis, Suite 4200
Dallas, Texas   75201                    Houston, Texas  77002
Attention:  Nancy Heberling

        RENEWAL DEED OF TRUST, MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT,
                     FIXTURE FILING AND FINANCING STATEMENT
                                (this "Mortgage")


                                   ARTICLE I.

                     Granting Clauses; Secured Indebtedness

         Section 1.1. Grant and Mortgage. FORCENERGY INC, 2730 S.W. 3rd Avenue, Suite 800, Miami, Dade County, Florida 33129-2237 (herein called "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to Grantor in hand paid, and in order to secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Grantor hereinafter described, does hereby (a) GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Frank Ferrara, Trustee (herein called "Trustee"), and grant to Trustee a POWER OF SALE (pursuant to this Mortgage and applicable law) with respect to, those of the following described properties; rights and interests which are located in (or cover properties located in) the States of Texas, Alaska or Mississippi, or which are located within (or cover properties located within) the offshore area over which the United States of America asserts jurisdiction and to which the laws of any such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby (the "Deed of Trust Mortgaged Properties"), and (b) MORTGAGE, ASSIGN, WARRANT, PLEDGE and HYPOTHECATE to Agent (as hereinafter defined), and grant to Agent a POWER OF SALE (pursuant to this Mortgage and applicable law) with respect to, all of the following described rights, interests and properties which were not granted to Trustee in clause (a) above (the "Other Mortgaged Properties"):

                  A. The oil, gas and/or other mineral properties, mineral servitudes, and/or mineral rights which are described in Part One of Exhibit A attached hereto and made a part hereof;

                  B. The interest in the oil, gas and/or other mineral leases (and other properties, if any) described in Part Two of Exhibit A hereto that was conveyed to Forcenergy Partners, L.P. or Forcenergy Offshore, Inc. in those certain conveyances (the "Apache/et al Conveyances") described in Exhibit "C" hereto;

                  C. All of the Grantor's interest in the oil, gas and/or other mineral leases, and other properties, which are described in Part Three of Exhibit A hereto;

                  D. Without limitation of the foregoing, all other right, title and interest of Grantor of whatever kind or character (including, without limitation, interests in oil, gas and/or mineral leases, fee mineral and/or royalty interests, and other interests) in and to the lands which are described or referred to in Exhibit A hereto as a part of the descriptions (contained in such Exhibit A) of oil, gas and/or mineral leases (and/or other properties) and/or mineral servitudes and/or mineral rights, or which are otherwise described in any of the leases or other instruments described in Exhibit A hereto, even though the Grantor's interest therein may be incorrectly described in, or omitted from, Exhibit A hereto;

                  E. All of Grantor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction), which cover, affect or otherwise relate to the properties, rights and interests described in clause A, B, C or D above;

                  F. All of Grantor's interest in and rights under (whether now owned or hereafter acquired by operation of law or otherwise) all presently existing and hereafter created operating agreements, equipment leases, production sales, purchase, exchange and/or processing agreements, gas balancing agreements, transportation agreements, farmout and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements, and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause A, B or C above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests (including but not limited to, those contracts listed in Exhibit A hereto), as same may be amended or supplemented from time to time;

                  G. All of Grantor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, fixtures, movable or immovable property and other property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights- of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause A, B or C above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests; and

                  H. All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.

         TO HAVE AND TO HOLD (a) the Deed of Trust Mortgaged Properties unto the Trustee, and its or their successors or substitutes in this trust, and to its or their successors and assigns, in trust, however, upon the terms, provisions and conditions herein set forth, and (b) the Other Mortgaged Properties unto Agent, and Agent's successors and assigns, upon the terms, provisions and conditions herein set forth (the Deed of Trust Mortgaged Properties and the Other Mortgaged Properties being herein sometimes collectively called the "Mortgaged Properties").

         Section 1.2 Grant of Security Interest. In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Grantor hereinafter described, Grantor hereby grants to Agent a security interest in the entire interest of Grantor (whether now owned or hereafter acquired by operation of law or otherwise) in and to:

                  (a) all oil, gas, other hydrocarbons, and other minerals produced from or allocated to the Mortgaged Properties, and any products processed or obtained therefrom (herein collectively called the "Production"), together with all proceeds of Production (regardless of whether Production to which such proceeds relate occurred on or before or after the date hereof), and together with all liens and security interests securing payment of the proceeds of the Production, including, but not limited to, those liens and security interests provided for under (i) statutes enacted in the jurisdictions in which the Mortgaged Properties are located, or (ii) statutes made applicable to the Mortgaged Properties under federal law (or some combination of federal and state law);

                  (b) without limitation of any other provisions of this Section 1.2, all payments received in lieu of production from the Mortgaged Properties (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof), including, without limitation, "take or pay" payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, payments received in buyout or buydown or other settlement of a production sales contract, and payments received under a gas balancing or similar agreement as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Grantor as a result of Grantor (and/or its predecessors in title) taking or having taken less gas from lands covered by a Mortgaged Property (or lands pooled or unitized therewith) than their ownership of such Mortgaged Property would entitle them to receive (the payments described in this subsection (b) being herein called "Payments in Lieu of Production");

                  (c) all equipment, inventory, improvements, fixtures, accessions, goods and other personal property or movable property of whatever nature or hereafter located on or used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production, or other oil, gas, other hydrocarbons or other minerals), and all licenses and permits of whatever nature now or hereafter used or held for use in connection with the Mortgaged Properties (of in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production, or other oil, gas, other hydrocarbons or other minerals), and all renewals or replacements of the foregoing or substitutions for the foregoing;

                  (d) all contract rights, choses in action (i.e., rights to enforce contracts or to bring claims thereunder) and other general intangibles (regardless of whether the same arose, and/or the events which gave rise to the same occurred, on or before or after the date hereof) related to the Mortgaged Properties, the operation thereof (whether Grantor is operator or non-operator), or the treating, handling, storing, processing, transporting, or marketing of Production or other oil, gas, other hydrocarbons or other minerals (including, without limitation, any of the same relating to payment of proceeds of Production or to payment of amounts which could constitute Payments in Lieu of Production);

                  (e) Without limitation of the generality of the foregoing, any rights and interests of Grantor under any present or future hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Grantor;

                  (f) all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Properties, the Production or any other item of Property (as hereinafter defined) which are now or hereafter in the possession of Grantor or in which Grantor can otherwise grant a security interest, and all books, files, records, magnetic media, and other forms of recording or obtaining access to such data;

                  (g) all money, documents, instruments, chattel paper, securities, accounts or general intangibles arising from or by virtue of any transaction (regardless of whether such transaction occurred on or before or after the date hereof) related to the Mortgaged Properties, the Production or any other item of Property (all of the properties, rights and interests described in subsections (a), (b),
         (c), (d), (e) and (f) above and this subsection (g) being herein sometimes collectively called the "Collateral"); and

                  (h) all proceeds of the Collateral, whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real/immovable property, personal/ movable property or other assets (the Mortgaged Properties, the Collateral and the proceeds of the Collateral being herein sometimes collectively called the "Property").

         Section 1.3. Note, Loan Documents, Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following promissory notes, obligations, indebtedness and liabilities:

                  (a) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of INCC, on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (b) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of Bank of Scotland, on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (c) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of MeesPierson Capital Corp., on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (d) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of Den Norske Bank ASA, on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (e) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of PNC Bank, N.A., on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (f) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of Hibernia National Bank, on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (g) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of General Electric Capital Corporation, on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (h) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of Credit Agricole Indosuez, on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (i) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of Societe Generale, Southwest Agency, on or before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (j) One certain promissory note dated as of the Effective Date, in the principal amount of ________________________ Dollars ($____________) made by Grantor and payable to the order of Natexis Banque BFCE, on br before the fifth anniversary of the Effective Date, bearing interest as therein provided, and containing a provision for the payment of a reasonable additional amount as attorneys' fees, as the same may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part;

                  (k) All indebtedness and other obligations owed to any one or more Lenders or Agent or Trustee now or hereafter incurred or arising pursuant to or permitted by the provisions of one or more of the Notes (as hereinafter defined), this Mortgage or any other instrument now or hereafter evidencing, governing, guaranteeing or securing the "secured indebtedness" (as hereinafter defined) or any part thereof or otherwise executed in connection with any advance or loan evidenced or governed by the Notes (the Notes, this Mortgage and such other instruments being herein sometimes collectively called the "Loan Documents"); and

                  (l) Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above in this
         Section 1.3, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or, similar proceeding.

         Section 1.4. Secured Indebtedness. The notes described in Sections 1.3(b) through 1.3(i), as from time to time supplemented, amended or modified, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are herein sometimes collectively called the "Notes" and are issued pursuant to the "Plan of Reorganization" referenced therein (the "Plan") filed in the "Bankruptcy Proceeding" referenced therein. The indebtedness referred to in Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby". It is contemplated and acknowledged that the secured indebtedness may include revolving credit loans and advances from time to time, and that this Mortgage shall have effect, as of the date hereof, to secure all secured indebtedness, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date.

         SECTION 1.5. MAXIMUM SECURED AMOUNT. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE INDEBTEDNESS SECURED HEREBY SHALL NOT, AT ANY TIME OR FROM TIME TO TIME, EXCEED AN AGGREGATE MAXIMUM AMOUNT OF $____________.

         Section 1.6. Maturity of Indebtedness. The maturity of the indebtedness secured hereby, subject to rights of acceleration, is ____________.

                                   ARTICLE II.

                    Representations, Warranties and Covenants

         Section 2.1. Grantor represents, warrants, and covenants as follows:

                  (a) Title and Permitted Encumbrance. Grantor has, and Grantor covenants to maintain, good and defensible title to the Mortgaged Properties, free and clear of all liens, security interests, and encumbrances except for those which (i) existed as of the Petition Date or (ii) were permitted under the Existing Lien Documents or (iii) are permitted under the Plan.

                  (b) Leases and Contracts; Performance of Obligations. The oil, gas and/or mineral leases, contracts, and other agreements forming a part of the Property, to the extent the same cover or otherwise relate to the Property, are in full force and effect, and Grantor agrees to so maintain them in full force and effect except to the extent provided for in the Plan or in other orders entered in the Bankruptcy Proceeding.

                  (c) Sale of Production. No Mortgaged Property is or will become subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to Grantor other than by checks, drafts, wire transfer advises or, other similar writings, instruments or communications for the immediate payment of money except to the extent provided for in the Plan or in other orders entered in the Bankruptcy Proceeding.

                  (d) Condition of Personal Property. The equipment, inventory, improvements, fixtures, goods and other tangible personal/moveable property forming a part of the Collateral are, and will (subject to repair and/or replacement in the ordinary course of business and events of casualty and force majeure) remain, in good repair and condition and are and will be adequate for the normal operation of the Collateral in accordance with prudent industry standards; all of such Collateral is, and will remain, located on the Mortgaged Properties, except for that portion thereof which is or shall be located elsewhere (including that usually located on the Mortgaged Properties but temporarily located elsewhere) in the course of the normal operation of the Collateral. Upon request of Agent, Grantor will deliver to Agent an inventory and/or financing statements describing and showing the make, model, serial number and location of all equipment, inventory, fixtures, goods and other tangible personal property forming a part of the Property.

                  (e) Operation of Mortgaged Properties. The Mortgaged Properties (and properties unitized therewith) are being (and, to the extent the same could adversely affect the ownership or operation of the Mortgaged Properties after the date hereof, have in the past been), and hereafter will be, maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity in all material respects with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity in all material respects with all oil, gas and/or other mineral leases (including, without limitation, in conformity with. all provisions where the failure to be in conformity could affect the validity and/or continuance in force of a lease) and other contracts and agreements forming a part of the Property and in conformity with the permitted Encumbrances.

                  (f) Sale or Disposal. Grantor will not, without the prior written consent of Agent, sell, exchange, lease, transfer, or otherwise dispose of any part of, or interest in, the Property other than those allowed in the Existing Lien Documents. Grantor shall account fully and faithfully for and, if Agent so elects, shall promptly pay or turn over to Agent the proceeds in whatever form received from disposition in any manner of any of the Property. Grantor shall at all times keep the Property and its proceeds separate and distinct from other property of Grantor and shall keep accurate and complete records of the Property and its proceeds.

                  (g) Ad Valorem and Severance Taxes. Grantor has paid and discharged, and will continue to pay and discharge, all ad valorem taxes assessed against the Property or any part thereof and all production, severance and other taxes assessed against, or measured by, the Production or the value, or proceeds, of the Production except to the extent same are being contested in good faith and Grantor has established adequate reserves therefor.

                  (h) Environmental. Except as provided for in the Plan, Grantor will not cause or permit the Property or Grantor to be in violation of applicable Environmental Laws. Grantor shall obtain or cause third-party operators to represent that they have obtained, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

                  (i) Not Abandon Wells: Participate in Operations. Except as provided for in the Plan, Grantor will not, without prior written consent of Agent, abandon, or consent to the abandonment of, any well producing from the Mortgaged Properties (or properties unitized therewith) so long as such well is capable (or is subject to being made capable through drilling, reworking, or other operations which it would be commercially feasible to conduct) of producing oil, gas, or other hydrocarbons or other minerals in commercial quantities (as determined without considering the effect of this Mortgage). Except as provided for in the Plan, Grantor will not, without prior written consent of Agent (which consent, After giving due regard to Grantor's business and technical reasons for electing not to participate, will not be unreasonably withheld), elect not to participate in a proposed operation on the Mortgaged Properties where the effect of such election would be the forfeiture either temporarily (i.e. until a certain sum of money is received out of the forfeited interest) or permanently of any interest in the Mortgaged Properties.

         Section 2.2. Compliance by Operator. As to any part of the Mortgaged Properties which is not a working interest, Grantor agrees to use its reasonable efforts to cause the owner or owners of the working interest in such properties to comply with the covenants and agreements contained herein; and as to any part of the Mortgaged Properties which is a working interest but which is operated by a party other than Grantor, Grantor agrees to use its reasonable efforts (including, but not limited to, exercising all rights under any operating agreement) to cause the party who is the operator of such property to comply with the covenants and agreements contained herein.

                                  ARTICLE III.

                Assignment of Production, Accounts, and Proceeds

         Section 3.1. Assignment of Production. Grantor does hereby absolutely and unconditionally assign, transfer and set over to Agent all Production which accrues to Grantor's interest in the Mortgaged Properties, all proceeds of such Production and all Payments in Lieu of Production (herein referred to as "O&G Proceeds"), and all rights with respect to proceeds or profits to which Grantor is entitled by virtue of ownership of the Mortgaged Properties described in
Section 1.1.H (herein referred to as "Plant Proceeds") (the O&G Proceeds and Plant Proceeds being herein collectively referred to as the "Production Proceeds").

         Section 3.2. Effectuating Payment of Production Proceeds to Agent. Upon a Default, Grantor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be reasonably requested by Agent or that may be required by any party for the purpose of effectuating payment of the Production proceeds to Agent. If under any existing sales agreements, other than division orders or transfer orders, any Production Proceeds are required to be paid to Grantor so that under such existing agreements payment cannot be made of such Production Proceeds to Agent, Grantor's interest in all Production Proceeds under such sales agreements and in all other Production Proceeds which for any reason may be paid to Grantor shall, when received by Grantor, constitute trust funds in Grantor's hands and shall be immediately paid over to Agent. Without limitation upon any of the foregoing, Grantor hereby constitutes and appoints Agent, effective upon a Default as Grantor's special attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Agent may from time to time prescribe) in the name, place and stead of Grantor to do any and every act and exercise any and every power that Grantor might or could do or exercise personally with respect to all Production and Production Proceeds (the same having been assigned by Grantor to Agent pursuant to Section 3.1 hereof), expressly inclusive, but not limited to, the right, power and authority to:

                  (a) Execute and deliver in the name of Grantor any and all transfer orders, division orders, letters in lieu of transfer orders, indemnifications, certificates and other instruments of every nature that may be requested or required by any party for the purposes of effectuating payment of the Production Proceeds to Agent or which Agent may otherwise deem necessary or appropriate to effect the intent and purposes of the assignment contained in Section 3.1; and

                  (b) If under any product sales agreements other than division orders or transfer orders, any Production Proceeds are required to be paid to Grantor so that under such existing agreements payment cannot be made of such Production Proceeds to Agent, to make, execute and enter into such sales agreements or other agreements as are necessary to direct Production Proceeds to be payable to Agent;

giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Grantor might or could do if personally present; and Grantor shall be bound thereby as fully and effectively as if Grantor had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred upon Agent may be exercised by Agent through any person who, at the time of the execution of the particular instrument, is an officer of Agent. The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the secured indebtedness, or any part thereof, shall remain unpaid. All persons dealing with Agent or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Agent that all the secured indebtedness is fully and finally paid. Agent may, but shall not be obligated to, take such action as it deems appropriate in an effort to collect the Production Proceeds and any reasonable expenses (including reasonable attorney's fees) so incurred by Agent shall be a demand obligation of Grantor and shall be part of the secured indebtedness, and shall bear interest each day, from the date of such expenditure or payment until paid, at the rate described in Section 2.3 hereof.

         Section 3.3. Rights Under Wyoming Statutes. Grantor hereby appoints Agent as its attorney-in-fact to pursue any and all lien rights of the Grantor to liens and security interests in the Mortgaged Properties securing payment of Production Proceeds attributable to the Mortgaged Properties, including, but not limited to, those liens and security interests provided for by Section 34.1-9-319, Wyoming Statutes Annotated, 1988 Republished Edition (June 1991). Grantor further hereby assigns to Agent any and all such liens, security interests, financing statements, or similar interests of Grantor attributable to its interests in the Mortgaged Properties and Production Proceeds therefrom arising under or created by said statutory provision, judicial decision, or otherwise.

                                   ARTICLE IV.

                              Remedies Upon Default

         Section 4. 1. Default. The term "default" as used in this Mortgage shall mean the occurrence of a "Default" as defined in the Notes.

         Section 4.2. Acceleration of Secured Indebtedness. Upon the occurrence of a default described in subsection (e) or (f) of section 4.1 above, all of the secured indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, putting the Grantor in default, dishonor, notice of dishonor or any other notice or declaration of any kind, all of which are hereby expressly waived by Grantor, and the liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as Agent may elect. During the continuance of any other default, Agent at any time and from time to time may without notice to Grantor or any other person declare any or all of the secured indebtedness immediately due and payable and all such secured indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate, putting the Grantor in default, dishonor, notice of dishonor or any other notice or declaration of any kind, all of which are hereby expressly waived by Grantor, and the liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as Agent may elect.

         Section 4.3. Pre-Foreclosure Remedies. Upon the occurrence of a default, Agent is authorized, prior or subsequent to the institution of any foreclosure proceedings, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Property. If necessary to obtain the possession provided for above, Agent may invoke any and all remedies to dispossess Grantor; without limitation of the foregoing, as to those Properties located in the State of Pennsylvania, any attorney or any court of record of Pennsylvania or elsewhere, is hereby authorized and empowered to appear for the Grantor, and all persons claiming under or through the Grantor and as attorney for the Grantor and ill persons claiming under or through the Grantor, to sign an agreement for entering an amicable action of ejectment for possession of the Property or any part thereof and to confess judgment therein against the Grantor, in favor of Agent, whereupon a writ of possession may immediately issue for the possession of the Property, without any prior complaint, writ or proceeding whatsoever, and for so doing, this Mortgage, or a copy hereof verified by affidavit, shall be a sufficient warrant (this power may be exercised as often as Agent shall require and shall not be exhausted by one or more or any imperfect exercise thereof). All reasonable costs, expenses and liabilities of every character incurred by Agent in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation (which obligation Grantor hereby expressly promises to pay) owing by Grantor to Agent and shall bear interest from date of expenditure until paid at the rate described in Section 2.3 hereof, all of which shall constitute a portion of the secured indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness. In connection with any action taken by Agent pursuant to this Section 4.3, NEITHER AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LOSS SUSTAINED BY GRANTOR RESULTING FROM ANY ACT OR OMISSION OF AGENT (INCLUDING AGENT'S OWN NEGLIGENCE) IN MANAGING THE PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF AGENT, nor shall Agent be obligated to perform or discharge any obligation, duty or liability of Grantor arising under any agreement forming a part of the Property or arising under any Permitted Encumbrance or otherwise arising. Grantor hereby assents to, ratifies and confirms any and all actions of Agent with respect to the Property taken under this Section 4.3.

         Section 4.4. Foreclosure.

                  (a) Upon the occurrence of a default, Trustee, or his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Agent to sell the Deed of Trust Mortgaged Properties, or any part thereof, as an entirety or in parcels as Agent may elect, at such place or places and otherwise in the manner and upon such notice as may be required by law or, in the absence of any such requirement, as Trustee may deem appropriate. If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale. Cumulative of the foregoing and the other provisions of this
         Section 4.4:

                           (i) As to any portion of the Deed of Trust Mortgaged
                  Properties located in the State of Texas (or within the offshore area over which the United States of America asserts jurisdiction and to which the laws of such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby), such sales of all or any part of such Deed of Trust Mortgaged Properties shall be conducted at the courthouse of any county (whether or not the counties in which such Deed of Trust Mortgaged Properties are located are contiguous) in the State of Texas in which any part of such Deed of Trust Mortgaged Properties is situated or which lies shoreward of any Deed of Trust Mortgaged Property (i.e., to the extent a particular Deed of Trust Mortgaged Property lies offshore within the reasonable projected seaward extension of the relevant county boundary), at public vendue to the highest bidder for cash between the hours of ten o'clock a.m. and four o'clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust, after having given notice of such sale in accordance with such statutes.

                           (ii) Trustee shall, at the request of Agent, sell the
                  Deed of Trust Mortgaged Properties located in Mississippi (or within the offshore area over which the United States of America asserts jurisdiction and to which the laws of such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby), or a sufficiency thereof, to satisfy the indebtedness secured hereby, at public outcry to the highest bidder for cash. "Cash" may include cashiers' checks, certified checks, bank checks, wired funds or other methods of payment reasonably acceptable to Trustee. The sale shall be advertised in the manner provided by law. Any details of sale not specified herein may be determined by Trustee in its discretion. Grantor waives the provisions of
                  Section 89-1-55 of the Mississippi Code and Section 111 of the Mississippi Constitution, if any, as far as they restrict the right of Trustee to offer at sale more than 160 acres at a time, and Trustee may offer the property to be sold as a whole, regardless of how it is described. If such Deed of Trust Mortgaged Properties are situated in or offshore of two or more counties, or in or offshore of two or more judicial districts of the same county, Trustee shall have full power to select in which county or judicial district the sale of property shall be made, newspaper advertisement published and notice of sale posted, and Trustee's selection shall be binding. The indebtedness secured hereby shall be codified with the net proceeds of the sale, and the Grantor shall remain liable for the remaining balance of the indebtedness secured hereby.

                  A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW TRUSTEE TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY GRANTOR UNDER THIS MORTGAGE.

                  (b) Upon the occurrence of a default, this Mortgage may be foreclosed as to the Other Mortgaged Properties, or any part thereof, in any manner permitted by applicable law. Cumulative of the foregoing and the other provisions of this Section 4.4, as to Other Mortgaged Properties located in the State of Louisiana (or within the offshore area over which the United States of America asserts jurisdiction and to which the laws of such state are applicable with respect to this Mortgage and/or the liens or security interests created hereby), Agent may foreclose this Mortgage by executory process subject to, and on the terms and conditions required or permitted by, applicable law, and shall have the right to appoint a keeper of such Other Mortgaged Properties.

                  A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW AGENT TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY GRANTOR UNDER THIS MORTGAGE.

                  (c) Upon the occurrence of a default, Agent may exercise its rights of enforcement with respect to the Collateral under the Texas Business and Commerce Code, as amended, the Louisiana Commercial Laws, as amended, or under the Uniform Commercial Code or similar statute in force in any other state to the extent the same is applicable law. Cumulative of the foregoing and the other provisions of this Section 4.4, to the extent permitted by applicable law:

                           (i) Agent may enter upon Grantor's premises to take
                  possession of, assemble and collect the Collateral or to render it unusable; and

                           (ii) Agent may require Grantor to assemble the
                  Collateral and make it available at a place Agent designates which is mutually convenient to allow Agent to take possession or dispose of the Collateral; and

                           (iii) written notice mailed to Grantor as provided
                  herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

                           (iv) in the event of a foreclosure of the liens
                  and/or security interests evidenced hereby, the Collateral, or any part thereof, and the Mortgaged Properties, or any part thereof, may, at the option of Agent, be sold, as a whole or in parts, together or separately (including, without limitation, where a portion of the Mortgaged Properties is sold, the Collateral related thereto may be sold in connection therewith); and

                           (v) the expenses of sale provided for in clause FIRST
                  of Section 4.7 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition; and

                           (vi) should, under this subsection, the Collateral be
                  disposed of other than by sale, any proceeds of such disposition shall be treated under Section 4.7 as if the same were sales proceeds; and

                           (vii) as to the Collateral located in or otherwise
                  subject to the laws of the State of Louisiana, Agent may foreclose this Mortgage as a security agreement affecting the Collateral by executory process subject to, and on the terms and conditions required or permitted by applicable law, and shall have the right to appoint a keeper of such Collateral.

                  (d) To the extent permitted by applicable law, the sale hereunder of less than the whole of the Property shall not exhaust the powers of sale herein granted or the right to judicial foreclosure, and successive sale or sales may be made until the whole of the

         Property shall be sold, and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of conducting such sale, this Mortgage and the liens and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property. In the event any sale hereunder is not completed or is defective in the opinion of Agent, such sale shall not exhaust the powers of sale hereunder or the right to judicial foreclosure, and Agent shall have the right to cause a subsequent sale or sales to be made. Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The Trustee or his successor or substitute, and the Agent acting under power of sale, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by it (including, without limitation, the posting of notices and the conduct of sale), and such appointment need not be in writing or recorded. Any and all statements of fact or other recitals made in any deed or deeds, or other instruments of transfer, given in connection with a sale as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to all of the secured indebtedness having been declared to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or (with respect to any sale by the Trustee, or any successor or substitute trustee) as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee or the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Notwithstanding any reference herein to the Notes or any other Loan Document, all persons dealing with the Mortgaged Properties shall be entitled to rely on any document, or certificate, of the Agent as to the occurrence of an event, such an Event of Default, and shall not be charged with or forced to review any provision of any other document to determine the accuracy thereof. With respect to any sale held in foreclosure of the liens and/or security interests covered hereby, it shall not be necessary for the Trustee, Agent, any public officer acting under execution or order of the court or any other party to have physically present or constructively in his possession, either at the time of or prior to such sale, the Property or any part thereof.

                  (e) As to Property now or hereafter located in, or otherwise subject to the laws of, the State of Louisiana, Grantor acknowledges the secured indebtedness, whether now existing or to arise hereafter, and for Grantor, Grantor's heirs, devisees, personal representatives, successors and assigns, hereby confesses judgment for the full amount of the secured indebtedness in favor of the Lender. Grantor further agrees that the Agent may cause all or any part of the Property to be seized and sold after due process of law, the Grantor waiving the benefit of all laws or parts of laws relative to the appraisement of property seized and sold under executory process or other legal process, and consenting that all or any part of the Property may be sold without appraisement, either in its entirety or in lots or parcels, as the Agent may determine, to the highest bidder for cash or on such terms as the plaintiff in such proceedings may direct. Grantor hereby waives (i) the benefit of appraisement provided for in articles 2332, 2336, 2723, and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same; (ii) the demand and three (3) days notice of demand as provided in articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (iii) the notice of seizure provided for in articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (iv) the three (3) days delay provided for in articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (v) all other laws providing rights of notice, demand, appraisement, or delay. Grantor expressly authorizes and agrees that Agent shall have the right to appoint a keeper of such Property pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and La. R S. 9:5136. et seq., which keeper may be the Agent, any agent or employee thereof, or any other person, firm, or corporation. Compensation for the services of the keeper is hereby fixed at five percent (5%) of the amount due or sued for or claimed or sought to be protected, preserved, or enforced in the proceeding for the recognition or enforcement of this Mortgage and shall be secured by the liens and security interests of this Mortgage.

         Section 4.5. Effective as Mortgage. As to the Deed of Trust Mortgaged Properties, this instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a default may be foreclosed as to the Deed of Trust Mortgaged Properties, or any portion thereof, in any manner permitted by applicable law, and any foreclosure suit may be brought by Trustee or by Agent. To the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Grantor hereby mortgages the Deed of Trust Mortgaged Properties to Agent. In the event a foreclosure hereunder as to the Deed of Trust Mortgaged Properties, or any part thereof, shall be commenced by Trustee, or his substitute or successor, Agent may at any time before the sale of such properties direct Trustee to abandon the sale, and may then institute suit for the foreclosure of this Mortgage as to such properties. It is agreed that if Agent should institute a suit for the foreclosure of this Mortgage, Agent may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, his substitute or successor, to sell the Deed of Trust Mortgaged Properties, or any part thereof, in accordance with the provisions of this Mortgage.

         Section 4.6. Receiver. In addition to all other remedies herein provided for, Grantor agrees that, upon the occurrence of a default, Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Agent under Article III hereof. Nothing herein is to be construed to deprive Agent or any Lender of any other right, remedy or privilege it may now or hereafter have under the law to have a receiver appointed. Any money advanced by Agent in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby expressly promises to pay) owing by Grantor to Agent and shall bear interest, from the date of making such advancement by Agent until paid, at the rate described in Section
2.3 hereof.

         Section 4.7. Proceeds of Foreclosure. Unless applicable law requires otherwise, the proceeds of any sale held in foreclosure of the liens and/or security interests evidenced hereby shall be applied:

                  FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit and including but not limited to a reasonable fee to the Trustee if such sale was made by the Trustee acting under the provisions of
         Section 4.4(a) and including but not limited to the compensation of the keeper, if any;

                  SECOND, to the payment of the secured indebtedness (including specifically without limitation the principal, interest and reasonable attorneys' fees due and unpaid on the Notes and the amounts due and unpaid and owed under this Mortgage) in such manner and order as Agent may elect; and

                  THIRD, the remainder, if any there shall be, shall be paid to Grantor, or to Grantor's heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto by law.

         Section 4.8. Lender as Purchaser. Any Lender shall have the right to become the purchaser at any sale held in foreclosure of the liens and/or security interests evidenced hereby, and any Lender purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such Lender, or if such Lender holds less than all of such indebtedness, the pro rata part thereof owing to such Lender, accounting to all other Lenders not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding Lender or Lenders.

         Section 4.9. Foreclosure as to Matured Debt. Upon the occurrence of a default, Agent shall have the right to proceed with foreclosure of the liens and/or security interests evidenced hereby without declaring the entire secured indebtedness due, and in such event, any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness and shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 4.7 except that the amount paid under clause SECOND thereof shall be only the matured portion of the secured indebtedness and any proceeds of such sale in excess of those provided for in clauses FIRST and SECOND (modified as provided above) shall be applied as provided in clause SECOND and THIRD of Section 3.3 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

         Section 4.10. Remedies Cumulative. All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document, and, in addition to the remedies herein provided, all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and/or security interests evidenced hereby may be utilized, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

         Section 4.11. Discretion as to Security. Unless applicable law requires otherwise, Agent or Lender may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Agent or Lender in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

         Section 4.12. Grantor's Waiver of Certain Rights. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor, Grantor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right under the terms of this Mortgage to a sale of the Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. If any law referred to in this section and now in force, of which Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Properties or the Collateral might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

         Section 4.13. Grantor as Tenant Post-Foreclosure. Unless applicable law provides otherwise, in the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Grantor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible entry and detainer) in any court having jurisdiction.


                                   ARTICLE V.
                                  Miscellaneous

         Section 5.1. Scope of Mortgage. This Mortgage is a deed of trust and mortgage of both real/immovable and personal/movable property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures.

         Section 5.2. Effective as a Financing Statement. This Mortgage covers goods which are or are to become fixtures on the real property described herein, and this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property. This Mortgage shall also be effective as a financing statement, filed as a fixture filing, covering minerals and other substances of value which may be extracted from the earth (including without limitation oil and gas), and accounts related thereto, which will be financed at the wellhead or minehead of the wells or mines located on the Mortgaged Properties. This Mortgage is to be filed or filed for record in the real estate/immovable property records of each county or parish where any part of the Mortgaged Properties is situated or which lies shoreward of any Mortgaged Property (i.e., to the extent a Mortgaged Property lies offshore within the projected seaward extension of the relevant county or parish boundaries), and may also be filed in the offices of the Bureau of Land Management, the Minerals Management Service or state agencies (or any successor agencies). This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Grantor is the address of Grantor set forth at the end of this Mortgage and the address of Agent from which information concerning the security interests hereunder may be obtained is the address of Agent set forth at the end of this Mortgage.

         Section 5.3. Reproduction of Mortgage as Financing Statement. A carbon, photographic, facsimile or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in Section 5.2.

         Section 5.4. Notice to Account Debtors. In addition to, but without limitation of, the rights granted in Article III hereof, Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Agent directly.

         Section 5.5. Waivers. Agent may at any time and from time to time in writing waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing, or consent to Grantor's doing any act which hereunder Grantor is prohibited from doing, or to Grantor's failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing, or release any part of the Property or any interest therein or any Production Proceeds from the lien and security interest of this Mortgage, without the joinder of Trustee. Any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other Loan Document may be released from all or any part of such obligations without impairing or releasing the liability of any other party. No such act shall in any way impair any rights or powers hereunder except to the extent specifically agreed to in such writing.

         Section 5.6. No Impairment of Security. The lien security interest and other security rights hereunder shall not be impaired by any indulgence, moratorium or release which may be granted, including, but not limited to, any renewal, extension or modification which may be granted with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which may be granted in respect of the Property (including without limitation Production Proceeds), or any part thereof of any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.

         Section 5.7. Acts Not Constituting Waiver. Any default may be waived without waiving any other prior or subsequent default. Any default may be remedied without waiving the default remedied. Neither failure to exercise, nor delay in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

         Section 5.8. Grantor's Successors. In the event the ownership of the Property or any part thereof becomes vested in a person other than Grantor, then, without notice to Grantor, such successor or successors in interest may be dealt with, with reference to this Mortgage and to the indebtedness secured hereby, in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance, and no extension of the time for the payment of the indebtedness secured hereby shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder or for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder or for the payment of the indebtedness secured hereby.

         Section 5.9. Place of Payment. All secured indebtedness which may be owing hereunder at any time by Grantor shall be payable at the place designated in the Notes, or at such other place as the applicable Lender may designate in writing.

         Section 5.10. Subrogation to Existing Liens. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced at Grantor's request, and the party or parties advancing the same shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness, Grantor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

         Section 5.11. Application of Payments to Certain Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

         Section 5.12. Compliance with Usury Laws. It is the intent of Grantor, Agent, Lenders and all other parties to the Loan Documents to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

         Section 5.13. Substitute Trustee. The Trustee may resign by an instrument in writing addressed to Agent, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Agent. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Agent and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Property is sold hereunder. In the event the secured indebtedness is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of the secured indebtedness shall also have the right and authority to make the appointment of a successor or substitute trustee as provided for in the preceding sentence or to remove Trustee as provided in the first sentence of this section. Such appointment and designation by Agent, or by the holder or holders of not less than a majority of the indebtedness secured hereby, shall be full evidence of the right and authority to make the same and of all facts therein recited. If Agent, or any Lender, is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors of any superior officer of the corporation or association. Agent may act through an agent or attorney-in-fact in substituting trustees. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Deed of Trust Mortgaged Properties shall vest in the named successor or substitute Trustee and he shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Agent or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Deed of Trust Mortgaged Properties of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. Notwithstanding the foregoing, should the law of any state in which the Deed of Trust Mortgaged Properties are located require actions to be taken in the appointment of a successor or substitute trustee which are in addition to those set forth above, such actions shall be taken in connection with the appointment of any successor or substitute trustee with respect to Deed of Trust Mortgaged Properties located in such state. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

         Section 5.14. No Liability for Trustee. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE'S NEGLIGENCE), EXCEPT FOR TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, shall do lawfully by virtue hereof. Grantor will reimburse Trustee for, and indemnify and save him harmless against, any and all liability and expenses (including attorneys' fees) which may be incurred by him in the performance of his duties except to the extent such liability arises out of his gross negligence or willful misconduct. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. Any amount to be paid hereunder by Grantor to Trustee shall be a demand obligation owing by Grantor to Trustee and shall be subject to and covered by the provisions of Section 2.3 hereof.

         Section 5.15. Release of Mortgage. If all of the secured indebtedness be paid as the same becomes due and payable, the Grantor may request the Agent to terminate this Mortgage. Upon such termination the Grantor may further request the Agent to provide a written act of release of this Mortgage (except to the extent expressly provided herein with respect to indemnification and other rights which are to continue following the release hereof). Agent agrees to deliver such an act of release (subject to the foregoing limitation), all at the cost and expense of the Grantor, within thirty (30) days (or such lesser number of days as may be mandated by applicable law) of receiving such request unless Agent in good faith, has cause to believe that Grantor is not entitled to a termination of this Mortgage. Notwithstanding the foregoing, it is understood and agreed that certain indemnifications, and other rights, which are provided herein to continue following the release hereof, shall continue in effect notwithstanding such release.

         Section 5.16. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, or by delivery service with proof of delivery, by telecopy or telex, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address provided herein, (b) in the case of telecopy or telex, upon receipt, and
(c) in the case of registered or certified United States mail, three days after deposit in the mail. Notwithstanding the foregoing, or anything else in the Loan Documents which may appear to the contrary, any notice given in connection with a foreclosure of the liens and/or security interests created hereunder, or otherwise in connection with the exercise by Agent, any Lender or Trustee of their respective rights hereunder or under any other Loan Document, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Property to which such statute is applicable) constitute proper notice.

         Section 5.17. Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         Section 5.18. Gender; Titles. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.

         Section 5.19. Recording. Grantor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Agent shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

         Section 5.20. Reporting Compliance. Grantor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Notes and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Agent to furnish Agent with evidence of such compliance.

         Section 5.21. Certain Obligations of Grantor. Without limiting Grantor's obligations hereunder, Grantor's liability hereunder shall extend to and include all post petition interest, expenses, and other duties and liabilities with respect to Grantor's obligations hereunder which would be owed but for the fact that the same, may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

         Section 5.22. Authority of Agent. The Lenders may, by agreement among them, provide for and regulate the exercise of rights and remedies hereunder, but, unless and until modified to the contrary in writing signed by all Lenders and recorded in the same counties and parishes as this Mortgage is recorded, (i) all persons other than Grantor and its affiliates shall be entitled to rely on the releases, waivers, consents, approvals, notifications and other acts (including, without limitation, appointment of substitute or successor trustee, or trustees, hereunder and the bidding in of all or any part of the secured indebtedness held by any one or more Lenders at any foreclosure sale, whether the same be conducted under the provisions hereof or otherwise) of Agent, without inquiry into any such agreements or the existence of required consent or approval of any Lender and without the joinder of any party other than Agent in such releases, waivers, consents, approvals, notifications or other acts and
(ii) all notices, requests, consents, demands and other communications required or permitted to be given hereunder (including without limitation, payment of proceeds of runs under Article III hereof) may be given to Agent.

         Section 5.23. Renewal and Extension. The Notes renew and extend, but do not extinguish nor release, the balance of following (collectively, the "Original Notes")

                  (a) One certain promissory note dated August 26, 1998, in the principal amount of Forty-Five Million Dollars ($45,000,000) made by Grantor and payable to the order of INCC, on or before March 31, 2002.

                  (b) One certain promissory note dated August 26, 1998, in the principal amount of Forty Five Million Dollars ($45,000,000) made by Grantor and payable to the order of bank of Scotland on or before March 31, 2002.

                  (c) One certain promissory note dated June 22, 1998, in the principal amount of Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000) made by Grantor and payable to the order of MeesPierson Capital Corp., on or before march 31, 2002.

                  (d) One certain promissory note dated April 13, 1998 in the principal amount of Forty-Five Million Dollars ($45,000,000) made by Grantor and payable to the order of Den Norske Bank ASA, on or before March 31, 2002.

                  (e) One certain promissory note dated June 22, 1998, in the principal amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) made by Grantor and payable to the order of PNC Bank, N.A., on or before March 31, 2002.

                  (f) One certain promissory note dated April 13, 1998, in the principal amount of Thirty Million Dollars ($30,000,000) made by Grantor and payable to the order of Hibernia National Bank, on or before March 31, 2002.

                  (g) One certain promissory note dated June 22, 1998, in the principal amount of Twenty-Five Million Dollars ($25,000,000) made by Grantor and payable to the order of General Electric Capital Corporation, on or before March 31, 2002.

                  (h) One certain promissory note dated April 13, 1998, in the principal amount of Twenty Million Dollars ($20,000,000) made by Grantor and payable to the order of Credit Agricole Indosuez, on or before March 31, 2002.

                  (i) One certain promissory note dated August 26, 1998, in the principal amount of Twenty Million Dollars ($20,000,000) made by Grantor and payable to the order of Societe Generale, Southwest Agency, on or before March 31, 2002.

                  (j) One certain promissory note dated August 28, 1998, in the principal amount of Ten Million Dollars ($10,000,000) made by Grantor and payable to the order of Natexis Banque BFCE, on or before March 31, 2002.

which Original Notes were secured by (i) that certain Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment Security Agreement, Fixture Filing and Financing Statement dated April 26, 1996 executed by Borrower to Roland Boekhout, Trustee and First American Title Company of Utah, Trustee and Internationale Nederlander (U.S.) Capital Corporation, Agent (ii) that certain Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement Fixture Filing and Financing Statement dated October 21, 1996 executed by Borrower to Roland Boekhout, Trustee and international Nederlander (U.S.) Capital Corporation Agent and (iii) that certain Deed of Trust, Mortgage, Assignment Security Agreement, Fixture Filing and Financing Statement from Borrower to Frank Ferrara, Trustee and ING (U.S.) Capital LLC, Agent ("Existing Lien Documents"). Mortgagor hereby acknowledges and agrees that such Existing Lien Documents are modified, renewed, extended and continued n full force and effect against the Property until the Notes and all renewals, rearrangements, modifications and extensions thereof have been fully and finally paid. All capitalized terms used herein without definition shall have the meanings given such terms in the Existing Lien Documents.

         Section 5.24. Counterparts. This Mortgage may be executed in several counterparts, all of which are identical, except that to facilitate recordation,
(a) certain counterparts hereof may include only those portions of Exhibits A and B which contain descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded (Exhibit B contains only descriptions of properties located in Uinta County, Wyoming, and may be omitted from counterparts filed in other counties or parishes) and (b) Exhibit C applies only to Wyoming and may be omitted from counterparts hereof filed in other jurisdictions. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Mortgage containing the entire Exhibit A, Exhibit B, Exhibit C, Schedule 1 and Annex I have been retained by Grantor and Agent and one such copy has been recorded in Vermilion Parish, Louisiana.

         Section 5.25. Successors and Assigns. The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Grantor, and the successors and assigns of Grantor, and shall inure to the benefit of Trustee, Agent and each Lender and their respective successors and assigns, and shall constitute covenants running with the Mortgaged Properties. Should the agency under which Agent serves be terminated, or otherwise cease to exist, Lenders (including the successors and assigns of the Lenders named herein) shall be deemed to be the successors to Agent. All references in this Mortgage to Grantor, Trustee, Lenders or Agent shall be deemed to include all such successors and assigns.

         Section 5.26. FINAL AGREEMENT OF THE PARTIES. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 5.27. CHOICE OF LAW. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT TO THE EXTENT THAT THE LAW OF A STATE IN WHICH A PORTION OF THE PROPERTY IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE PROPERTY) NECESSARILY OR, IN THE SOLE DISCRETION OF LENDER, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES GRANTED HEREIN, THE LAW OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE PROPERTY LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

         Section 5.28. Appearance; Resolutions. For purposes of Louisiana law, including but not limited to the availability of executory process, Grantor and Agent have appeared on this date before the undersigned Notaries Public and witnesses in order to execute this Mortgage. There may be attached to counterparts hereof being recorded in Louisiana certified resolutions of Grantor's Board of Directors authorizing the execution and delivery of this Mortgage.

         Section 5.29. Paraph. Grantor acknowledges that no promissory note or other instrument has been presented to the undersigned Notary Public(s) to be paraphed for identification herewith.



                 THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK

         THUS DONE AND PASSED this ___ day of January, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Grantor and me, Notary, after reading of the whole.

WITNESSES:                                  FORCENERGY INC


--------------------
                                            By:
                                                --------------------------------
                                                Stig Wennerstrom
                                                President




                              ---------------------
                                  NOTARY PUBLIC

                                     [SEAL]

         THUS DONE AND PASSED this ____ day of January, 1999, in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with Agent and me, Notary, after reading of the whole.

WITNESSES:                                  ING (U.S.) CAPITAL LLC, AGENT



---------------------------

                                            By:
                                                --------------------------------
                                                Name: W. King Grant
                                                Title:Senior Vice President




                              ---------------------
                                  NOTARY PUBLIC

                                     [SEAL]


The address and Taxpayer                    The address of Trustee is:
ID No. of Grantor is:

Forcenergy Inc                              55 East 52nd Street, 33rd Floor
2730 S.W. 3rd Avenue, Suite 300             New York, New York 10055
Miami, Florida 33129-2237
(Miami - Dade County)
Taxpayer ID No. 65-0429338

The address and Taxpayer                    This instrument prepared by:
I.D. No. of Agent is:

ING (U.S.) Capital LLC                      Samuel D. Haas
55 East 52nd Street, 33rd Floor             Thompson & Knight, P.C.
New York, New York 10055                    1700 Pacific Avenue, Suite 3300
Taxpayer ID No. 13-4038440                  Dallas, Texas 75201
                                            214-969-1325

STATE OF FLORIDA                  )
                                  )
COUNTY OF MIAMI - DADE            )

         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the State of Florida, being authorized in such state to take acknowledgments, hereby certify that, on this ____ day of January, 1999, there personally appeared before me Stig Wennerstrom, President of FORCENERGY INC, a Delaware corporation, known to me to be such officer, such corporation, being a party to the foregoing instrument.

LOUISIANA         On this date before me, the undersigned authority, personally came and appeared Stig Wennerstrom, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document as the President of Forcenergy Inc, a Delaware corporation, who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed. As such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed on behalf of such corporation by authority of its board of directors and as the free act and deed of such corporation and for the uses and purposes therein set forth and apparent.

MISSISSIPPI       Personally appeared before me, the undersigned authority in and for the said state, on this day, within my jurisdiction, Stig Wennerstrom, being the President of Forcenergy Inc, a
                  Delaware corporation, and acknowledged that, for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

ALASKA, TEXAS     The foregoing instrument was acknowledged before me this date
    and           by Stig Wennerstrom, as President of Forcenergy Inc, a
WYOMING           Delaware corporation, on behalf of such corporation.



         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in Miami Dade County, Florida, on the day and year first above written.

                                                 NOTARY PUBLIC, State of Florida

My commission expires:

--------------------

STATE OF NEW YORK                 )
                                  )
COUNTY OF NEW YORK                )

         BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the State of New York, and being authorized in such state to take acknowledgments, hereby certify that, on this ____ day of January, 1999, there personally appeared before me W. King Grant, Senior Vice President of ING (U.S.) CAPITAL LLC, a Delaware limited liability company, acting as Agent, known to me to be such officer, such limited liability company, acting as Agent, being a party to the foregoing instrument.


LOUISIANA         On this date before me, the undersigned authority, personally came and appeared W. King Grant, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document as the Senior Vice President of ING (U.S.) Capital LLC, a Delaware limited liability company, which limited liability company is acting as Agent, who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed on behalf of such limited liability company by authority of its board of directors and as the free act and deed of such limited liability company, acting as Agent, and for the uses and purposes therein set forth and apparent.

MISSISSIPPI       Personally appeared before me, the undersigned authority in and for the said state, on this day, within my jurisdiction,
                  W. King Grant, being the Senior Vice President of ING (U.S.)
                  Capital LLC a Delaware limited liability company, and acknowledged that, for and on behalf of the said limited liability company, acting as Agent, and as its act and deed, acting as Agent, he executed the above and foregoing instrument, after first having been duly authorized by said limited liability company so to do.

ALASKA,TEXAS      The foregoing instrument was acknowledged before me this date
 and WYOMING      by W. King Grant, as Senior Vice President of ING (U.S.)
                  Capital LLC, a Delaware limited liability company, acting as Agent, on behalf of said limited liability company acting as Agent.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal in New York County, New York, on the day and year first above written.




                             ---------------------------------------------------
                             NOTARY PUBLIC, State of New York

[SEAL]                       Printed Name:
                                           -------------------------------------

                             My Commission Expires:
                                                    ----------------------------

                      CERTIFICATE OF CORPORATE RESOLUTIONS


         I, the undersigned hereby certify that I am the Secretary of Forcenergy Inc, a Delaware corporation (the "Corporation") with offices at 2730 S.W. 3rd Avenue, Suite 800, Miami, Florida 33129.

         I further certify that the attached resolutions were duly adopted and are now in full force and effect.

         I further certify that these resolutions are within the power of the Board of Directors of the Corporation to pass as provided in the charter and by-laws of said Corporation.

         IN WITNESS WHEREOF, I hereunto subscribe my name and affix the seal of the Corporation on this ____ day of January, 1999.

                                    FORCENERGY INC

         [SEAL]

                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Secretary

                                                                       EXHIBIT 8


A&K DRAFT
10/26/99

                                 FORCENERGY INC

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                      OPTIONAL AND OTHER SPECIAL RIGHTS OF

                     14% SERIES A CUMULATIVE PREFERRED STOCK

                           (Par Value $0.01 Per Share)

                         AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                ------------------------------------------------

                         Pursuant to Section 303 of the
                General Corporation Law of the State of Delaware

                ------------------------------------------------

         The undersigned President and Secretary of FORCENERGY INC, a Delaware corporation (the "Corporation"), certify that:

         1. The United States Bankruptcy Court for the Eastern District of Louisiana (the "Court"), in Case Nos. 99-11391"A" and 99-11392"A" pursuant to Chapter 11 of Title 11 of the United States Code, has confirmed a plan of reorganization (the "Plan") for the Corporation, pursuant to Chapter 11 of Title 11 of the United States Code;

         2. In accordance with Section 303(c) of the General Corporation Law of the State of Delaware, a certified copy of the Plan is being filed with the Secretary of State of the State of Delaware (the "Secretary") together with this Certificate of Designation;

         3. The provision for the making of this Certificate of Designation is contained in the Plan; and

         4. Pursuant to the Plan and the filing of a certified copy of the Plan with the Secretary in accordance with the provisions of Section 303(c) of the General Corporation Law of the State of Delaware, the Court has authorized and the Corporation hereby creates and provides for the issue of a series of Preferred Stock, herein designated as the 14% Series A Cumulative Preferred Stock (the "Preferred Stock"), which shall consist initially of 40,000 shares of Preferred Stock (subject to increase or decrease by the Board as described herein in accordance with Section 151 of the General Corporation Law of the State of Delaware), and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all series) are hereby fixed as follows (certain terms used herein being defined in Section 9):

         1. Designation and Amount; General.

                  (a) The series of Preferred Stock authorized by this resolution shall be designated the 14% Series A Cumulative Preferred Stock and shall have a par value of $.01 and a stated value of $1,000 per share (the "Stated Value").

                  (b) Each share of Preferred Stock shall be identical in all respects with the other shares of Preferred Stock except as to the dates from and after which dividends thereon shall be cumulative and subject to the provisions of Sections 3(b) and 7(f).

                  (c) The number of shares of Preferred Stock shall initially be 40,000, which number may from time to time be increased (but not above the total number of authorized shares of Preferred Stock and subject to
         Section 8(b)(1)) or decreased (but not below the number of shares of Preferred Stock then outstanding) by resolution of the Board.

                  (d) No fractional shares of Preferred Stock shall be issued.

                  (e) In any case where any Dividend Payment Date or redemption date shall not be a Business Day, then (notwithstanding any other provision of this Certificate of Designation) payment of dividends or redemption price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date; provided that no interest shall accrue on such amount of dividends or redemption price for the period from and after such dividend payment date or redemption date, as the case may be.

         2. Rank. In the payment of dividends and in the distribution of assets upon the liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, the shares of Preferred Stock shall rank senior and prior to all classes of Junior Stock of the Corporation and to each other class of capital stock of the Corporation established hereafter by the Board.

A&K DRAFT
10/26/99


         3. Dividends.

                  (a) Holders of the outstanding shares of Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends on each share of the Preferred Stock at a rate per annum equal to 14% of the Stated Value of such share (the "Dividend Payment"), payable quarterly on the last Business Day of each March, June, September and December, respectively, in each year, commencing [_____________] (the "Dividend Payment Date"), with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective Dividend Payment Date.

                  (b) Any dividend payments made with respect to the Preferred Stock may be made in an amount of fully paid and nonassessable shares of Preferred Stock equivalent to the Dividend Payment (the "PIK Shares"); provided, however, that beginning on the fourth anniversary of the date hereof the dividend payments shall be made in cash and not by the issuance of PIK Shares.

                  For purposes of dividends payable in PIK Shares, the Corporation shall execute, issue and deliver on such Dividend Payment Date to each holder of record on the related record date, a stock certificate dated such Dividend Payment Date representing a number of PIK Shares equal to the dividend payable to such holder, which number shall equal the quotient of the dollar amount of the dividend declared divided by the Stated Value, and the due issuance of such PIK Shares shall constitute full payment thereof; provided, however, that, in lieu of the issuance of any fractional PIK Shares, the Corporation shall, in its sole discretion, either (x) pay, on such dividend date, to each holder of a fractional PIK Share an additional PIK Share amount to round up such fractional share to a full PIK Share, (y) pay, on such Dividend Payment Date, to each holder of a fractional PIK Share (rounded up or down to the nearest 1/100th of a share) an amount in cash equal to the product of such fraction and the Stated Value, or (z) on behalf of and for the accounts of all holders of shares of Preferred Stock who would otherwise be entitled to a fractional PIK Share as a dividend on the aggregate number of shares of Preferred Stock held by such holder on the related record date, the Corporation shall aggregate all such fractional PIK Shares (each such fractional share rounded up or down to the nearest 1/100th of a share) and, on or before the tenth Business Day following such Dividend Payment Date, sell such aggregated fractional PIK Shares in compliance with any applicable securities laws and, within six Business Days of such sale, pay each such holder his proportionate share of the net proceeds of such sale.

                  (c) Dividends on the Preferred Stock shall be cumulative, but not compounded, as follows:

                           (1) if such shares are issued prior to the record
                  date for the first dividend on shares of Preferred Stock, from the date of first issue of any shares of Preferred Stock;

                           (2) if such shares are issued during any period
                  commencing on (and including) the day after a record date for a dividend on shares of Preferred Stock and ending on (and including) the payment date for such dividend, from such Dividend Payment Date; and

                           (3) otherwise from the last Business Day of each
                  March, June, September and December, next preceding the date of issue of such shares.

                  Dividends on the Preferred Stock shall be computed for any period less than or greater than a full quarter on the basis of a year of 360 days of equal 30-day months.

                  Dividends shall be payable to the holders of record of the Preferred Stock appearing on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the Dividend Payment Dates thereof, as may be fixed by the Board. Dividends in arrears for any past dividend periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on a date not more than 60 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board.

                  (d) All dividends paid with respect to shares of Preferred Stock shall be paid pro rata, both as to amount and (subject to the proviso to the first sentence of Section 3(b)) as to the portion thereof, if any, paid in PIK Shares.

                  (e) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, declare or pay or set apart for payment any dividends or make any other distribution on the Junior Stock or on any Junior Rights (as defined below) and shall not (and shall not permit any subsidiary of the Corporation to), directly or indirectly, redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other similar fund for the redemption or purchase of, any Junior Stock or any Junior Rights (other than the acquisition of (x) Junior Stock as a result of a reclassification, exchange or conversion of Junior Stock solely into Junior Stock, (y) Junior Rights upon the exercise, conversion or exchange thereof solely for Junior Stock or (z) Junior Rights in a Call Repurchase) unless: (1) the full dividends on all outstanding shares of the Preferred Stock and on any outstanding shares of capital stock of the Corporation which rank on a parity with the Preferred Stock in the payment of dividends for all past quarter-yearly (or, in the case of such other capital stock, any other applicable) dividend periods with respect thereto ending on or prior to the date of such dividend or distribution, acquisition for value or setting apart shall have been paid; and (2) the full dividends on all outstanding shares of Preferred Stock and on any outstanding shares of capital stock of the Corporation which rank on a parity with Preferred Stock in the payment of dividends for the then current quarter-yearly (or, in the case of such other capital stock, any other applicable) dividend period with respect thereto ending next after such date either
         (A) shall have been paid in cash or a cash reserve or (B) shall have been declared and a sum in cash sufficient for the payment thereof shall have been deposited by the Corporation in an irrevocable trust with a bank or trust company organized and in good standing under the laws of the United States of America or any State thereof, doing business in the Borough of Manhattan, The City of New York and having capital and surplus of not less than $50,000,000 according to its last published statement of condition (a "Trust") for the pro rata benefit of the holders thereof.

                  In addition, the Corporation shall not declare or pay or set apart for payment any cash dividend or make any other distribution in cash on, and shall not (and shall not permit any subsidiary of the Corporation to) redeem, purchase or otherwise acquire for cash, or set apart cash for any sinking or other analogous fund for the redemption or purchase of, any shares of Junior Stock or any Junior Rights (other than any acquisition of any Junior Rights constituting a Call Repurchase) if all or any portion of the dividends paid to holders of shares of Preferred Stock in respect of the dividend period ending next before the date of such dividend or distribution, acquisition or setting apart was paid in PIK Shares pursuant to Section 3(b).

                  (f) No full dividends shall be declared by the Corporation or paid or set apart for payment by the Corporation on any shares of capital stock of the Corporation which rank on a parity with the Preferred Stock in the payment of dividends for any period unless the full dividends on all outstanding shares of the Preferred Stock for all quarter-yearly dividend periods ending on or prior to the date of payment of such full dividends on such parity stock have been or contemporaneously are declared and paid or declared and an amount (whether in cash or PIK Shares) sufficient for the payment thereof shall have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of such shares, so as to be and continue to be available therefor. If any dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock and any other such parity stock, all dividends declared and paid upon shares of the Preferred Stock and any other such parity stock shall be declared and paid pro rata (as nearly as may be) so that the amount of dividends declared and paid per share of the Preferred Stock and such parity stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock and such parity stock bear to each other.

                  (g) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock which may be in arrears.

         4. Liquidation.

                  (a) In the event of any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, but before any distribution is made to holders of shares of Junior Stock upon any such liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, the holders of the Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Stated Value (the "Liquidation Preference"), plus all accrued and unpaid dividends (whether or not declared) on each such share to the date fixed for distribution or payment, provided that the per share cash amount payable for accrued but unpaid dividend payments in the form of fully paid and nonassessable shares of Preferred Stock shall be equal to the Stated Value (the "Liquidation Payment"). If, upon any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then outstanding shares of Preferred Stock and the holders of any shares of capital stock ranking on a parity with the Preferred Stock with respect to any distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all such preferential amounts payable to such holders, then all such assets and proceeds of the Corporation thus distributable shall be distributed among the holders of Preferred Stock and the holders of such capital stock so ranking on a parity with the Preferred Stock ratably in proportion to the respective aggregate amounts otherwise payable with respect thereto.

                  (b) Notice of any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be given by mail, postage prepaid, not less than 30 days prior to the distribution or payment date stated therein, to each holder of record of Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.

                  (c) After the payment in cash to the holders of shares of the Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of Preferred

         Stock, the holders of outstanding shares of Preferred Stock shall have no right or claim, based on their ownership of shares of Preferred Stock, to any of the remaining assets of the Corporation.

         5. Conversion. The shares of Preferred Stock shall not be convertible into shares of Common Stock.

         6. Redemption.

                  (a) At any time the Corporation may, at its option, redeem the Preferred Stock, in whole or in part (an "Optional Redemption"), in cash, for a price payable for each share of Preferred Stock (including PIK Shares) equal to the sum of the Stated Value plus all accrued and unpaid dividends (whether or not declared) with respect thereto to the redemption date; provided that the per share cash amount payable for accrued but unpaid dividend payments in the form of fully paid and nonassessable shares of Preferred Stock shall be equal to the Stated Value (the "Redemption Payment").

                  (b) Upon the occurrence of a Change of Control, each holder of Preferred Stock will have the right to require the Company to repurchase such holder's shares of Preferred Stock pursuant to the offer described below (the "Change of Control Offer") at a price payable for each share of Preferred Stock (including PIK Shares) equal to 101% of the Stated Value plus all accrued and unpaid dividends (whether or not declared) on each such share to the date fixed for payment; provided that the per share cash amount payable for accrued but unpaid dividend payments in the form of fully paid and nonassessable shares of Preferred Stock shall be equal to the Stated Value (the "Change of Control Payment").

                  (c) Notwithstanding anything to the contrary contained herein, the Corporation will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Corporation and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

         7. Terms of Redemption. Any Optional Redemption or a Change of Control Offer shall be effected in the manner and with the effect set forth in this
Section 7.

                  (a) Any Redemption Payment or Change of Control Payment, as the case may be, shall be paid in cash out of funds legally available therefor.

                  (b) The Corporation shall give notice of any Optional Redemption by mail, postage prepaid, not less than 20 days nor more than 60 days prior to the date fixed for such redemption, to each holder of record of the shares of Preferred Stock to be redeemed appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice to any holder shall state the redemption date, the redemption price, the place where the shares to be redeemed, upon presentation and surrender of the certificates representing such shares, shall be redeemed and the redemption price therefor shall be paid; and that dividends on such shares shall cease to accrue on the redemption date. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of the Preferred Stock to be redeemed shall not affect the validity of the proceedings for the redemption of any other shares of the Preferred Stock.

                  (c) The Corporation shall give notice of any Change of Control by mail, postage prepaid, not more than 60 days after such event to each holder of record of the shares of Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Any such notice shall describe the transaction or transactions that constitute the Change of Control and offer to repurchase the Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Section 7 and described in such notice.

                  (d) If a notice of redemption of shares of Preferred Stock shall have been duly given (whether pursuant to an Optional Redemption or a Change of Control Offer), and if the Corporation deposits in cash the aggregate redemption price of such shares in a Trust for the pro rata benefit of the holders of such shares prior to such redemption date, then from and after the time of such deposit, or, if no such deposit is made, then upon such redemption date (if on or before such redemption date all funds in cash necessary for redemption of such shares shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of such shares, so as to be and continue to be available therefor), and notwithstanding that any certificate representing any such shares shall not have been surrendered for cancellation, (i) dividends on such shares shall cease to accrue on such redemption date, (ii) the holders of such shares shall cease to be stockholders with respect to such shares, (iii) such shares shall no longer be deemed to be outstanding and shall no longer be transferable on the books of the Corporation and
         (iv) such holders shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive from the Corporation the amount payable on redemption thereof, without interest (or, in the case of such deposit, from such bank or trust company the funds so deposited, without interest), upon surrender of the certificates representing such shares on or after the redemption date (or, in the case of such deposit, at any time after such deposit). Any funds so deposited in a Trust and unclaimed at the end of two years from the date fixed for redemption shall, to the extent permitted by law, be repaid to the Corporation upon its request, after which the holders of such shares shall look only to the Corporation for payment thereof.

                  (e) Upon any redemption of shares of Preferred Stock (whether pursuant to an Optional Redemption or a Change of Control Offer), the shares of Preferred Stock so redeemed shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by such redemption.

         8. Voting; Other.

                  (a) The holders of shares of Preferred Stock shall have only those voting rights expressly provided herein or as otherwise required by Delaware law. As to matters upon which holders of shares of Preferred Stock are entitled to vote, the holders of Preferred Stock shall be entitled to one vote per share. Except as otherwise provided herein, holders of Preferred Stock and holders of Junior Stock shall vote together as a single class.

                  (b) So long as any shares of the Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Certificate of Incorporation, the Corporation shall not, directly or indirectly, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority of the number of shares of Preferred Stock then outstanding, or a majority of the members of the Board elected by the holders of the Preferred Stock,

                           (i) authorize or approve the issuance of any shares
                  of, or of any security convertible into, or exercisable or exchangeable for, shares of any other capital stock of the Corporation, which shares rank prior to or pari passu with the shares of Preferred Stock in the payment of dividends or in the distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation (other than the issuance of any PIK Shares pursuant to Section 3(b) or the issuance of Preferred Stock pursuant to the Plan);

                           (ii) voluntarily redeem or repurchase any outstanding
                  stock of the Corporation unless such redemption or repurchase is to be effected in accordance with an employee benefit plan approved by the Board;

                           (iii) declare or pay any dividends on any outstanding
                  stock (except Preferred Stock) of the Corporation, except as expressly provided herein; or

                           (iv) engage in any business other than the business
                  currently engaged in by the Corporation and any business substantially similar or related thereto.

                  (c) An "Event of Noncompliance" shall have occurred if (i) the Corporation has failed to declare and pay any dividend on the Preferred Stock for any two (2) consecutive quarters or (ii) the Corporation has failed to declare and pay any dividend on the Preferred Stock for any six (6) quarters in the aggregate, whether or not such payments are legally permissible or are prohibited by any agreements to which the Corporation is subject. The Corporation shall promptly deliver notice of the occurrence of an Event of Noncompliance to the holders of the Preferred Stock upon discovery thereof.

                  If any Event of Noncompliance has occurred and is continuing, the number of directors constituting the Corporation's Board of Directors shall, at the request of the holders of a majority of the Preferred Stock then outstanding, be increased by two members, and the holders of Preferred Stock shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect two individuals to fill such newly created directorships, to fill any vacancy of such directorships and to remove any individuals elected to such directorships. The newly created directorship shall constitute a separate class of directors, and the director elected by the holders of the Preferred Stock shall be entitled to cast a number of votes on each matter considered by the Board of Directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus two. The special right of the holders of Preferred Stock to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this Section 8(c), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

                  At any time when such special right has vested in the holders of Preferred Stock a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing a director pursuant to this Section 8(c). Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section 8(c).

                  At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

                  Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the later of (a) the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                  If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.


         9. Certain Definitions. As used herein with respect to the Preferred Stock, the following terms shall have the following meanings:

                  (a) "accrued dividends", with respect to any share of any class or series, means an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from and including the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                  (b) "Adjustment Event" shall have the meaning set forth in
         Section 5(d)(1).

                  (c) "Affiliate" shall mean any Person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation.

                  (d) "Board" shall mean the Board of Directors of the Corporation.

                  (e) "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

                  (f) "Call Repurchase" shall mean a repurchase for cash by the Corporation of any of its Warrants to purchase Common Stock initially issued to purchasers of the Preferred Stock pursuant to a Warrant Agreement, dated as of __________, 1999 between the Corporation and _____________, as Warrant Agent pursuant to which such Warrants are to be issued (i) which repurchase has been approved by the Board and (ii) the amount of which repurchase, together with the amounts of any other previous Call Repurchases, does not exceed $4,000,000 in the aggregate.

                  (g) "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  (h) "Change of Control" shall be deemed to occur at such time as (i) any Person (including a "group" within the meaning of Section 13(d) of the Exchange Act) other than a member of the Control Group becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the Common Stock, (ii) the Corporation merges or consolidates with or into another Person and all of the voting securities of the Corporation that are outstanding immediately prior to such transaction are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation or a parent corporation that owns all of the outstanding capital stock of the surviving corporation, which securities represent immediately after such transaction at least a majority of the aggregate voting power of the voting stock of the surviving corporation or parent corporation, as the case may be, or (iii) the sale of all or substantially all of the assets other than the Corporation other than a Permitted Transfer.

                  (i) "Certificate of Incorporation" shall mean the Amended and Certificate of Incorporation of the Corporation approved pursuant to the Plan and as amended from time to time.

                  (j) "Common Stock" shall mean the common stock of the Company, par value $0.01, which stock has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

                  (k) "Control Group" shall mean any Person and their Affiliates who beneficially own in excess of 5% of either the Common Stock or the Preferred Stock as of the Effective Date of the Plan.

                  (l) "Corporation" shall mean Forcenergy Inc, a Delaware corporation.

                  (m) "Court" shall mean The United States Bankruptcy Court for the Eastern District of Louisiana

                  (n) "Debtors" shall have the meaning set forth in the Plan.

                  (o) "Effective Date" shall mean the date on which the Plan is declared or becomes effective.

                  (p) "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

                  (q) "holder" of shares of Preferred Stock shall mean the stockholder in whose name such Preferred Stock is registered in the stock books of the Corporation.

                  (r) "Issue Date" shall mean the date on which the Preferred Stock is initially issued.

                  (s) "Junior Right" shall mean any option, right or warrant convertible into, or exercisable or exchangeable for, any Junior Stock.

                  (t) "Junior Stock" shall mean the Common Stock and any other class or series of shares of the Corporation hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends and in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

                  (u) "Liquidation Payment" shall have the meaning set forth in
         Section 4(a).

                  (v) "Liquidation Preference" shall have the meaning set forth in Section 4(a).

                  (w) "Optional Redemption" shall have the meaning set forth in paragraph 6(a).

                  (x) "Permitted Transfer" shall mean (i) any merger, consolidation or combination of a Wholly Owned Subsidiary of the Corporation with or into another Wholly Owned Subsidiary of the Corporation or with or into the Corporation, or (ii) the sale of all or substantially all of the assets of the Debtors in which the holders of Preferred Stock receive the Stated Value per share plus all accrued and unpaid dividends (whether or not declared) from the proceeds thereof.

                  (y) "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  (z) "PIK Shares" shall have the meaning set forth in Section 3(b).

                  (aa) "Plan" shall mean the Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for the Corporation and its Affiliated Debtors (as therein described), as confirmed by the Court.

                  (bb) "Preferred Stock" shall mean the Corporation's 14% Series A Cumulative Preferred Stock, par value $0.01 per share.

                  (cc) "Stated Value" shall have the meaning set forth in
         Section 1(a).

                  (dd) "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such

         Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  (ee) "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

         10. Entire Designation. The shares of Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation or as may be provided by law.

         11. Amendment. The provisions hereof and the Certificate of Incorporation shall not be amended in any manner which would materially and adversely affect the rights, privileges or powers of the Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Preferred Stock, voting together as a single class.

         12. Record Holders. The Corporation and any duly appointed transfer agent and registrar for the Preferred Stock shall deem and treat the record holder of any Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation not said transfer agent shall be affected by any notice to the contrary.

         13. Events of Noncompliance.

         (a) Definition. An Event of Noncompliance shall have occurred if:

                  (i) the Corporation fails to pay within five days of any Dividend Payment Date the full amount of dividends then accrued on the Preferred Stock, whether or not such payments are legally permissible or are prohibited by any agreement to which the Corporation is subject;

                  (ii) the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is required to make hereunder within 15 days of the applicable redemption date of any Optional Redemption or Change of Control Offer, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject; or

                  (iii) the Corporation breaches in any material respect or otherwise fails to perform or observe in any material respect any other covenant or agreement set forth herein in any material respect for a period of 90 days.

         The Corporation shall promptly deliver notice of the occurrence of an Event of Noncompliance to the holders of Preferred Stock upon discovery thereof.

         (b) Consequences of Events of Noncompliance. If any Event of Noncompliance has occurred and is continuing, the number of directors constituting the Corporation's Board of Directors shall, at the request of the holders of a majority of the Preferred Stock then outstanding, be increased by two members, and the holders of Preferred Stock shall have the special right, voting separately as a single class (with each share of Preferred Stock being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect two individuals to fill such newly created directorship, to fill any vacancy of such directorships and to remove any individual elected to such directorships. The newly created directorships shall constitute a separate class of directors, and the directors elected by the holders of the Preferred Stock shall be entitled to cast a number of votes on each matter considered by the Board of Directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus two. The special right of the holders of Preferred Stock to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this Section 13(b), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

         At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing a director pursuant to this Section 13(b). Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this
Section 13(b).

         At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

         Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the expiration of the later of (a) the date on which there is no longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

         If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Stig Wennerstrom, its President, and attested by Thomas F. Getten, its Secretary, whereby said President affirms, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true, this _____ day of ____________, 1999.

                                                 FORCENERGY INC

                                                 By: ___________________________
                                                     Stig Wennerstrom, President

         Attest:

         _____________________________
         Thomas F. Getten, Secretary

                                                                       EXHIBIT 9


This Agreement is included in the Motion to Substitute Revised Warrant Agreements to be Filed as Part of Debtor's Amended Plan Supplement included in this Form 8-K and is omitted from this Form 8-K.

                                                                      EXHIBIT 10


                              COMMITMENT AGREEMENT

         THIS COMMITMENT AGREEMENT, dated as of ____________, 1999, is among Forcenergy Inc (the "Company"), a Delaware corporation and a debtor and debtor-in-possession in that certain voluntary proceeding under Chapter 11 of the Bankruptcy Code referred to below, and [the undersigned affiliates of Lehman Brothers, Inc., Moore Capital Management, Inc., Oaktree Capital Management, LLC and The Anschutz Corporation] (the "Initial Purchasers"). Unless the context otherwise requires, all capitalized terms defined in the Plan (as defined below) and not otherwise defined herein shall have the same meanings herein as in the Plan.

                              W I T N E S S E T H:

         WHEREAS, on March 21, 1999, the Company and Forcenergy Resources, Inc. filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Louisiana which are being jointly administered by such Bankruptcy Court under Case No. 99-11391 "A" (the "Chapter 11 Cases");

         WHEREAS, since the commencement of the Chapter 11 Cases, the Company has operated its business and held its assets and properties as a debtor-in-possession under Section 1107 of the Bankruptcy Code;

         WHEREAS, on October 26, 1999, the Company filed the Plan, which Plan contemplates, inter alia, (i) the issue to the Company's unsecured creditors, on account of their Allowed Claims, of rights to purchase (the "Rights Offering") units consisting of (a) shares of the Company's preferred stock ("Preferred Stock") and (b) 10-year warrants for the purchase of the Company's common stock ("Warrants", and together with Preferred Stock, the "Securities"), (ii) the exercise by the Initial Purchasers of their rights to purchase the Securities pursuant to the Rights Offering on account of their Allowed Claims, (iii) the purchase by the Initial Purchasers of the Securities not otherwise purchased pursuant to the Rights Offering and (iv) the payment by the Company of the Commitment Fee to the Initial Purchasers;

         WHEREAS, the Company desires that the Initial Purchasers enter into this Commitment Agreement in order to evidence their respective commitments and obligations; and

         WHEREAS, the Company and the Initial Purchasers are willing to enter into this Commitment Agreement upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

         SECTION 1.1 Definitions

         As used herein, the following terms shall have the meanings set forth in this Article I, in addition to the other capitalized terms defined in the Plan.

         "Actions" shall have the meaning assigned to it in 3.8(c).

         "Backstop Shares" shall have the meaning assigned to it in Section 2.1.

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

         "Bylaws" shall mean the bylaws of the Company as amended pursuant to the Plan.

         "Certificate of Incorporation" shall mean the certificate of incorporation of the Company as amended pursuant to the Plan.

         "Closing" shall mean the closing of the transactions contemplated by this Commitment Agreement.

         "Commitment Fee" shall have the meaning assigned to it in Section 10.2.

         "Company" shall have the meanings assigned to it in the Recitals.

         "Company SEC Documents" shall mean the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998 and any Quarterly Reports of the Company on Form 10-Q and Current Reports on Form 8-K filed thereafter under the Exchange Act.

         "Confirmation Order" shall have the meaning set forth in the Plan.

         "Disclosure Statement" shall have the meaning assigned to it in Section 3.5.

         "Disputed Claims Payment Date" shall mean, with respect to Securities
(a) subscribed for by Exercised Disputed Claims that have been determined by Final Order not to be an Allowed Claim and (b) not been previously purchased by the Initial Purchasers pursuant to Section 2.1(b); the date two Business Days after receipt of written notice from the Company (i) that the aggregate purchase price of such Securities is in excess of $250,000, or (ii) that no further Exercised Disputed Claims exist.

         "Effective Date" shall have the meaning set forth in the Plan.

         "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Historical Financial Statements" shall mean the audited consolidated balance sheets of the Company and Subsidiaries as of September 30, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year in the period ended December 31, 1998.

         "HSR Act" shall have the meaning assigned to it in Section 3.4.

         "Initial Purchasers" shall have the meaning assigned to it in the Recitals.

         "Mailing Date" shall mean the initial date of mailing of the Disclosure Statement, as approved by the Bankruptcy Court to the creditors and shareholders of the Company.

         "Material Adverse Effect" shall mean, in connection with the Company or any of its Subsidiaries, any change or effect that is materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), prospects or assets or liabilities of the Company and its Subsidiaries taken as a whole.

         "Materials of Environmental Concern" shall mean hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq.. and hazardous wastes as defined under the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. and petroleum and petroleum products and such other chemicals, materials or substances as are listed as "hazardous wastes", "hazardous materials", "toxic substances", or words of similar import under any similar federal, state, local or foreign laws.

         "Plan" shall mean the Debtors' First Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, dated as of October 26, 1999, attached hereto as Exhibit A, as may be amended in accordance with applicable law.

         "Preferred Stock" shall have the meaning assigned to it in the Recitals.

         "Rights Offering" shall have the meaning assigned to it in the Recitals.

         "Securities" shall have the meaning assigned to it in the Recitals.

         "Subsidiary" shall mean any corporation or other entity, a majority of the shares of capital stock or other equity interests of which are owned, directly or indirectly, by the Company.

         "Subscription Purchase Price" shall have the meaning assigned to it in the Plan.

         "Warrants" shall have the meaning assigned to it in the Recitals.

                                   ARTICLE II

         SECTION 2.1 Obligations Of The Initial Purchasers

         In reliance upon the representations, warranties, covenants and agreements of the Company and upon the terms and subject to the conditions of this Commitment Agreement:

                  (a) Each Initial Purchaser agrees to subscribe for and at the Closing, purchase from the Company, in the amount determined pursuant to the Plan (i) its full pro rata share of the Securities granted to the Initial Purchasers pursuant to the Plan on account of any and all Claims and (ii) all of the remaining Securities not otherwise subscribed for and purchased as a result of either Unexercised Subscription Rights pursuant to the Plan or the failure of the Rights Offering to occur (the "Backstop Shares"), and the Company agrees to issue and sell to the Initial Purchasers such Securities. The Securities shall be paid for in the amount of its related Subscription Purchase Price in the manner provided for in the Plan.

                  (b) Each Initial Purchaser hereby subscribes for and agrees to purchase, on any Disputed Claims Payment Date, its full pro rata share of the Securities subscribed for by holders of Exercised Disputed Claims to the extent that all or a portion of any such Exercised Disputed Claim is determined by Final Order not to be an Allowed Claim. The Initial Purchaser will pay to the Company for such Securities on the Disputed Claims Payment Date an amount of cash equal to the Disputed Subscription Purchase Price (or such lesser amount with respect to such Exercised Disputed Claims as may be required pursuant to the Plan). Such payment shall be made by wire transfer of immediately available funds to such account as the Company shall designate in writing.

         SECTION 2.2 Closing

                  (a) The Closing shall take place at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, or at such other location as the parties may agree, on the Effective Date.

                  (b) At the Closing:

                  (i) The Company shall deliver to each Initial Purchaser certificates for each of the Securities representing such Initial Purchaser's pro rata share of the Securities distributed to holders of Allowed General Unsecured Claims pursuant to the Plan, in definitive form and registered in the name(s) specified in writing by such Initial Purchaser at least two Business Days prior to the Closing;

                  (ii) The Company shall deliver to each Initial Purchaser against payment therefor, certificates of the Securities, in definitive form and registered in the name(s) specified in writing by such Initial Purchaser at least two Business Days prior to the Closing, representing such Initial Purchaser's pro rata share of the Securities subscribed for and purchased pursuant to Section 2.1(a)(i) hereof and the Backstop Shares subscribed for and purchased pursuant to Section 2.1(a)(ii) hereof;

                  (iii) The Company shall issue the Securities representing the Disputed Claims to be held in escrow in a Disputed Claims Reserve Account; and

                  (iv) At the Closing, each party to this Commitment Agreement shall deliver to the other parties such other documents, instruments and writings as may be required to be delivered in accordance with this Commitment Agreement or as may be reasonably requested by such other party.



                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants, as of the execution and delivery hereof, to the Initial Purchasers as follows:

         SECTION 3.1 Organization and Qualification

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

         SECTION 3.2 Authority, Authorization and Validity

         Subject to approval of this Commitment Agreement by the Bankruptcy Court and the issuance of the Confirmation Order, the Company has full power and authority to execute, deliver and perform this Commitment Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Commitment Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby to be performed by the Company, have been duly authorized by all requisite action of its Board of Directors and, if required, shareholders of the Company, and this Commitment Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, where applicable, to entry of the Confirmation Order and to general principles of equity, whether considered in a proceeding at law or in equity.

         SECTION 3.3 Capitalization

         The Securities to be issued by the Company pursuant to this Commitment Agreement and/or the Plan, when so issued as provided in the Plan and/or this Commitment Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and will entitle the holders thereof to all of the rights of a holder of the Securities in accordance with the Certificate of Incorporation, the Bylaws and the laws of the State of Delaware.

         SECTION 3.4 Approvals and Consents

         Except for (i) approval by the Bankruptcy Court of the provisions of this Commitment Agreement, (ii) any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of

1976 (the "HSR Act") and the expiration or earlier termination of the applicable waiting periods thereunder, and (iii) the issuance of the Confirmation Order, no consent, approval, order or authorization of, and no registration, declaration or filing with, any federal, state, local or foreign government or governmental authority is required to be made or obtained by the Company in connection with the execution and delivery by the Company of this Commitment Agreement or the consummation by the Company of the transactions contemplated hereby to be performed by the Company.

         SECTION 3.5 Disclosure Statement

         On October 26, 1999, the Company filed with the Bankruptcy Court an amended disclosure statement pursuant to Section 1125 of the Bankruptcy Code. Such amended disclosure statement, in the form approved by the Bankruptcy Court for use by the Company in the solicitation of acceptances or rejections of the Plan, together with any further amendments as of the Mailing Date, is herein called the "Disclosure Statement." The Disclosure Statement, as of the Mailing Date (as hereinafter defined), will contain "adequate information" (as defined in Section 1125(a)(1) of the Bankruptcy Code) with respect to the Plan, and will describe accurately in all material respects the provisions of the Plan and this Commitment Agreement.

         SECTION 3.6 Full Disclosure

         The Company has disclosed to the Initial Purchasers all material facts concerning the Company's and its Subsidiaries' assets, business, operations and financial condition. No representation or warranty by the Company in this Commitment Agreement and no statement made by the Company contained in the Plan, the Disclosure Statement (other than statements made by the Initial Purchasers therein) or any document delivered or to be delivered by or on behalf of the Company to the Initial Purchasers in accordance with this Commitment Agreement contained or will contain any untrue statement of material fact or omitted or will omit to state a material fact necessary to make the statements contained in this Commitment Agreement or in any such document, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.7 Absence of Certain Changes

         Since the date of the Historical Financial Statements and except as disclosed in the Company SEC Documents, the Plan, the Disclosure Statement and filings with the Bankruptcy Court, the business of the Company has been conducted in the ordinary course and there has not been:

                  (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Effect;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary (excluding any transactions relating to Forcenergy AB);

                  (iii) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

                  (iv) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

                  (v) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                  (vi) any making of any loan, advance or capital contributions to or investment in any Person other than a Subsidiary of the Company;

                  (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                  (viii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices;

                  (ix) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company or any Subsidiary (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, or (C) change in compensation or other benefits payable to any director, officer or employee of the Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof;

                  (x) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employee was not previously subject to a collective bargaining agreement, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or any Subsidiary; or

                  (xi) any agreement to do any of the forgoing.

         SECTION 3.8 Environmental Matters

                  (a) The Company and its Subsidiaries have obtained all permits, licenses and other authorizations, and have made all registrations and given all notifications, that are required with respect to the operation of their respective businesses under all applicable Environmental Laws other than those permits, licenses, other authorizations, registrations and notifications the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) Except as disclosed in the Disclosure Statement or otherwise affected by the Chapter 11 Cases, the Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and other authorizations referred to in paragraph (a) above, and are also in compliance in all material respects with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, settlement agreement, notice or demand letter issued, entered, promulgated or approved thereunder, other than where the failure to be in such compliance, individually or in the aggregate, would not have a Material Adverse Effect.

                  (c) Except as described in the Disclosure Statement there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter (collectively "Actions") pending or threatened against the Company or any of its Subsidiaries relating in any way to Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder other than Actions that, if determined adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF THE INITIAL PURCHASERS

         SECTION 4.1 Representations and Warranties of the Initial Purchasers

         Each of the Initial Purchasers hereby severally, and not jointly, represents and warrants to, and covenants and agrees with, the Company as follows.

         SECTION 4.2 Organization

         The Initial Purchaser is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, and has full power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

         SECTION 4.3 Authority, Authorization and Validity

         The Initial Purchaser has full power and authority to execute, deliver and perform this Commitment Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Commitment Agreement by the Initial Purchaser, and the consummation by the Initial Purchaser of the transactions contemplated hereby to be performed by the Initial Purchaser, have been duly authorized by all requisite action of its Board of Directors or managers and, if required, its shareholders or members. This Commitment Agreement has been duly authorized by such Initial Purchaser and has been duly executed and delivered on its behalf and constitutes the valid and binding obligation of such Initial Purchaser, enforceable against such Initial Purchaser in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

         SECTION 4.4 Available Funds

         The Initial Purchaser has and will have full power and authority to contribute at the Closing the funds required pursuant to Article II hereof to the capital of the Company and has and will have sufficient funds available to fulfill these obligations.

         SECTION 4.5 No Conflicts

         The execution and delivery by such Initial Purchaser of this Commitment Agreement, and the consummation by such Initial Purchaser of the transactions contemplated hereby, will not conflict with, violate, or result in any breach of, any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of a lien on, or the acceleration of any obligation or the loss of a benefit under, (I) the certificate of incorporation or bylaws or limited liability company agreement of such Initial Purchaser, (II) any note, indenture, deed of trust, material lease, or other material instrument, contract or agreement to which such Initial Purchaser may then be a party, or (III) any law, ordinance, rule or regulation of any government or governmental authority or judgment, order or decree of any court or governmental authority.

         SECTION 4.6 Approvals and Consents

         Subject to such filings as may be required under the Exchange Act, the HSR Act and the entry of the Confirmation Order, all consents, approvals, orders and authorizations of, and all registrations, declarations and filings with, any federal or state government or governmental authority required to be made or obtained by such Initial Purchaser for the consummation by it of the transactions contemplated hereby have been made or obtained or will be made or obtained prior to the Effective Date.

         SECTION 4.7 Disclosure

         The information provided by such Initial Purchaser in writing expressly for inclusion in the Disclosure Statement does not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.8 Accredited Investor

         The Initial Purchaser is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

         SECTION 4.9 Investigation

         The Company has made available and the Initial Purchaser has reviewed such information which such Initial Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Securities.

         SECTION 4.10 Financial Experience

         The Initial Purchaser has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Initial Purchasers that, from and after the date hereof and until the Effective Date, except as otherwise expressly provided herein or in the Plan and subject to the terms and conditions hereof:

         SECTION 5.1 Conduct of Business

                  (a) The Company shall carry on its business diligently and consistent with good business practice, maintain its properties in customary repair, order and condition, ordinary wear and tear excepted, and use all reasonable commercial efforts to maintain and preserve its business organization.

                  (b) The Company will not (i) take or agree or commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         SECTION 5.2 Actions in the Chapter 11 Case

                  (a) Subject to its fiduciary obligations as debtor-in-possession in the Chapter 11 Case, the Company shall use its reasonable best efforts to cause the Plan to be confirmed by the Bankruptcy Court.

                  (b) Promptly after the execution and delivery hereof, the Company shall make such filings (which shall be in form and substance satisfactory to the Initial Purchasers ) with the Bankruptcy Court as are necessary in order to obtain the approval of the Bankruptcy Court of the terms and provisions of this Commitment Agreement on or before entry of an order approving the Plan, including, without limitation, the provisions of Section
10.2 hereof. The Company shall use its reasonable best efforts to obtain such approval as part of the hearing on confirmation of the Plan.

                  (c) The Company shall use its reasonable best efforts to file with the Bankruptcy Court and to prosecute objections to all Claims that the Company believes in good faith are subject to objection in whole or in part, including, without limitation, objections to the amount of such Claims and to any lien, mortgage or other security interest asserted with respect to such Claims.

         SECTION 5.3 Delivery of Certain Documents

                  (a) The Company shall promptly furnish to the Initial Purchasers from the date hereof until the Effective Date a copy of each such report, including financial statements and schedules, hereafter filed by the Company pursuant to the Exchange Act, and all material documents served upon or served by the Company in connection with the Chapter 11 Case or any action or proceeding which may be initiated with respect to any transaction contemplated by this Commitment Agreement.

                  (b) The Company shall give the Initial Purchasers and their respective accountants, counsel and other designated representatives access during normal business hours throughout the period from the date hereof to the Effective Date to all premises, books, records and other information of and concerning the Company (including, without limitation, all work papers relating to tax and accounting information used in connection with the preparation of financial statements and tax returns), and shall cause its officers and managerial employees to furnish to the Initial Purchasers such financial and operating data and other information with respect to its business and properties as either may reasonably request. No investigation made by or information furnished to the Initial Purchasers pursuant to this Commitment Agreement shall be deemed to impact the Initial Purchasers' ability to rely on any representations or warranties by the Company or the conditions to the obligations of the parties to consummate the transactions contemplated by this Commitment Agreement.

         SECTION 5.4 Notification

         The Company shall promptly notify the Initial Purchasers of (i) the occurrence of any change, event or condition that has had, or could reasonably be expected to have, an effect on the Closing or a Material Adverse Effect, (ii) the commencement or threat of commencement of any litigation that might reasonably be expected to have a Material Adverse Effect or that relate to the consummation of the transactions contemplated by this Commitment Agreement or the Plan, (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Commitment Agreement or
(iv) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Commitment Agreement or the Plan.

         SECTION 5.5 Government Filings

         The Company will (i) duly and timely file (subject to authorized extensions) all reports or returns required to be filed with federal authorities and all material reports and returns required to be filed with state, foreign, local or other authorities, (ii) except as contemplated by the Plan, unless contesting such in good faith and having established adequate book reserves therefor, promptly pay, as and when due, all federal, state, local and foreign taxes, assessments and governmental charges to the extent such taxes, assessments and charges constitute expenses of administration under Section 503 of the Bankruptcy Code and (iii) duly observe and conform to all lawful requirements of any governmental authority relating to any of its properties or to the operation and conduct of its business and to all covenants, terms and conditions upon, or under which, any of its properties are held where the failure so to observe, conform or comply would have a Material Adverse Effect.

         SECTION 5.6 Further Assurances

         The Company shall (i) execute and deliver such instruments and take such other actions as the Initial Purchasers may reasonably require in order to carry out the intent and purpose of this Commitment Agreement and the Plan, (ii) use its best efforts, diligently and in good faith, to obtain any consents required herein to be obtained, (iii) subject to its fiduciary duties as debtor-in-possession, diligently support this Commitment Agreement and the Plan in any proceeding before the Bankruptcy Court or any other governmental or regulatory authority whose approval of the transaction contemplated hereby and by the Plan is required, (iv) subject to its fiduciary duties as debtor-in-possession, use its best efforts, diligently and in good faith, to oppose any litigation that seeks to restrain or prohibit the consummation of the transactions contemplated hereby or by the Plan or which would have a Material Adverse Effect and (v) use its best efforts, diligently and in good faith, to cause the conditions precedent set forth in Article IX hereof to be satisfied.

         SECTION 5.7 Management Reports

         Subject to its fiduciary duties as debtor-in-possession, the Company shall prepare, consistently with its current practice, and deliver to the Initial Purchasers copies of its internal financial package substantially comparable to the report included in the monthly filing with the Bankruptcy Court simultaneously with the circulation thereof within the Company.

                                   ARTICLE VI

                       COVENANTS OF THE INITIAL PURCHASERS

         Each of the Initial Purchasers, jointly and severally, covenants and agrees, subject to the terms and conditions hereof, that they will (i) execute and deliver such instruments and take such other actions as the Company may reasonably require in order to carry out the intent and purpose of this Commitment Agreement and the Plan, (ii) use their best efforts, diligently and in good faith, to obtain any consents required herein to be obtained by them,
(iii) diligently support this Commitment Agreement and the Plan in any proceeding before the Bankruptcy Court or any other governmental or regulatory authority whose approval of the transaction contemplated hereby and by the Plan is required, (iv) vote the Claims held by them in favor of the confirmation of the Plan, (v) use their best efforts, diligently and in good faith, to oppose any litigation that seeks to restrain or prohibit the consummation of the transactions contemplated hereby or by the Plan and (vi) use their best efforts, diligently and in good faith, to cause the conditions precedent set forth in
Article IX hereof to be satisfied.


                                   ARTICLE VII

         COVENANTS OF THE COMPANY AND THE INITIAL PURCHASERS

         The Company and the Initial Purchasers agree that:

         SECTION 7.1 Best Efforts

         Subject to the terms and conditions of this Commitment Agreement, the Company and the Initial Purchasers will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Commitment Agreement. The Company and the Initial Purchasers agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Commitment Agreement.

         SECTION 7.2 Certain Filings

         The Company and the Initial Purchasers shall cooperate with one another
(i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Commitment Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         SECTION 8.1 Conditions Precedent to the Company's Obligations

         The obligations of the Company to consummate the transactions contemplated by this Commitment Agreement, including, without limitation, to issue the Securities as provided herein and in the Plan at the times herein and therein provided, shall be subject to the satisfaction, or to the waiver by the Company, of each of the following conditions:

                  (a) The Bankruptcy Court shall have entered the Confirmation Order.

                  (b) At the Effective Date, all required consents and approvals of any governmental agency, authority, commission or other party shall have been obtained and the same shall be in full force and effect, any applicable waiting period (and any extension thereof) applicable to the consummation of the Plan under the HSR Act shall have expired or been earlier terminated and no preliminary or permanent injunction or other order, decree or ruling barring consummation of the Plan shall have been entered with respect to or in connection with any application under the HSR Act.

                  (c) The representations and warranties of the Initial Purchasers contained herein shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Effective Date, as if made by each Initial Purchasers, respectively, on and as of such date.

                  (d) At the Effective Date, each of the Initial Purchasers shall have complied or shall concurrently comply with each covenant and agreement required herein to be complied with by it on or prior to the Effective Date, provided, however, that if any Initial Purchaser shall default in its obligation to subscribe and purchase from the Company the Securities at the time and in the amounts required pursuant to Section 2.1 hereof, any one or more of the non-defaulting Initial Purchasers may, but shall not be required to, perform such obligations and subscribe for and purchase such Securities in which case this condition shall be satisfied.


                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF THE INITIAL PURCHASERS

         SECTION 9.1 Conditions to Respective Obligations of the Initial Purchasers

         The joint and several obligations of the Initial Purchasers to consummate the transactions contemplated by this Commitment Agreement, including, without limitation, to make or effect or cause to be made or effected, the payments required pursuant to Article II hereof at the times therein provided, shall be subject to the satisfaction, or to the waiver by each of the Initial Purchasers (except as expressly provided in this Section 9.1), of each of the following conditions:

                  (a) Prior to the Effective Date, there shall have been approved pursuant to an order of the Bankruptcy Court (which order, contemplated to be the Confirmation Order, shall have become a Final Order) the issuance to the Initial Purchasers of the Securities and the Securities issuable to the Initial Purchasers and all the other provisions of Article II hereof and at the Effective Date, no action, suit or proceeding by or before any court, governmental agency or other tribunal shall be pending or threatened against the Company or the Initial Purchasers, arising out of or with respect to the transactions contemplated by this Commitment Agreement.

                  (b) The Bankruptcy Court shall have entered the Confirmation Order, which order shall have become a Final Order, and such Final Order shall contain, inter alia, provisions approving the amount of the fees and expenses paid or payable to the Initial Purchasers and shall be in form and substance satisfactory to each of the Initial Purchasers.

                  (c) Prior to the Effective Date, the Bankruptcy Court shall have entered an order (which order shall become a Final Order) approving this Commitment Agreement.

                  (d) At the Effective Date, no action, suit or proceeding by or before any court, governmental agency or other tribunal shall be pending or threatened, other than those actions, suits and proceedings described in the Disclosure Statement, against the Company the adverse determination of which would have a Material Adverse Effect.

                  (e) All consents and approvals of any governmental agency, authority, commission or other party required to consummate the transactions contemplated by this Commitment Agreement shall have been obtained and the same shall be in full force and effect on and as of the Effective Date, any waiting period (and any extension thereof) applicable to the consummation of the Plan under the HSR Act shall have expired or been earlier terminated, and no preliminary or permanent injunction or other order, decree or ruling barring consummation of the Plan shall have been entered with respect to or in connection with any application under the HSR Act.

                  (f) The representations and warranties of the Company contained herein shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Effective Date, as if made by the Company on and as of such date, and the Initial Purchasers shall have received a certificate of an executive officer of the Company to such effect.

                  (g) At the Effective Date, the Company shall have complied or shall concurrently comply in all material respects with each covenant and agreement required herein to be complied with by it on or prior to the Effective Date, and the Initial Purchasers have received a certificate of an executive officer of the Company to such effect.

                  (h) At the Effective Date, the Certificate of Incorporation shall have been duly adopted and filed with the Secretary of State for the State of Delaware and the Bylaws shall have been duly adopted and each shall contain provisions acceptable to the Initial Purchasers.

                  (i) The Registration Rights Agreement shall have been executed and delivered by the parties thereto and such agreements shall contain substantially the terms described in the

Disclosure Statement, and all Exhibits and Schedules to the Plan and Disclosure Statement shall be in form and substance reasonably satisfactory to each of the Initial Purchasers.

                  (j) From the date hereof through and including the Effective Date, there shall have been no material adverse change in the business, properties, financial condition, prospects, or results of operations of the Company and its Subsidiaries taken as a whole.

                  (k) The Initial Purchasers shall have received an opinion, dated the Effective Date, of Andrews & Kurth L.L.P., counsel to the Company, which opinion shall be, in form and substance, reasonably satisfactory to the Initial Purchasers and customary for the transactions contemplated by this Agreement arising in a bankruptcy context, excluding, without limitation, matters approved by the Bankruptcy Court pursuant to the Plan, but including, without limitation, any applicable matters on which Andrews & Kurth L.L.P., as counsel to the Company, renders an opinion to the Bank Group in connection with the New Senior Credit Facility.

                  (l) The majority of holders of claims against the Company that have been classified as Class 3 shall have approved the Plan.

         SECTION 9.2 Waivers

         On the date (which shall not be prior to 15 days after entry of an order confirming the Plan) on which the Company notifies the Initial Purchasers that the remaining conditions to the obligations of the Initial Purchasers set forth in Section 9.1 hereof have been satisfied or waived and the Company delivers all such instruments, certificates and opinions in appropriate form as required under this Commitment Agreement, the Initial Purchasers shall determine whether the conditions set forth in Sections 9.1(d) and 9.1(g) have been satisfied, or if such conditions have not been satisfied shall determine whether or not to waive the same, and shall notify the Company of the results of said determination and in the event that all of such conditions are not satisfied or waived, the Effective Date shall not occur and the parties hereto shall have such right and obligations as are expressly set forth herein.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1 Compliance With Plan

         Without limiting the obligations of the Company under this Commitment Agreement, the Company hereby covenants and agrees with the Initial Purchasers that it will comply in all respects with the provisions of the Plan from and after the entry by the Bankruptcy Court of the Confirmation Order with the same force and effect as if such provisions were set forth in full herein.

         SECTION 10.2 Commitment Fee

         As partial consideration for the commitment by the Initial Purchasers to purchase the Securities, including the Backstop Shares, the Company shall pay to the Initial Purchasers an aggregate fee equal to $1,200,000 (the "Commitment Fee") on the Effective Date of the Plan. Each Initial Purchaser will receive by wire transfer in immediately available funds that portion of the Commitment Fee equivalent to such Initial Purchaser's pro rata share of the Securities granted to such Initial Purchaser pursuant to the Plan. The Company agrees that, once paid, the Commitment Fee shall not be refundable under any circumstances.

         SECTION 10.3 Waivers

         Any failure of the Company or the Initial Purchasers to comply with any obligation, covenant, agreement or condition herein may be expressly waived by the party to which such obligation, covenant or agreement is owed or for whose benefit such condition exists to the extent permitted under applicable law. Any such waiver shall be in a writing signed by an officer or agent of the party giving such waiver thereunto duly authorized. Any waiver or any failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 10.4 Brokers and Finders; Expenses

         Except for Petrie Parkman & Co., which will be compensated as described in the Disclosure Statement, each of the Company and the Initial Purchasers represent and warrant to the others of them that no broker or finder (including any of its officers, directors or agents) is entitled to any brokerage or finder's fee or other commission from it based on agreements, arrangements or undertakings made by it in connection with this Commitment Agreement or the transactions contemplated hereby. Except as otherwise provided in this Commitment Agreement, each party shall bear its own costs and expenses in connection herewith.

         SECTION 10.5 Notices

         Any notice, demand, claim or other communications under this Commitment Agreement shall be in writing and shall be deemed to have been given (i) upon personal delivery thereof, (ii) upon receipt thereof if sent by registered mail, return receipt requested, postage prepaid, or (iii) upon confirmation of delivery thereof by courier service, if sent by recognized overnight courier service, to the respective address of the parties set forth below (or such other address as a party may specify by notice given as herein provided):

         If to the Company, to:

         Forcenergy Inc
         2730 S.W. 3rd Avenue, Suite 800
         Miami, Florida  33129-2356
         Attention:  Thomas F. Getten

         copy to its counsel:

         Andrews & Kurth L.L.P.
         600 Travis, Suite 4200
         Houston, Texas  77002
         Attention:  David C. Buck

         If to the Initial Purchasers:

         Lehman Brothers
         600 Travis, Suite 7330l
         Houston, Texas  77002
         Attention:  J. Robert Chambers

                  - and -

         The Anschutz Corporation
         555 17th Street, Suite 2400
         Denver, Colorado  80202
         Attention:  Craig Slater

                  - and -

         Oaktree Capital Management, LLC
         333 South Grand Avenue, 28th Floor
         Los Angeles, California  90071
         Attention:  Steve Kaplan

                  - and -

         Moore Capital Management
         1251 Avenue of the Americas
         New York, New York  10020
         Attention:  Chris Kane

         copy to their counsel:

         McGlinchey Stafford
         643 Magazine Street
         P.O. Box 60643 (70160-0643)
         New Orleans, Louisiana 70130-3477
         Attention:  Rudy J. Cerone

         and with a copy to counsel for the
         Official Unsecured Creditors Committee:

         Weil, Gotshal & Manges LLP
         700 Louisiana, Suite 1600
         Houston, Texas  77002
         Attention:  Harry A. Perrin

         and

         Lugenbuhl, Burke, Wheaton, Peck, Rankin & Hubbard
         601 Poydras Street
         Pan American Life Center, 27th Floor
         New Orleans, Louisiana 70130-6027
         Attention:  Stewart F. Peck

         SECTION 10.6 Successors And Assigns

         This Commitment Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including, without limitation, any trustee of the Company and the Company) and permitted assigns, but neither this Commitment Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of each of the other parties.

         SECTION 10.7 Headings

         The headings of the Articles and Sections of this Commitment Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         SECTION 10.8 Entire Agreement

         This Commitment Agreement, the Subscription Rights Agreement and the Plan (including the Exhibits and Schedules thereto) contains the entire understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions promises, representations, warranties, covenants, or undertakings among the parties relating to the subject matter hereof other than those expressly set forth or referred to herein or therein, subject to the approval of the Bankruptcy Court. This Commitment Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof. In the event of any inconsistency between the term and provisions of this Commitment Agreement and the terms and provisions of the Plan, then, and in such event, the terms and provisions of this Commitment Agreement shall control.

         SECTION 10.9 Counterpart

         This Commitment Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original but all such counterparts together shall constitute one and the same agreement.

         SECTION 10.10 Governing Law

         Except to the extent inconsistent with the Bankruptcy Code, this Commitment Agreement and the legal relations between the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the provisions, principles or policies thereof respecting conflict or choice of laws.

         SECTION 10.11 Survival

         The representations and warranties of the parties hereto shall survive only until the Effective Date but not thereafter.

         SECTION 10.12 Effectiveness of Agreement

         The provisions of this Commitment Agreement shall become effective upon the entry by the Bankruptcy Court of an order approving the terms and conditions hereof; provided, however, that the provisions of Section 10.2 hereof shall be effective upon the execution and delivery hereof.

         SECTION 10.13 Termination of this Agreement

                  (a) At any time prior to date of confirmation of the Plan, the Company, for any reason in its sole discretion, may terminate this Commitment Agreement by written notice to the Initial Purchasers. Nothing in this Commitment Agreement shall in any way limit or restrict the ability of the Company to amend the Plan, or to terminate this Commitment Agreement in connection with any amendment to the Plan or any plan of reorganization other than the Plan.

                  (b) In the event the Company amends the Plan, any one of the Initial Purchasers shall have the right to terminate this Commitment Agreement by written notice to the Company within 10 calendar days of the filing date of the amendment to the Plan. If the Company does not receive written notice from any Initial Purchaser within 10 calendar days of the filing date of an amendment to the Plan, the amendments shall be deemed accepted by the Initial Purchasers and the Initial Purchasers shall remain bound by the terms of this Commitment Agreement.

                  (c) In the event the Initial Purchasers terminate this Commitment Agreement due to an amendment to the Plan, or the Company terminates this Commitment Agreement by written notice to the Initial Purchasers, the Company and the Initial Purchasers shall have no further obligations to the other parties under this Commitment Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Agreement to be duly executed by their officers, partners or agents thereunto duly authorized as of the day and year first above written.

                                     FORCENERGY INC



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     [AFFILIATE OF THE ANSCHUTZ CORPORATION]

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     [AFFILIATE OF OAKTREE CAPITAL MANAGEMENT,
                                     LLC]

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     [AFFILIATE OF LEHMAN BROTHERS, INC.]

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     MOORE CAPITAL MANAGEMENT, INC

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                      EXHIBIT 11


     14% SERIES A CUMULATIVE                        14% SERIES A CUMULATIVE
     PREFERRED STOCK                                PREFERRED STOCK

NUMBER     INCORPORATED UNDER THE LAWS                               SHARES
PrA-       OF THE STATE OF DELAWARE

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                             CUSIP


                                 FORCENERGY INC

           THIS IS TO CERTIFY THAT


           IS THE OWNER OF

             FULLY PAID AND NON-ASSESSABLE SHARES OF THE 14% Series A Cumulative Preferred Stock $.01 par value of

           Forcenergy Inc transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and Amendments thereof to all of which the holder by the acceptance hereby assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated


                      --------------------            -----------------------
                      SECRETARY                              PRESIDENT
           AUTHORIZED SIGNATURE

                                       COUNTERSIGNED AND REGISTERED:
                                  BY   AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                (New York, N.Y.)  TRANSFER AGENT
                                                                  AND REGISTRAR

                                                           EXHIBIT 12


                                 FORCENERGY INC
                                 1999 STOCK PLAN


         SECTION 1.   Purpose of the Plan.

         The Forcenergy Inc 1999 Stock Plan (the "Plan") is intended to promote the interests of Forcenergy Inc, a Delaware corporation (the "Company"), by encouraging officers, employees, directors and consultants of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

         SECTION 2.   Definitions.

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, as determined by the Committee, and
(iii) any "parent corporation" of the Company (as defined in Section 424(e) of the Code) and any "subsidiary corporation" of any such parent (as defined in
Section 424(f) of the Code) thereof.

         "Award" shall mean any Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares, Other Stock-Based Award or Cash Award.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus Shares" shall mean an award of Shares granted pursuant to
Section 6(d) of the Plan.

         "Cash Award" shall mean an award payable in cash granted pursuant to
Section 6(f) of the Plan.

         "Change in Control" shall mean the occurrence of any one of the following:

         (a) the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual or "person" (as such term is used in Sections 13(d)(3) and 14(d)(2), of the Securities Exchange Act of 1934
         - the "Exchange Act") is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 33% or more of the combined voting power of the Company's then outstanding securities,

         (b) the individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board,

         (c) the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole,

         (d) the adoption of a plan relating to the liquidation or dissolution of the Company, or

         (e) the date the Company files a report or proxy statement with the SEC stating that a change in control has or may occur pursuant to any then existing contract or termination.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Committee" shall mean the committee appointed by the Board to administer the Plan or, if none, the Board.

         "Consultant" shall mean any individual, other than a Director or an Employee, who renders consulting services to the Company or an Affiliate for a fee.

         "Director" shall mean a "non-employee director" of the Company, as defined in Rule 16b-3.

         "Employee" shall mean any employee of the Company or an Affiliate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, with respect to Shares, the closing sales price of a Share on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Option" shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan may constitute "incentive stock options" for purposes of Section 422 of the Code or nonqualified stock options.

         "Other Stock-Based Award" shall mean an award granted pursuant to
Section 6(g) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

         "Participant" shall mean any Director, Employee or Consultant granted an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

         "Performance Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or a subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following (i) net earnings; (ii) operating income; (iii) earnings before interest and taxes ("EBIT"); (iv) earnings before interest, taxes, depreciation, and amortization expenses ("EBITDA"); (v) earnings before taxes and unusual or nonrecurring items; (vi) revenue; (vii) return on investment; (viii) return on equity; (ix) return on total capital; (x) return on assets; (xi) total stockholder return; (xii) return on capital employed in the business; (xiii) stock price performance; (xiv) earnings per share growth; and (xv) cash flows. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

         "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

         "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

         "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(b) of the Plan.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

         "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

         SECTION 3.  Administration.

         The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

         SECTION 4.  Shares Available for Awards.

         (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan initially shall be 3,000,000, provided the number of Shares with respect to which Awards may be granted under this Plan shall be increased from time to time to a number not to exceed 15% of the total number of Shares outstanding and issuable upon the exercise of options, warrants and other securities convertible, exchangeable or exercisable into Shares at the time of such grant. If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted.

         (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

         SECTION 5.   Eligibility.

         Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan.

         SECTION 6.   Awards.

         (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

                  (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on such grant date.

                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may include the achievement of one or more Performance Objectives), and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, outstanding Awards, Shares that would otherwise be acquired upon exercise of the Option, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, loans, notes approved by the Committee, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

                  (iii) Incentive Stock Options. The terms of any Option granted under the Plan intended to be an incentive stock option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive stock options may be granted only to employees of the Company and its parent corporation and subsidiary corporations, within the meaning of Section 424 of the Code. To the extent the aggregate Fair Market Value of the Shares (determined as of the date of grant) of an Option to the extent exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Option Shares in excess of $100,000 shall be nonqualified stock options.

                  (iv) Limits. The maximum number of Options that may be granted to any Participant during any calendar year shall not exceed 1,000,000 Shares.

         (b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than three years.

                  (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

                  (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                  (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

                  (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(h)(iii).

                  (v) Limits. The maximum number of Shares of Restricted Stock that may be granted to any Participant during any calendar year shall not exceed 1,000,000 Shares.

         (c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount (e.g., $100 per award unit) at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Objectives during such performance periods as the Committee shall establish with respect to the Award.

                  (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

                  (ii) Payment of Performance Awards. Performance Awards, to the extent earned, shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

                  (iii) Limits. The maximum value of Performance Awards that may be granted to any Participant during any calendar year shall not exceed $2,000,000.

         (d) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant's services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted.

         (e) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

                  (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including Performance Objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

                  (ii) Dividends. Any Phantom Share award may provide that amount equal to any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

                  (iii) Limits. The maximum number of Phantom Shares that may be granted to any Participant during any calendar year shall not exceed 1,000,000.

         (f) Cash Awards. The Committee shall have the authority to determine the Participants to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the Participant's services to the Company or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

         (g) Other Stock-Based Awards. The Committee may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including the Performance Objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The maximum number of Shares or value for which Other Stock-Based Awards may be granted to any Participant during any calendar year shall not exceed 1,000,000 Shares, if the Award is in Shares, or $2,000,000, if the Award is in dollars.

         (h)      General.

                  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

                  (iii) Limits on Transfer of Awards.

                           (A) Except as provided in (C) below, each Award, and
                  each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

                           (B) Except as provided in (C) below, no Award and no
                  right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                           (C) Notwithstanding anything in the Plan to the
                  contrary, to the extent specifically provided by the Committee with respect to a grant, a nonqualified stock option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

                  (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

                  (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

                  (vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

         SECTION 7.   Amendment and Termination.

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

                  (a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the shares are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, no such amendment may be made without stockholder approval, if such amendment would (i) materially increase the benefits accruing to Participants,
         (ii) materially increase the number of Shares authorized under the Plan, or (iii) materially increase the Persons eligible for Awards under the Plan.

                  (b) Amendments to Awards. Subject to (d) below, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall reduce the benefit to Participant without the consent of such Participant.

                  (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to (d) below, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                  (d) Section 162(m). The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award. With respect to an Award that is subject to Section 162(m) of the Code, the Committee (i) shall not take any action that would disqualify such Award and (ii) must first certify that the Performance Objectives, if applicable, have been achieved before the Award may be paid.

         SECTION 8.   Change in Control.

         Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full (at the highest level), and unless the Company survives as an independent publicly traded company, all Options outstanding at the time of the event or transaction shall terminate, except to the extent provision is made in writing in connection with such event or transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

        SECTION 9.   General Provisions.

        (a) No Rights to Awards. No Director, Employee, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

        (b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant shall have the right to direct the Company to satisfy the Company's tax withholding obligation through the "constructive" tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

        (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

        (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

        (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        SECTION 10.   Effective Date of the Plan.

        The Plan is contingent on approval by the Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Court") as part of the confirmation of a plan of reorganization of the Company and, if approved, will be effective as of the effective date of such plan of confirmation. Options shall not constitute incentive stock options unless stockholder approval of this Plan is obtained within 12 months of the date the Plan is approved by the Board.

        SECTION 11.   Term of the Plan.

        No Award shall be granted under the Plan after the 10th anniversary of the effective date of the plan of reorganization of which this Plan is a part that has been confirmed by the Bankruptcy

Court. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                                      -14-

                                                                      EXHIBIT 13
                                                                   9/02/99 DRAFT



                                 FORCENERGY INC
                        1999 EMPLOYEE STOCK PURCHASE PLAN


          Forcenergy Inc hereby establishes the Forcenergy Inc 1999
Employee Stock Purchase Plan (the "Plan"), the terms of which are as set forth below.

          1. Definitions.

          As used in the Plan the following terms shall have the meanings set forth below:

          (a) "Account" means a ledger account established by the Company for a Participant.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee of the Board.

          (e) "Common Stock" means the common stock, $0.01 par value, of Forcenergy Inc.

          (f) "Company" means Forcenergy Inc, a Delaware corporation, or any successor.

          (g) "Continuous Employment" means the absence of any interruption or termination of service as an Eligible Employee with the Participating Companies. Continuous Employment shall not be considered interrupted in the case of an authorized leave of absence, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h) "Eligible Compensation" means, with respect to each Participant, the regular cash base compensation (wages, salary or commissions) paid to the Participant by the Participating Companies each pay period during the Option Period, including any elective salary deferral contributions made therefrom pursuant to Code Sections 125, 129 or 401(k), but excluding bonuses and all other items of compensation.

          (i) "Eligible Employee" means an employee of the Participating Companies who is customarily employed for at least 20 hours per week and more than five months in a calendar year.

          (j) "Enrollment Date" means the first day of each Option Period.

          (k) "Exercise Date" means the last day of each Option Period.

          (l) "Exercise Price" means the price per share of the shares of Common Stock offered in a given Option Period determined as provided in Section 10 below.

          (m) "Fair Market Value" means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date, closing sales price per share of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal for the Nasdaq National Market or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

          (n) "Option Period" means each six-month period commencing on January 1 and terminating on the following June 30 or commencing on July 1 and terminating on the following December 31; provided, however, notwithstanding the foregoing the initial Option Period shall commence on the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan, and shall end on June 30, 2000.

          (o) "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 7 below.

          (p) "Participating Companies" means the Company and each present and future Subsidiary that the Committee, in its sole discretion, from time to time designates to be a Participating Company.

          (q) "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto.

          2. Purpose of the Plan.

          The purpose of the Plan is to provide an incentive for present and future employees of the Participating Companies to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

          3. Shares Reserved for the Plan.

          There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 480,000 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of Common Stock subject to the Plan may be newly issued shares or treasury shares. If and to the extent that any option to purchase shares of Common Stock shall not be exercised for any reason or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

          4. Administration of the Plan.

          (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in this Plan or to reconcile any inconsistency in this Plan or any option, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the Committee.

          (b) The Committee may request advice or assistance or employ such other persons as it in its discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

          (c) All Eligible Employees granted options under the Plan shall have the same rights and privileges; however, the Plan will not fail to satisfy this requirement merely because the amount of Common Stock which may be purchased by any Eligible Employee is determined on the basis of a uniform relationship to the Eligible Compensation of Eligible Employees, or because the Plan provides that no Eligible Employee may purchase more than a maximum amount of Common Stock as set forth under the Plan.

          5. Eligibility to Participate in the Plan.

          Subject to the further provisions of the Plan, each Eligible Employee who is employed by a Participating Company on an Enrollment Date shall be eligible to participate in the Plan for the Option Period beginning on that Enrollment Date.

          6. Option Periods.

          The Plan shall consist of consecutive Option Periods until the Plan is terminated.

          7. Election to Participate in the Plan.

          (a) Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless another time for filing the enrollment form is set by the Committee for all Eligible Employees with respect to a given Option Period.

          (b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Option Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12.

          (c) Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Option Period, an Eligible Employee who is participating in an Option Period as of the Exercise Date of such Option Period shall be deemed (i) to have elected to participate in the immediately succeeding Option Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Option Period as was in effect for such Participant immediately prior to the succeeding Option Period.

          8. Payroll Deductions.

          (a) All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Option Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Option Period in an amount of from 1% to 10% of the Eligible Compensation which the Participant receives on each payroll date during such Option Period. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Eligible Compensation.

          (b) All payroll deductions made for a Participant may be deposited in the Company's general corporate account and shall be credited to the Participant's Account under the

Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such Account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          (c) Except as provided in Section 12, a Participant may not change his contribution election during an Option Period.

          (d) Notwithstanding the foregoing, no Participant may make payroll deductions during any year in excess of $21,250.

          9. Grant of Options.

          (a) On the Enrollment Date of each Option Period, subject to the limitations set forth in Sections 3 and 9(b) hereof, each Eligible Employee shall be granted an option to purchase on the Exercise Date for such Option Period (at the Exercise Price determined as provided in Section 10 below) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated during the Option Period ending on such Exercise Date by 85% of the fair market value of a share of the Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (b) Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          10. Exercise Price.

          The Exercise Price of each of the shares offered in a given Option Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock on the applicable Enrollment Date, or (ii) 85% of the Fair Market Value of a share of the Common Stock on the applicable Exercise Date.

          11. Exercise of Options.


          Unless a Participant withdraws from the Plan as provided in Section 12, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of shares subject to the option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions in the Participant's Account.

          12. Withdrawal; Termination of Employment.

          (a) A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant's Account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's Account will be paid to him promptly after receipt of the Participant's notice of withdrawal, the Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the enrollment period preceding the commencement of a new Option Period directing the Company to resume payroll deductions.

          (b) Upon termination of the Participant's Continuous Employment prior to the Exercise Date of the Option Period for any reason, including retirement or death, the payroll deductions credited to the Participant's Account will be returned to the Participant or, in the case of death, to the Participant's estate, and the Participant's options to purchase shares under the Plan will be automatically terminated.

          (c) In the event a Participant ceases to be an Eligible Employee during an Option Period, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Participant's Account will be returned to the Participant, and the Participant's options to purchase shares under the Plan will be terminated.

          (d) A Participant's withdrawal from an Option Period will not affect the Participant's eligibility to participate in a succeeding Option Period.

          13. Transferability.

          Options to purchase Common Stock granted under the Plan are not transferable by a Participant and are exercisable only by the Participant.

          14. Reports.

          Individual Accounts will be maintained for each Participant in the Plan. Statements of Accounts will be given to participating Employees semi-annually promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

          15. Adjustments Upon Changes in Capitalization.

          (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments may be made in the number and/or kind of shares, and the per share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

          (b) In the event of the proposed dissolution or liquidation of the Company, each Option Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a stated period, which shall not be less than 10 days from the date of such notice, and the option will terminate upon the expiration of such period.

          (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 15, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

          16. Amendment of the Plan.

          The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

          17. Termination of the Plan.

          The Plan and all rights of Eligible Employees hereunder shall terminate:

          (a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

          (b) at any time, at the discretion of the Board.

          In the event that the Plan terminates under circumstances described in
Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

          18. Notices.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          19. Shareholder Approval.

          The Plan shall be subject to approval by the shareholders of the Company within twelve months after the date the Plan is adopted by the Board of Directors. If such shareholder approval is not obtained prior to the first Exercise Date, the Plan shall be null and void and all Participants shall be deemed to have withdrawn on such Exercise Date pursuant to Section 12.

          20. Conditions Upon Issuance of Shares.

          (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. In the event the Company is required to obtain from any commission or agency authority to issue any stock certificate, the inability of the Company to obtain from any such commission or agency authority that counsel for the Company deems necessary for the lawful issuance of any such certificate will relieve the Company from liability to any Participant, except to return to him the amount of the balance in his account.

          (b) The Company may make such provisions as it deems appropriate for withholding of amounts that the Company determines it is required to withhold pursuant to applicable tax laws in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

                                 FORCENERGY INC
                                OPTION GRANT MEMO


To:

From:      President

Date:

Grant:     OPTION TYPE                      :      INCENTIVE
           OPTION DATE                      :
           NUMBER OF OPTIONS SHARES :
           OPTION PRICE                     :
           VESTING DATE(S)                  :
           EXPIRATION DATE                  :

--------------------------------------------------------------------------------

We are pleased to inform you that the Compensation Committee of the Board of Directors has granted you the Option to purchase the above number of shares of the common stock of the Company at the option price once the option grant has vested. This grant is a "freebie"; it is not an obligation. No cash expenditures on your part is required unless and until you desire to buy any of the stock subject to the Option at the option price anytime after vesting. The option price and the vesting dates are as shown above and this Option shall vest in equal portions on each of the above vesting dates. You may exercise all or any portion of those options that have vested at any time prior to the above stated expiration date.


This grant is separate from and in addition to other option grants you may receive as well as your right to purchase shares of the Company's common stock pursuant to the 1999 Employee Stock Purchase Plan or any other plan in effect.


This letter formalizes your grant and gives you a short outline of the terms thereof; however, the terms and conditions of your grant are also governed by the attached Incentive Stock Option Agreement (the "Option Agreement") and the Forcenergy Inc 1999 Stock Option Plan. To the extent there is a conflict between the terms of this memo and the attached Option Agreement, the terms of the Option Agreement shall control. No action is required on your part to acknowledge receipt of your grant; however, retain this memo for your files as no other copies will be circulated. Please do not hesitate to contact our chief financial officer or the Human Resources Department if you have any questions.

                        INCENTIVE STOCK OPTION AGREEMENT


         AGREEMENT made this ________________ between FORCENERGY INC, a Delaware corporation (the "Company"), and _______________________ ("Employee").

         To carry out the purposes of the FORCENERGY INC 1999 STOCK OPTION PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of the common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan. the Company and Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to Employee the right and
option ("Option") to purchase all or any part of an aggregate of       shares of
Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option is intended to constitute an 'Incentive stock option, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). As an incentive stock option, the exercise of this option and the purchase of shares does not result in the recognition of ordinary taxable income to the employee, unless the shares are sold prior to the later of two years from the date of grant of the option or one year from the date of exercise. If shares are sold after those dates, the employees will recognize a long-term capital gain or loss for the difference between the sales price and option price.

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to
the exercise of this Option shall be $     per share, which has been determined
to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                           Percentage of Shares
      Number of Full Years                That May Be Purchased
      --------------------                ---------------------

                             Per option memo

         This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:

         (a) If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination. However, Employee (or the Employee's estate or the person who acquires this Option by will or by the laws of descent and distribution or otherwise by reason of the death of Employee) shall only have the right to purchase the number of shares that Employee was entitled to purchase hereunder as of the date of such Employee's termination of employment.

         (b) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee may exercise this Option in full at any time during the period of one year following the date of Employee's death. However, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, shall only be able to purchase the number of shares that Employee was entitled to purchase hereunder as of the date of Employee's death.

         (c) If Employee's employment with the Company terminates for any reason other than as described in (a) or (b) above, unless Employee voluntarily terminates such employment or such employment is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three month period. but in each case only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee's employment so terminates. The Committee appointed by the Board of Directors of the Company to administer the Plan (the "Committee") may in its sole discretion advise Employee in writing, prior to a voluntary termination of Employee's employment, that such termination will be treated for purposes of this paragraph as an involuntary termination for a reason other than cause. As used in this paragraph, the term "cause" shall mean Employee's gross negligence or willful misconduct in performance of the duties of his employment, or Employee's final conviction of a felony or of a misdemeanor involving moral turpitude.

         This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), or (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) a combination of cash and Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof, rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         To the extent that Employee and the Company are subject to a written employment agreement which contains terms and conditions that are inconsistent with this Option, the terms and provisions of such employment agreement shall control.

         4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

         5. STATUS OF STOCK. The Company has registered, for issuance under the Securities Act of 1933, as amended (the "Act") the shares of Stock acquirable upon exercise of this Option, and agrees to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws. whether federal or state. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         6. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

         7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

                                                                      EXHIBIT 15


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") made as of the Effective Date by and between [ Name ] (the "Executive") and Forcenergy Inc, a Delaware corporation (the "Company" or "Employer").

                              PRELIMINARY STATEMENT

         The Executive and the Company have heretofore executed that certain Employment Agreement dated as of _____[Date]_____, as amended (the "Original Agreement").

         The Company filed on March 21, 1999 (the "Filing Date") for protection under Chapter 11 of the U.S. Bankruptcy Code in the proceeding In re Forcenergy Inc, Case No. 99-11391-"A" (the "Proceeding") in the U.S. Bankruptcy Court of the Eastern District of Louisiana (the "Court").

         The Company is engaged in the oil and gas business, which includes, but is not limited to, the purchase, sale, development, improvement, drilling and exploration of oil and gas properties (the "Business").

         The Executive has particular expertise in the Business. This Agreement shall amend and restate the Original Agreement effective on the effective date of the confirmation of the plan of reorganization (the "Plan") in the Proceeding (the "Effective Date") and shall govern the employment of the Executive.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the Original Agreement as follows:

         1. Term. The initial term of the Executive's employment under this Agreement shall be for a period commencing on the Effective Date and, subject to the terms hereof, shall terminate on the earlier of (i) two years from the Effective Date or (ii) termination pursuant to Section 8 hereof. The term of the Executive's employment hereunder (the "Employment Term") may be renewed from year to year for additional one-year periods, if the Company gives notice to the Executive of renewal at least 120 days prior to the scheduled termination of the Employment Term.

         2. Duties. The Executive shall serve as the Company's ____[Title]_____, with such duties as are generally incident to such position and such other duties as may be hereafter assigned to Executive by the Board of Directors or the Chief Executive Officer of the Company. The Executive agrees that he will devote his full time and attention to the affairs of the Company and use his best efforts to promote the Business and interests of the Company.

         3. Compensation. The Company shall pay Executive a base salary ("Base Salary") fixed at $[Amount] per annum for the period commencing on the Effective Date and ending on the termination date of the Employment Term, payable in monthly installments equal to 1/12 of the Base Salary, subject to the withholding of such amounts relating to the taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation. Base Salary shall be subject to review and may be increased (but not decreased) by the Board of Directors of the Company during the Employment Term.

         4. Benefits. The Executive shall be entitled to four (4) weeks vacation time per calendar year, which vacation time shall be scheduled at the mutual convenience of the Executive and the Company. The Executive shall be entitled to participate in, and receive benefits under, any and all pension, insurance, hospitalization, medical or disability programs or policies of the Company which may be in effect at any time during the course of his employment by the Company and generally available to employees of the Company, subject to the terms of such plans, programs or policies. Notwithstanding the foregoing, the Company may, in its discretion, at any time and from time to time, change or revoke any of its employee benefits plans, programs or policies, and the Executive shall not be deemed, by virtue of this Agreement, to have any vested interest in any such plans, programs or policies. All stock options granted to the Executive in connection with the Plan shall vest 25% each year of employment, 1, 2, 3 and 4 years after the Effective Date. All stock options granted to the Executive after the Effective Date shall vest 25% each year of employment, 2, 3, 4 and 5 years after the grant date.

         5. Bonus. The Company may also pay the Executive an annual bonus, either on a "ad hoc" basis or pursuant to bonus plan or arrangement as may be established at the Company's discretion to senior executives of the Company. The amount of any bonus may vary depending on actual performance of the Company and the Executive as determined in the discretion of the Board of Directors and/or its Compensation Committee. Nothing contained herein shall imply the Company has any obligation to grant to the Executive any bonus compensation or any increases in Base Salary. Bonus compensation shall be subject to withholding for taxes and other deductions as the Company may determine.

         6. Expenses. The Executive shall be entitled to reimbursement by the Company, in accordance with the Company's policies then applicable to employees at the Executive's level, against appropriate vouchers or other receipts for authorized travel, entertainment and other business expenses reasonably incurred by him in the performance of his duties hereunder.

         7. Death; Permanent Disability. Upon the death of the Executive during the term of this Agreement, the Employment Term shall terminate. If during the Employment Term the Executive fails, because of illness or other incapacity, to perform the services required to be performed by him hereunder for any period of more than 90 days during any calendar year (any such illness or incapacity being hereinafter referred to as "Permanent Disability"), then the Company, in its discretion, may at any time thereafter terminate the Employment Term upon not less than 30 days' written notice thereof to the Executive, and the Employment Term shall terminate and come to an end upon the date set forth in said notice as if said date were the termination date of the Employment Term; provided, however, that no such termination shall be effective if prior to the date when such notice is given, the Executive's illness or incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall have taken up and be performing such duties.

         If the Executive's employment shall be terminated by reason of his death or Permanent Disability, the Executive or his estate, as the case may be, shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination; (ii) an aggregate amount equal to 12 months' Base Salary at the rate in effect immediately prior to such termination of employment, payable in a lump sum on the effective date of termination for Permanent Disability or within 60 days after the Executive's death (payment in such case being payable to the Executive's estate); and (iii) subject to the terms thereof, any benefits that may be due to the Executive on the date of termination under the provisions of any employee benefit plan, program or policy.

         8. Termination. (a) The Company may terminate the employment of the Executive at any time, for cause by written notice, the cause to be specified in the notice. For purposes of this Agreement, "cause" shall mean: (i) any material misconduct of the Executive in connection with the performance of any of his material duties hereunder, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, regardless of whether such act results in material financial loss to the Company or to any of its Affiliates, or any act having the effect of materially injuring the reputation, business or business relationships of the Company; (ii) failure, neglect or refusal in any material respect to comply with and abide by the decisions or directions of the Company; (iii) material breach of any covenants contained in this Agreement; (iv) conviction of a felony; (v) drug or alcohol abuse materially affecting the Executive's performance of his duties under this Agreement, where the Executive has refused medical or professional help; or (vi) sexual misconduct within the workplace. Termination for cause shall be effective upon the giving of such notice and, upon the giving of such notice, the Executive shall be entitled to receive: (i) within thirty
(30) days of the effective date of such termination, any earned and unpaid salary accrued through the date of termination; and (ii) subject to the terms thereof, any benefits which may be due to the Executive on such termination date under the provisions of any employee benefit plan, program or policy. After the termination of the Executive's employment under this Section 8(a), the obligations of the Company under this Agreement to make any further payments, or to provide any benefits other than those specified herein, to the Executive shall thereupon cease and terminate.

            (b) The Company may also terminate the Employment Term at any time without cause. In the event (i) the Company terminates the Employment Term without cause, (ii) the Company fails to renew this Agreement at the end of the initial term or any renewal term, or (iii) the Executive terminates the Employment Term pursuant to a "Termination by Executive for Good Reason" (as both such terms are defined in subparagraph (c) below), the Company shall pay to the Executive, in addition to all sums then accrued, due and payable under this Agreement, an aggregate amount equal to 2.0 times the Executive's annual Base Salary at the rate in effect immediately prior to such termination of employment (the "Severance Payment"), payable in a lump sum on the effective date of the termination of the employment. Further, effective with the effective date of the termination of the employment as provided in this subparagraph (b), 50% of all stock options, warrants and other rights to acquire the securities of the Company and any of its Affiliates, and all rights to compensation based upon or measured by the stock price or other indicia of value of the Company, previously issued to the Executive (vested and unvested) shall immediately vest and become exercisable (to the extent such 50% has not previously vested) and remain exercisable for a period ending one year after the effective date of termination of employment; provided, however, if the Executive terminates the Employment Term pursuant to a Termination by Executive for Good Reason within 12 months after a Change in Control, 100% of all such options, warrants or other rights shall immediately vest and become exercisable and remain exercisable for a period ending one year after the effect date of termination of employment.

         (c) For purposes of this Agreement, the following capitalized terms shall have the meanings set forth herein:

             (i) "Affiliate" shall mean any "person" (as such term is utilized in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act")), who or which, directly and/or indirectly, controls, is controlled by or is under common control with another person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract, or otherwise.

             (ii) "Change in Control": a Change in Control shall be deemed to occur if:

                  (A) any "person" (as such term is utilized in Section 13(d) and Section 14(d)(2) of the Exchange Act), including without limitation any "group" (as such term is utilized in Section 13(d)(3) of the Exchange Act), who is not, on the date of this Agreement, an Affiliate of the Company, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act) of securities of the Company representing more than 50% of the votes that may be cast for the election of directors of the Company; or

                  (B) as the result of, or in connection with, any cash or other tender offer, or exchange offer, merger, consolidation or other business combination, sale of assets, liquidation or dissolution, or any combination of any one or more of the foregoing transactions, the persons who were directors of the Company immediately prior to the consummation of any such transaction or combination of transactions shall cease to constitute a majority of the directors of the Company, or any successor thereto; provided however, a Change in Control shall not be deemed to occur in connection with the consummation of the transactions contemplated by the confirmation of the Plan in the Proceeding.

             (iii) "Maximum Amount" shall mean the amount equal to three times the Executive's annualized includible compensation for the base period, as such may be defined in Section 280G of the Internal Revenue Code of 1986, as amended (or regulations thereunder).

             (iv) "Termination by Executive for Good Reason" shall mean a termination of the Executive's employment by the Executive upon the occurrence of any one or more of the following:

                  (A) Change in Control where the Executive does not receive stock options and other benefits in amounts and on such terms at least as favorable to the Executive as they existed prior to the Change in Control;

                  (B) the reassignment of the Executive by Employer, without the Executive's express written consent, to a position with Employer other than that set forth in Section 2 hereof, or a materially adverse change in the nature or scope of the Executive's title, authorities, powers, functions, duties or responsibilities in those positions;

                  (C) the reduction in the Executive's Base Salary without the Executive's consent;

                  (D) (i) the relocation of the Executive's place of employment, other than to another currently existing office of the Company within the contiguous 48 states of the U.S., without the Executive's consent, or (ii) the relocation of the Executive's place of employment with or without his consent where the Company refuses to reimburse the Executive for his reasonably incurred relocation expenses (moving and closing costs in connection with the sale of his residence); or

                  (E) the Company's failure to perform its obligations under this Agreement in any material respect that remains uncured 10 days after the Company receives notice of its default, including, without limitation, the failure of the Company to pay compensation in accordance with this Agreement or the failure of the Company to provide the Executive with fringe benefits substantially the same as those previously provided to the Executive under this Agreement provided, however, that a change in the benefits available to the executive officers of the Company shall not constitute such a failure so long as such change of benefits is applied consistently with respect to all executive officers of the Company;

             (d) In the event that the Company shall terminate the employment of the Executive without cause within 12 months after a Change in Control, the Company shall pay to the Executive, in addition to all sums then accrued, due and payable under this Agreement, an aggregate amount equal to 2.0 times the Executive's one-year Base Salary as in effect on the date of the Change in Control payable in a lump sum on the effective date of termination of employment, provided that (i) such payment, together with all other payments made to Executive in connection with such Change in Control, shall not exceed the Maximum Amount and (ii) such payment shall not be payable until the effective date of termination of employment. All stock options, warrants and other rights to acquire the securities of the Company and any of its Affiliates, and all rights to compensation based upon or measured by the stock price or other indicia of value of the Company, issued to the Executive prior to the termination shall immediately vest and become exercisable as of the effective date of the termination and remain exercisable for a period ending one year after the effective date of termination of employment.

         9. Non-Competition. (a) Without the express written consent of the Company having been given (which consent will not be unreasonably withheld), the Executive agrees that for a period of one year after the expiration of the Employment Term he shall not directly or indirectly, either individually or as an employee, agent, partner, shareholder, director, consultant, employer, lender of money, guarantor or in any other capacity, participate in, engage in or have a financial interest or management position or other interest in any independent oil and gas exploration and development company that competes directly against the Company. The foregoing provisions of this Section shall not prohibit the passive ownership by the Executive of (i) non-controlling, minority interests in any private entities, to the extent that the Executive's investment in such entities does not exceed $150,000, or (ii) less than five percent (5%) of any class of the capital stock of any public corporation.

             (b) The Executive will not at any time during his employment with the Company and for one year thereafter, directly or indirectly solicit (or assist or encourage the solicitation of) or offer employment to any person who has been an employee of the Company, or any of its subsidiaries or affiliates, at any time during the six months immediately preceding such solicitation, to work for the Executive or for any business, firm, corporation or other entity in which the Executive, directly or indirectly, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position; provided, however, that this paragraph shall not prohibit an Executive who is no longer employed by the Company from soliciting or offering employment to a former employee of the Company whose employment with the Company had terminated prior to the date the Executive's employment with the Company terminated.

             (c) The Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances and that any breach of the covenants contained in this Section 9 would irreparably injure the Company. Notwithstanding, if any of the covenants contained in this Section or any part thereof is held by a court of competent jurisdiction to be unenforceable because of the duration of such provision, the activity limited by or the subject of such provision and/or the area covered thereby, then the court making such determination shall construe such restriction so as to thereafter be limited or reduced to be enforceable to the greatest extent permissible by applicable law.

         10. Confidentiality. The Executive acknowledges that, during and as a result of his employment hereunder, he may have access to trade secrets and other confidential information of the Company, including, but not limited to, the nature and material terms of business opportunities and proposals available to the Company, technical memoranda, research reports, designs and specifications, operating procedures, ledgers, and other information, data and documents relating to the Company's present or future operations, including, but not limited to geological, seismic, 3-D seismic, and all other studies conducted by, or on behalf of, the Company's oil and gas properties and prospects (collectively, the "Confidential Information"). The Executive covenants and agrees that he shall not at any time during or following any termination of employment, without the consent of the Company use or disclose (except for the sole and exclusive benefit of the Company or as required to perform his duties under this Agreement or as required by law or as is already in the public domain) any Confidential Information which has been obtained by or disclosed to him as a result of his employment with the Company.

         11. Additional Remedy. If the Executive breaches any of the provisions of Section 9 or 10 of this Agreement, then the Company, in addition to all other rights and remedies hereunder, may cease making payments to Executive under Sections 7 or 8 of this Agreement, require Executive to repay to the Company any payments previously made under such Sections and obtain an injunction against the Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by the Executive.

         12. Notices. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be given by hand-delivery to the addressee or by deposit in the U.S. mail, postage prepaid, certified mail, return receipt requested, as follows:

                  If to the Company, to:

                  Forcenergy Inc
                  2730 S.W. 3rd Avenue
                  Miami, Florida 33129
                  Attention: President

                  If to Executive, to:

                  [Name]
                  --------------------------------
                  [Address]
                  --------------------------------

                  --------------------------------


or such other address as either party may specify by notice hereunder to the other. Any notice sent in accordance with the foregoing provisions shall be deemed given on the date of receipt if personally delivered, or on the date three (3) days after being deposited in the mail, if mailed.

         13. Miscellaneous. (a) This Agreement incorporates the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior and contemporaneous; agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations and other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification or waiver of this Agreement shall be binding upon a party hereto unless in writing and executed by such party.

             (b) The domestic internal laws of the State of Florida shall govern the validity, construction and effect of this Agreement, without regard to Florida's conflicts of laws principles.

             (c) Each of the provisions of this Agreement shall be independent of all other provisions, and if any provision of this Agreement is declared void or invalid by any court or other governmental agency of competent jurisdiction, each other provision of this Agreement shall remain in full force and effect and shall be construed to the extent possible as consistent with all other valid provisions in order to carry out the intent of the parties hereto.

             (b) Any dispute or misunderstanding arising out of or in connection with this Agreement, except any alleged violation of Section 9 or 10, shall first be settled, if possible, by the parties themselves through negotiation and, failing success at negotiation, through mediation and, failing success at mediation, shall be arbitrated in Miami, Florida, unless otherwise agreed upon in writing by the Company and the Executive. Unless otherwise agreed upon in writing by the Company and the Executive, the arbitration shall be had before three arbitrators, each party designating an arbitrator and the two designees naming a third arbitrator experienced in employment related controversies. The arbitration procedure shall be in accordance with the rules and regulations of the American Arbitration Association.

             (c) In any proceeding relating to the enforcement or breach of this Agreement, if the Executive is the prevailing party, the Company shall pay the reasonable costs of any legal fees, other fees and expenses which may be incurred by the Executive in connection with such proceeding. If the Company is the prevailing party in such proceeding, each party shall pay its own legal fees, other fees and expenses which may be incurred in connection with the proceeding. For purposes of this Agreement, the party initiating the proceeding shall be deemed to be the prevailing party in such proceeding if the party initiating the proceeding is awarded in excess of 50% of the amount sought in the proceeding and the non-initiating party shall be deemed to be the prevailing party if the party initiating the proceeding is awarded 50% or less of the amount sought in the proceeding.

             (d) This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the Company and the Executive. If the Company, shall, at any time, be merged with or consolidated into or with any other corporation or person or if all or substantially all of the assets of the Company are transferred to another corporation or person, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity resulting from such merger or consolidation or the corporation or person to which or to whom such assets shall be transferred, and this provision shall apply in the event of any subsequent mergers, consolidations or transfers of assets.

             (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (f) The section headings of this Agreement are inserted for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

             (g) This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document. IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.


                                  COMPANY:

                                  FORCENERGY INC


                                  By:
                                     --------------------------------------
                                     Stig Wennerstrom
                                     President


                                  EXECUTIVE:


                                  -----------------------------------------
                                  [Name]
                                        -----------------------------------

                                                                      EXHIBIT 16


Forcenergy Inc
Investment Guidelines

Pursuant to Section 5.3(h) of the Plan of Reorganization, Reorganized Debtor will reserve and segregate a sufficient amount of cash for the future satisfaction of Disputed Claims in a particular Class, which if not for the fact that the Claims were disputed as of the Effective Date, would otherwise be entitled to cash settlement as of the Effective Date. Reorganized Debtor will maintain such cash balances in a segregated account that will be used for the sole purpose of funding Disputed Claims at the time that those claims are determined to be valid. Cash balances segregated pursuant to this section will be invested in one of the following methods:

     (a) investments in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

     (b) investments in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

     (c) investments in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

     (d) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in paragraphs (a) through (c) above.

                                                                      EXHIBIT 17


This Agreement is included in the Motion to Substitute Revised Warrant Agreements to be Filed as Part of Debtor's Amended Plan Supplement included in this Form 8-K and is omitted from this Form 8-K.

                                                                      EXHIBIT 18

================================================================================




                          REGISTRATION RIGHTS AGREEMENT



                                  BY AND AMONG



                                 FORCENERGY INC



                                       AND



                            THE PERSONS LISTED ON THE
                             SIGNATURE PAGES HEREOF







                        Dated as of _______________, 1999





================================================================================

                                TABLE OF CONTENTS



                                                                      PAGE
1.       Definitions.....................................................1
2.       Demand Registration.............................................4
         2.1      Request for Registration...............................4
         2.2      Effective Registration.................................5
         2.3      Selection of Underwriters..............................5
         2.4      Priority on Demand Registrations.......................5
3.       Piggyback Registrations.........................................6
         3.1      Holder Piggyback Registration..........................6
         3.2      Priority on Piggyback Registrations....................6
4.       Shelf Registration..............................................7
         4.1      Shelf Request..........................................7
         4.2      Required Period........................................7
5.       Company Standstill and Suspension Periods.......................8
         5.1      Standstill Period......................................8
         5.2      Suspension Period......................................8
         5.3      Holder Standstill Period...............................9
6.       Registration Procedures.........................................9
         6.1      Company Obligations....................................9
         6.2      Holder Obligations....................................13
7.       Indemnification................................................13
         7.1      Indemnification by the Company........................13
         7.2      Indemnification by the Holders........................14
         7.3      Notice of Claims, Etc.................................14
         7.4      Contribution..........................................15
         7.5      Indemnification Payments..............................16
8.       Registration Expenses..........................................16
9.       Rule 144.......................................................16
10.      Limitations on Subsequent Registration Rights..................17

11.      Miscellaneous..................................................17
         11.1     Notice Generally......................................17
         11.2     Successors and Assigns................................18
         11.3     Amendments............................................18
         11.4     Severability..........................................18
         11.5     Headings..............................................18
         11.6     Governing Law.........................................18
         11.7     Counterparts..........................................18
         11.8     Entire Agreement......................................18
         11.9     Specific Performance..................................19

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT ("this Agreement"), dated as of ______________, 1999, by and among Forcenergy Inc, a Delaware corporation (the "Company"), and each of the other persons or entities signatory hereto.

                                   WITNESSETH:

                  WHEREAS, the Disclosure Statement and Joint Plan of Reorganization, dated ___________, 1999 (the "Plan") was confirmed on ___________, 1999 by order of the United States Bankruptcy Court for the Eastern District of Louisiana in Case No. 99-11391 "A";

                  WHEREAS, pursuant to the Plan, the Company will issue to the Holders Common Stock, par value $0.01, in partial exchange for their claims against the Company;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         All capitalized terms used but not defined in this Agreement have the respective meanings assigned to such terms in the Plan. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

         "Action" has the meaning assigned to such term in Section 7.3.

         "Affiliate" has the meaning assigned to such term in Rule 144(a)(1) of the Securities Act.

         "Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

         "Confirmation Date" means the Effective Date of the Plan as confirmed.

         "Commission" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

         "Company" has the meaning assigned to such term in the introductory paragraph to this Agreement.

         "Company Standstill Period" has the meaning assigned to such term in
Section 5.1.

         "Demand Registration" has the meaning assigned to such term in Section 2.1.

         "Demand Request" has the meaning assigned to such term in Section 2.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

         "Inspectors" has the meaning assigned to such term in Section 6.1(k).

         "Joining Holder" has the meaning assigned to such term in Section 2.2.

         "Holder" means each person or entity signatory hereto or any other person or entity which (i) owns 5% or greater of the Company's then outstanding Common Stock, provided, however, that at such time as any Holder shall cease to own at least 1% of the Company's then outstanding Common Stock such person or entity shall cease to be a "Holder" for purposes hereof, or (ii) with respect to and for the purpose of covering only shares of Common Stock issuable upon the exercise of Subscription Warrants (as defined in the Plan), the Standby Purchasers (as defined in the Plan).

         "Holder Shelf Offering" has the meaning assigned to such term in
Section 4.2(b).

         "Loss" has the meaning assigned to such term in Section 7.1.

         "Material Adverse Effect" has the meaning assigned to such term in
Section 2.5.

         "Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to the Company, which, in the determination of the Board of Directors of the Company upon advice of counsel (i) requires disclosure of material, non-public information relating to such event in any registration statement so that such registration statement would not be materially misleading, (ii) is otherwise not required to be publicly disclosed at that time (e.g., on Form 8-K or Form 10-Q) under applicable federal or state securities laws and (iii) if publicly disclosed at the time of such event, would have a material adverse effect on the business, financial condition or prospects of the Company.

         "Permitted Assignee" means any (i) Affiliate of any Holder or (ii) any person or entity that acquires, in a single transaction from any Holder, at least 10% of the Company's then-outstanding shares of Common Stock, such percentage to be calculated immediately after such acquisition.

         "Piggyback Registration" has the meaning assigned to such term in
Section 3.1(a).

         "Piggyback Sale" has the meaning assigned to such term in Section
3.1(a).

         "Plan" has the meaning assigned to such term in the recitals to this Agreement.

         "Records" has the meaning assigned to such term in Section 6.1(k).

         The terms "register," "registered" and "registration" means a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

         "Registrable Securities" means the shares of Common Stock issued to the Holders pursuant to the Plan; provided, however, that as to any Registrable Securities, such securities shall cease to constitute "Registrable Securities" for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming part of such registration statement or (ii) such securities are no longer outstanding or (iii) such securities are distributed in accordance with the provisions of Rule 144 (or any similar provision then in force) under the Securities Act or (iv) such securities may be distributed to the public free from any restrictions imposed by Rule 144 and without the requirement of the filing of a registration statement covering such securities.

         "Requesting Holder" has the meaning assigned to such term in Section
2.1.

         "Required Filing Date" has the meaning assigned to such term in Section 2.1.

         "Required Period" has the meaning assigned to such term in Section 4.2(a).

         "Road Show" has the meaning assigned to such term in Section 6.1(j).

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

         "Shelf Filing Deadline" has the meaning assigned to such term in
Section 4.1.

         "Shelf Registration Statement" has the meaning assigned to such term in
Section 4.1.

         "Shelf Request" has the meaning assigned to such term in Section 4.1.

         "Suspension Period" has the meaning assigned to such term in Section
5.2.

         "Suspension Notice" has the meaning assigned to such term in Section
5.2.

2.       DEMAND REGISTRATION.

         2.1 Request for Registration. Subject to the provisions contained in this Section 2.1, beginning on the date 120 days after the Confirmation Date, any Holder or Holders may request (each, a "Requesting Holder") in writing (a "Demand Request") that the Company effect the registration under the Securities Act of that number of shares of Registrable Securities requested and owned by the Requesting Holder(s) (a "Demand Registration"); provided, however, the shares of Registrable Securities to be included in such Demand Registration comprise the greater of 2,000,000 shares (subject to adjustment for any stock split or stock dividend) or 5% of the outstanding Common Stock on such date; provided, further, that the Company will in no event be required to effect more than two Demand Registrations for the Holders in total in any 12- month period; and provided, further, that upon the later of (i) such time as no Holder owns at least 1% of the Company's then outstanding Common Stock and (ii) termination of the Required Period (defined below), the Company will in no event be required to effect more than one Demand Registration for the Holders in total in any 12-month period. Upon receipt of a Demand Request, the Company will cause to be included in a registration statement on an appropriate form under the Securities Act, filed with the Commission within 90 days after receiving a Demand Request (the "Required Filing Date"), such Registrable Securities as may be requested by such Requesting Holders in their Demand Request together with any other Registrable Securities as requested by Joining Holders joining in such request pursuant to Section 2.2. The Company shall use its reasonable best efforts to cause any such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 150 days following the date of the Demand Request.

         2.2 If at any time the Company proposes to register shares of Common Stock for the account of the Requesting Holders pursuant to Section 2.1 then (i) the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date). Upon the written request of any Holder, received by the Company no later than the 10th business day after receipt by such Holder of the notice sent by the Company (each such Holder a "Joining Holder"), to register, on the same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, any of its Registrable Securities, the Company will use its best efforts to cause the Registrable

Securities to be included in the securities to be covered by the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder of the Registrable Securities so registered.

         2.3 Effective Registration. A registration will not count as a Demand Registration until it has become effective (except with respect to any Requesting Holder that withdraws all of its Registrable Securities for such registration and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration on behalf of that Requesting Holder unless the Requesting Holder pays all reasonable expenses actually incurred by the Company in connection with such withdrawn registration); provided, however, that if, after it has become effective, an offering of Registrable Securities pursuant to a registration statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration.

         2.4 Selection of Underwriters. Unless the Requesting Holders otherwise elect, all Demand Registrations will be underwritten offerings. With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, the Company shall select an investment banking firm or firms of national standing to manage the underwritten offering, subject to the consent of the Requesting Holders of a majority of the Registrable Securities for such registration; provided, however, if a majority of the Registrable Securities of the Requesting Holders are made by Lehman Brothers, Inc. or its Affiliates, then the Company shall select Lehman Brothers, Inc. or its Affiliates to manage the underwritten offering.

         2.5 Priority on Demand Registrations. No securities to be sold for the account of any person or entity (including the Company) other than Requesting Holders or Joining Holders shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event that the managing underwriter or underwriters shall advise the Requesting Holders that even after exclusion of all securities of the other persons or entities pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large to cause a Material Adverse Effect, the number of shares to be included in such Demand Registration shall be allocated among all Holders pro rata based on the ratio the number of shares each such Holder requests be included bears to the total number of shares of all Holders that have been requested be included in such registration.

3.       PIGGYBACK REGISTRATIONS.

         3.1 Holder Piggyback Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any securities for the Company's own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) then (i) the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than (A) 20 days after the receipt of a Demand Request pursuant to Section 2.1 hereof, or (B) 20 days before the anticipated filing date in the case of any other registration). Upon the written request of any Holder, received by the Company no later than the 10th business day after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder of such Registrable Securities so registered; provided, however, that, notwithstanding the foregoing, the Company may at any time in its sole discretion, or at the request of Holders holding a majority of the Registrable Securities included in a Demand Registration without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or other governmental approvals, registrations or qualifications.

         3.2 Priority on Piggyback Registrations. If the Registrable Securities requested to be included in a registration statement by any Holder pursuant to
Section 3.1 differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number of such Holder's or Holders' Registrable Securities to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such registration statement provided no other securities of such type are included and offered for the account of any other person or entity in such registration statement. Any partial reduction in the number of Registrable Securities to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's Registrable Securities bears to the total number of Registrable Securities requested to be included in such registration statement by all Holders who have requested that their securities be included in such registration statement. If the Registrable Securities requested to be included in the registration statement pursuant to Section 3.1 are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder's requested securities bears to the total number of shares of Registrable Securities requested to be included in such registration statement by all Holders who have requested that their securities be included in such registration statement.

4.       SHELF REGISTRATION.

         4.1 Shelf Request. Any Holder may request in writing (a "Shelf Request") that the Company file a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the Holder's Registrable Securities beginning on the earlier of (i) the date on which the Company is a registrant entitled to use Form S-3 or any successor thereto to register shares of Common Stock and (ii) April 1, 2001; provided, however, that the shares of Registrable Securities to be included in such Shelf Registration Statement comprise the greater of 2,000,000 shares (subject to adjustment for any stock split or stock dividend) or 5% of the outstanding Common Stock on such date. Upon receipt of such request, the Company will, on or before 90 days after such request (the "Shelf Filing Deadline"), file such Shelf Registration Statement. The Company shall use its reasonable best efforts to cause such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 150 days following the date of the Shelf Request.

         4.2      Required Period and Shelf Registration Procedures.

                  (a) The Company shall (i) cause the Shelf Registration Statement to include a resale prospectus intended to permit each Holder to sell, at such Holder's election, all or part of the Registrable Securities held by such Holder without restriction and (ii) use its reasonable best efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective (subject to any Suspension Periods referred to below) for a period (the "Required Period") ending on the earlier of (1) the date which is three years after the date the Shelf Registration Statement is declared effective plus the aggregate number of days in all Suspension Periods and (2) the first date on which the securities covered by the Shelf Registration Statement no longer constitute Registrable Securities owned by a Holder, and (iii) use its best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement.

                  (b) During the period of effectiveness of the Shelf Registration Statement, any Holder shall be entitled to sell all or part of the Registrable Securities registered on behalf of such Holder pursuant to the Shelf Registration Statement ("Holder Shelf Offering").

                  (c) Any Holder may, by written notice to the Company, request that the Company take any reasonable steps necessary to assist and cooperate with such Holder to facilitate a Holder Shelf Offering, subject to the provisions hereof. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

5.       STANDSTILL AND SUSPENSION PERIODS.

         5.1 Company Standstill Period. Except for distribution of Common Stock pursuant to the Plan, without the prior written consent of the lead managing underwriter in a Holder Shelf Offering during the Required Period the Company agrees not to effect any public sale or distribution of any securities the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer of another entity, or registrations on Form S-8 or any successor form relating solely to securities offered pursuant to any benefit plan), during the 14-day period prior to and through the period (i) beginning on the commencement of the public distribution of Registrable Securities pursuant to the Shelf Registration Statement in an underwritten offering by or on behalf of any Holder to the extent timely notified in writing by the selling Holders or the underwriters managing such distribution and (ii) ending on the first to occur of (A) the 90th day after such commencement and (B) the end of such distribution (the "Company Standstill Period"), including that portion of such period following an underwritten distribution commenced during the Company Standstill Period that does not coincide with the Company Standstill Period.

         5.2 Suspension Period. The Company may, by notice in writing to each Holder, suspend the Demand Registration rights of the Holder and/or require the Holders to suspend use of any resale prospectus included in the Shelf Registration Statement for any period determined by the Company if there shall occur a Material Disclosure Event (such period, a "Suspension Period"). Notwithstanding the foregoing, no Suspension Period shall exceed 30 days in any one instance and, when combined with any other such Suspension Periods, 90 days in any 12-month period; provided, however, that each day during any Suspension Period shall only be counted once in determining the aggregate number of days in such Suspension Period notwithstanding the occurrence of multiple concurrent deferrals; and, provided, further, if the Company deems it necessary to file a post-effective amendment to the Shelf Registration Statement in order to comply with Section 4.1 hereof as a result of any Shelf Request or other information provided by a Holder for inclusion in the prospectus included in the Shelf Registration Statement, then such period of time from the date of filing such post-effective amendment until the date on which the Shelf Registration Statement is declared effective by the commission shall not be treated as a Suspension Period. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a "Suspension Notice"), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement or any public sale or distribution pursuant to Rule 144 until the earlier of (i) the expiration of the Suspension Period and (ii) such Holder's receipt of a notice from the Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the President or any Vice President of the Company confirming the existence of the Material Disclosure Event. If so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice.

         5.3 Holder Standstill Period. Without the prior written consent of the Company or the lead managing underwriter prior to the closing, or the prior written consent of the lead managing underwriter of the offering thereafter, no Holder shall effect any disposition of Registrable Securities under the Shelf Registration Statement or any public sale or distribution pursuant to Rule 144 (except in accordance with Section 3.1) during the 14-day period prior to, and through the period (i) beginning on the commencement of the public distribution of securities of the Company the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities in an underwritten offering by or on behalf of the Company or any other Holder to the extent timely notified in writing (prior to such Holder giving any Demand Request) by the Company, the Selling Holders or the underwriters managing such distribution and (ii) ending on the first to occur of (A) the 90th day after such commencement and (B) the end of such distribution.

6.       REGISTRATION PROCEDURES.

         6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it will:

             (a) provide the Holders with a reasonable opportunity to review and comment on any registration statement to be filed pursuant to this Agreement prior to the filing thereof with the Commission, and shall make all changes thereto as any Holder may request in writing to the extent such changes are required, in the judgment of the Company, by the Securities Act;

                  (b) cause any such registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (c) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such registration statement or prospectus, as the Holders reasonably may request;

                  (d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the United States as the Holders reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) immediately notify the Holders, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the prospectus, and, at the request of the Holders, prepare and furnish to the Holders a reasonable number of copies of a supplement to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Holder agrees that it will not sell any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

                  (f) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (g) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; it being hereby agreed that the Holders shall furnish to the Company such information regarding the Holders and the plan and method of distribution of Registrable Securities intended by the Holders as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith;

                  (h) notify the Holders and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing,
(i) when a prospectus, prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (i) use reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                  (j) enter into customary agreements (including underwriting agreements in customary form, which shall include "lock-up" obligations as may be requested by the managing underwriters, not to exceed 90 days in duration, but excluding shares that may be issued pursuant to benefit plans or in connection with mergers or acquisitions) and take such other actions (including using its reasonable efforts to make such domestic road show presentations (it being agreed that such presentations by officers of the Company in excess of an aggregate of fourteen days in duration during any 12-month period for all Demand and Shelf Registrations under this Agreement shall be unreasonable) and otherwise engaging in such reasonable marketing support in connection with any underwritten offering, including without limitation the obligation to make its executive officers available for such purpose if so requested by the selling Holder (a "Road Show")) as are reasonably requested by any selling Holder in order to expedite or facilitate the sale of any registrable securities covered by a registration statement pursuant to an underwritten offering in accordance herewith;

                  (k) make available for inspection by each Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Holder, underwriter or Inspectors unless (A) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a registration statement, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or
(C) such Records or information otherwise become generally available to the public other than through disclosure by such Holder, underwriter or Inspector in breach hereof or by any person in breach of any other confidentiality arrangement; and

                  (l) use its best efforts to furnish to each Holder and to each managing underwriter, if any, a signed counterpart, addressed to such Holder or such underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants pursuant to SAS 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as such Holder or the managing underwriter reasonably requests.

         6.2      Holder Obligations.  Each Holder agrees that:

                  (a) information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public; and

                  (b) it will use all reasonable efforts, prior to making any disclosure allowed by Section 6.1(k)(iii)(A) or (B), to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law. Such Holder further agrees that it will, upon learning that disclosure of such Records or information is sought by a court or governmental authority or otherwise required by law, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential.

7.       INDEMNIFICATION.

         7.1 Indemnification by the Company. The Company shall indemnify and hold harmless (i) each Holder and its Affiliates, with respect to any registration statement filed pursuant to this Agreement, (ii) any underwriter or selling agent selected by the Holders with respect to such Registrable Securities and (iii) each person who controls the Holder or Affiliate thereof, including directors and officers of each Holder, and any underwriter or selling agent, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses (each a "Loss" and collectively "Losses"), joint or several, to which the Holder or any such persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in an effective registration statement in which such Registrable Securities were included for registration under the Securities Act, any preliminary prospectus if used prior to the effective date of the registration statement (unless such statement is corrected in the final prospectus and the Company shall have furnished a sufficient number of copies thereof to the Holder in a manner and at a time sufficient to permit delivery of the same to prospective purchasers concurrently with or prior to the sale of the related Registrable Securities), final prospectus (as supplemented, if the Company shall have filed with the Commission any supplement thereto) if used during the period in which the Company is required to keep the registration statement to which such prospectus relates current and otherwise in compliance with Section 10(a) of the Securities Act or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no obligation to provide any indemnification hereunder if any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus, as the case may be, in reliance upon and in conformity with written information furnished to the Company by the Holder or on the Holder's behalf specifically for inclusion in such registration statement. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such other persons and shall survive the transfer of the Registrable Securities by the Holder or any such other persons.

         7.2 Indemnification by the Holders. Each Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section
7.1 hereof) the Company, each director and officer of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement in or omission from any registration statement filed by the Company pursuant to this Agreement, any preliminary prospectus or any final prospectus included in such registration statement, or any amendment or supplement to such registration statement or prospectus, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its representatives by the Holder or such other persons, if any, who control the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or on the Holder's behalf, specifically for inclusion in such registration statement, preliminary prospectus or final prospectus, as the case may be; provided, a Holder's aggregate liability under this Agreement shall be limited to an amount equal to the net proceeds (after deducting the underwriter's discount but before deducting expenses) received by the Holder from the sale of the securities effected pursuant to such registration.

         7.3 Notice of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in Sections 7.1 and 7.2 hereof, such indemnified party shall, if indemnification is sought against an indemnifying party, give written notice to the indemnifying party of the commencement of such Action; provided, however, that the failure of any indemnified party to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such Action, within a reasonable time after notice of the commencement thereof or (iii) such indemnified party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) for the indemnified party shall be borne by the indemnifying party. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent in the case of an action exclusively seeking monetary relief shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the indemnified party from all liability in respect of such claim or litigation.

         7.4 Contribution. If the indemnification provided for in this Article 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         7.5 Indemnification Payments. Periodic payments of amounts required to be paid pursuant to this Article 7 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

8.       REGISTRATION EXPENSES.

         In connection with any offerings pursuant to a registration statement hereunder, the Company will pay (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or Blue Sky Laws (including reasonable fees and disbursements of counsel in connection with Blue Sky Laws qualifications of the Registrable Securities), (iii) printing expenses,
(iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters but excluding costs associated with special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. including fees and expenses of any "qualified independent underwriter" in connection with an underwritten offering, and (viii) reasonable fees and expenses of not more than one counsel for the Holders (not to exceed $50,000). In connection with any offerings pursuant to a registration statement, the selling Holders will pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Holder in connection with an underwritten offering; (ii) costs of any special audits in connection with an underwritten offering pursuant to a Demand Registration Request or Shelf Registration Request; and (iii) any out-of-pocket expenses of such Holder including any fees and expenses of counsel to such Holder.

9.       RULE 144.

         The Company shall at all times comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder's compliance with the applicable provisions of Rule 144, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144.

10.      LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.

         Prior to the expiration of all registration rights granted hereunder, the Company will not, without the prior written consent of each Holder, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder or prospective holder registration rights with respect to securities of the Company other than piggyback registration rights that do not interfere with, or cause the Company to be unable to perform, the registration rights granted herein.

11.      MISCELLANEOUS.

         11.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed, if to any Holder, at the address of such Holder as set forth on the signature pages hereto; and if to the Company, at

                           Forcenergy Inc
                           2730 SW 3rd Avenue
                           Suite 800
                           Miami, Florida 33129-2356
                           Attention:  President
                           Telecopy Number:  (305) 856-4300

                           With a copy to:

                           Andrews & Kurth L.L.P.
                           600 Travis, Suite 4200
                           Houston, Texas 77002
                           Attention:  David C. Buck
                           Telecopy Number:  (713) 220-4285
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

         11.2 Successors and Assigns. This Agreement may not be assigned by any Holder (except that this Agreement may be assigned by any Holder to a Permitted Assignee, whereupon such Permitted Assignee shall be deemed to be an Holder for all purposes of this Agreement). This Agreement shall be binding on all successors to the Company and the Holders.

         11.3 Amendments. This Agreement may be amended or modified only by a written agreement signed by each party hereto.

         11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.5 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

         11.6 Governing Law. This Agreement shall be governed exclusively by, construed and enforced in accordance with, the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

         11.7 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         11.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

         11.9 Specific Performance. The parties hereto acknowledge and agree that they would not have adequate remedies at law and would be irreparably harmed if any of the provisions of this Agreement were not performed by the parties hereto in accordance with the specific terms hereof or were otherwise breached, and that, in such case, it would be impossible to measure in money the damages to such parties. It is accordingly agreed that the parties hereto shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the date first above written.

                                 FORCENERGY INC


                                 By:
                                     -------------------------------
                                     Name: Stig Wennerstrom
                                     Title: President


                                 By:
                                     -------------------------------
                                     Name:
                                     Title:
                                     Address:





                                 By:
                                     -------------------------------
                                     Name:
                                     Title:
                                     Address:

                                                                      EXHIBIT 19



                     COMMON STOCK                          COMMON STOCK

NUMBER      INCORPORATED UNDER THE LAWS                       SHARES
NFE-        OF THE STATE OF DELAWARE

                                                          SEE REVERSE FOR
                                                      CERTAIN DEFINITIONS

                                                      CUSIP


                                            FORCENERGY INC

            THIS IS TO CERTIFY THAT


            IS THE OWNER OF

                  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $.01
            PAR VALUE OF

            Forcenergy Inc transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and Amendments thereof to all of which the holder by the acceptance hereby assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                  Witness the facsimile seal of the Corporation and the
            facsimile signatures of its duly authorized officers.

                  Dated

                  ------------------------         -----------------------------
                  SECRETARY                                  PRESIDENT
            AUTHORIZED SIGNATURE
                                                   COUNTERSIGNED AND REGISTERED:
                                              BY   AMERICAN STOCK TRANSFER &
                                                     TRUST COMPANY
                                                        (New York, N.Y.)
                                                                  TRANSFER AGENT
                                                                  AND REGISTRAR